Exhibit 4.1





                            STANDARD INDENTURE TERMS

                                 WITH RESPECT TO

                          HARTFORD LIFE GLOBAL FUNDING

                   SECURED MEDIUM-TERM NOTES AND INCOME NOTES

                          DATED AS OF DECEMBER 2, 2005



                            STANDARD INDENTURE TERMS

         This document constitutes the Standard Indenture Terms, dated as of December 2, 2005, which are incorporated by reference in one or more Indentures (included in the Omnibus Instrument, defined herein), by and among a Hartford Life Global Funding Trust and the Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent for such Trust, in connection with the Program (all as defined herein).

         These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, an Indenture.

         The following terms and provisions shall govern the Notes subject to contrary terms and provisions expressly adopted in any Indenture, any supplemental indenture or the Notes, which contrary terms shall be controlling.

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01 DEFINITIONS. For all purposes of the Indenture, of all indentures supplemental hereto and of all Notes issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in the Indenture have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

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         (c) the word "including" shall be construed to be followed by the words
"without limitation";

         (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Indenture or the intent of the parties hereto; and

         (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision.

         (f) References herein to Articles, Sections, Exhibits and Schedules shall, unless otherwise specified, refer respectively to Articles, Sections, Exhibits and Schedules of these Standard Indenture Terms, unless otherwise expressly provided.

         "ACT", with respect to any Holder, has the meaning set forth in Section 1.04.

         "ADDITIONAL AMOUNTS" means additional amounts which are required hereby to be paid by the Trust to Holders pursuant to Section 3.18 or additional amounts which are required pursuant to the Funding Agreement, under circumstances specified therein, to be paid by Hartford Life to the Funding Agreement Holder, to compensate for any withholding or deduction for or on the account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such Note or Funding Agreement, as applicable, by or on behalf of any governmental authority having the power to tax, so that the net amount received by the Holder or the Funding Agreement Holder, will equal the amount that would have been received under such Note or Funding Agreement, had no such deduction or withholding been required.

         "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement by and between the Delaware Trustee on behalf of the Trust and other trusts formed under the Program (as acknowledged and agreed to by the Trust pursuant to the Coordination Agreement contained in the Omnibus Instrument) and the Administrator, as the same may be amended, modified or supplemented from time to time.

         "ADMINISTRATOR" means, unless otherwise specified in the Indenture, AMACAR Pacific Corp. in its capacity as Administrator pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns as Administrator thereunder.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common

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control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" means any of the Registrar, Transfer Agent, Paying Agent or Calculation Agent.

         "AUTHORIZED NEWSPAPER" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a business day in the place of publication, whether or not published on days that are not business days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a business day in the place of publication.

         "AUTHORIZED OFFICER" means, with respect to the Trust, any authorized officer, employee or agent of the Delaware Trustee specified in a notice to the Indenture Trustee, with a copy to the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent, as being an authorized officer of the Trust.

         "AUTHORIZED SIGNATORIES" mean Responsible Officers authorized to execute documents on behalf of the Trust.

         "BANKING DAY" means a day (other than a Saturday or Sunday) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Paying Agent or, as the case may be, the Registrar, is located.

         "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is the euro, the day must also be a day on which the TARGET System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis (as defined in the applicable Note), the day must also be a London Banking Day.

         "CALCULATION AGENT" means, in relation to the Notes, the institution appointed as calculation agent for the purposes of the Notes and named as such in the Pricing

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Supplement. For such purpose, the Paying Agent accepts its appointment as such pursuant to Section 7.16.

         "CLEARING SYSTEM" means DTC and any other Clearing System specified in the Pricing Supplement.

         "CODE" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

         "COLLATERAL" means, with respect to the Notes, the right, title and interest of the Trust in and to (I) the Funding Agreement held in the Trust,(ii) all proceeds of the Funding Agreement, (III) all books and records pertaining to the Funding Agreement, and (IV) all rights of the Trust pertaining to the foregoing.

         "COLLECTION ACCOUNT" means a non-interest bearing account with the Indenture Trustee in the name of the Trust or such other account with a depositary institution that is rated at least AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by the Delaware Trustee or the Administrator, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

         "COMMISSION" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

         "CONTINGENT OBLIGATION" means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, (iii) under agreements providing for the hedging or limitation of interest rate or currency risk, (iv) under any performance bond or other surety arrangement, (v) under any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, or (vi) for the obligations of another through any agreement (contingent or otherwise).

         "CORPORATE TRUST OFFICE" means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be

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principally administered, which office at the date of the Indenture is located as indicated in Section 1.05.

         "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "DEFAULTED INTEREST" has the meaning set forth in Section 2.09.

         "DEFINITIVE NOTE" means a Note in certificated and registered form that is not registered in the name of a Depositary or its nominee.

         "DELAWARE TRUSTEE" means, unless otherwise specified in the Indenture, Wilmington Trust Company, not in its individual capacity, but solely as Trustee under the Trust Agreement, and shall also include its permitted successors and assigns hereunder.

         "DEPOSITARY" means the Person designated as Depositary by the Trust pursuant to the Indenture, which Person, if required by any applicable law, regulation or exchange requirement, must be a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Note, any successor to such Person. Initially, the "Depositary" shall be DTC.

         "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement, included in the Omnibus Instrument, dated as of the date of the Indenture, by and among the Trust, Hartford Life and the agents named therein relating to the issuance and sale of the Notes under the Trust's Secured Medium-Term Note Program or the Trust's Income Notes Program, as applicable, as the same may be amended, modified or supplemented.

         "DOLLARS", "$", "U.S. $" and "U.S. DOLLARS" mean such coin or currency of the United States as at the time shall be legal tender for the payment of public or private debts.

         "DTC" means The Depository Trust Company, and its successors and assigns.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXPENSE AND INDEMNITY AGREEMENTS" means those certain Expense and Indemnity Agreements by and between Hartford Life and each of the Delaware Trustee, on behalf of the Trust and other trusts formed under the Program, the Indenture Trustee, and the Administrator and any other expense and indemnity agreements by and between Hartford Life and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

         "EUROPEAN UNION DIRECTIVE" means any law, regulation, directive or any interpretation by the European Union or a member nation of the European Union which

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requires the withholding or deduction of any amounts payable under the Notes or the Funding Agreement.

         "FUNDING AGREEMENT" means that certain funding agreement, entered into by and between Hartford Life and the Trust, and subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the holders of the Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

         "FUNDING AGREEMENT HOLDER" means the holder of the Funding Agreement specified as such in the Funding Agreement.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         "GLOBAL NOTE" means a Note issued in book-entry and registered form.

         "HARTFORD LIFE" means Hartford Life Insurance Company, a Connecticut insurance company, or any successor thereto.

         "HOLDER" means the Person in whose name such Note is registered in the Register.

         "INDEBTEDNESS" means, as applied to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingent or otherwise, or in respect of which such Person otherwise assures a creditor against loss (excluding trade accounts payable and accrued expenses arising in the ordinary course of business as determined in good faith by such Person), (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on the balance sheet of such Person in conformity with GAAP, (iii) all obligations evidenced by bonds, notes, debentures or similar instruments of such Person, and notes payable by such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money,
(iv) the face amount of all drafts drawn thereunder, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

         "INDENTURE" means the Indenture, included in the Omnibus Instrument, by and between the Indenture Trustee and the Trust, as amended or supplemented from time to time which incorporates by reference these Standard Indenture Terms, and shall include the terms of the Notes established as contemplated hereunder and thereunder.

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         "INDENTURE TRUSTEE" means, unless otherwise specified in the Indenture,
JPMorgan Chase Bank, N.A. and, subject to the provisions of Article 7 hereof, shall also include its successors and assigns as Indenture Trustee hereunder.

         "INTEREST PAYMENT DATE" means, with respect to the Notes, each date on which interest is paid to the Holders of the Notes as specified in the Indenture.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

         "ISSUANCE DATE" means the date of original issuance of the Notes.

         "ISSUANCE DOCUMENTS" means the Indenture, each Note, the Trust Agreement, the Funding Agreement, the Distribution Agreement, the Administrative Services Agreement, the License Agreement and the Expense and Indemnity Agreements and any other documents or instruments entered into by, with respect to, or on behalf of, the Trust.

         "LIBOR NOTES" means Notes that bear interest based on LIBOR (as defined in the Notes).

         "LICENSE AGREEMENT" means that certain License Agreement between the Administrator, on behalf of the Trust and other trusts formed under the Program, and Hartford Fire Insurance Company, as the same may be amended, modified or supplemented from time to time.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         "LONDON BANKING DAY" means a day on which commercial banks in London are open for business (including dealings in the designated LIBOR Currency (as defined in the applicable Note)).

         "MATURITY DATE" means, with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration of acceleration or otherwise.

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         "NONRECOURSE PARTIES" has the meaning set forth in Section 9.01.

         "NOTE" means any note designated in the Indenture and authenticated and delivered under the Indenture, which is in registered form and may be represented by a Global Note or a Definitive Note, and which shall be substantially in the forms attached as Exhibit A-1, Exhibit A-2 and Exhibit A-3.

         "NOTICE OF DEFAULT" has the meaning set forth in Section 6.01.

         "OFFICE OR AGENCY" means with respect to the Notes, an office or agency of the Trust, the Indenture Trustee, the Paying Agent or the Registrar, as the case may be, maintained or designated as the Place of Payment for such Notes pursuant to Section 3.04 or any other office or agency of the Trust, Indenture Trustee, Paying Agent or Registrar, as the case may be, maintained or designated for such Notes pursuant to Section 3.04.

         "OMNIBUS INSTRUMENT" means the omnibus instrument pursuant to which certain Issuance Documents are executed.

         "OPINION OF COUNSEL" means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel, who may be internal legal counsel to Hartford Life, who may, except as otherwise expressly provided in the Indenture, be counsel for the Trust and/or Hartford Life or other counsel and who shall be reasonably satisfactory to the Indenture Trustee.

         "OUTSTANDING" means, with respect to the Notes, as of any date of determination, all of the Notes theretofore authenticated and delivered under the Indenture or in one or more indentures supplemental hereto or thereto, except:

                  (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (ii) Notes or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

                  (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

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                  (iv) Notes alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Indenture Trustee for which either replacement Notes have been issued or payment has been made as provided for in Section 2.08 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

                  (v) Notes represented by Global Notes to the extent that they shall have been duly exchanged for Definitive Notes pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided further, however, that in determining whether the Holders of the requisite percentage of the principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Trust or any Affiliate of the Trust shall be disregarded and deemed not to be Outstanding, except that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee is entitled so to act with respect to such Notes and that the pledgee is not the Trust or any Affiliate of the Trust.

         "PAYING AGENT" means, unless otherwise specified in the Indenture or supplemental indenture, the Indenture Trustee, in its capacity as paying agent under the Indenture or its successors or assigns.

         "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

         "PLACE OF PAYMENT" means the place where the principal of, premium, if any, and interest on the Notes are payable which, unless otherwise specified in the Indenture, shall be the address specified in Section 1.05 for the Indenture Trustee.

         "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

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         "PRICING SUPPLEMENT" means the pricing supplement attached to the
Omnibus Instrument, which is prepared by the Trust in connection with the issuance by the Trust of its Notes and agreed to by Hartford Life, the Trust and the agents appointed under the Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

         "PRINCIPAL FINANCIAL CENTER" means, as applicable, the capital city of the country issuing the Specified Currency or the capital city of the country to which the LIBOR Currency (as defined in the applicable Note) relates; provided, however, that with respect to United States Dollars, Australian dollars, Canadian dollars, Euros, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency (as defined in the applicable Note)), Johannesburg and Zurich, respectively.

         "PROCEEDS" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, a Funding Agreement, in each case whether now existing or hereafter arising.

         "PROGRAM" means, collectively, the Hartford Life Global Funding Secured Medium-Term Note Program and the Hartford Life Global Funding IncomeNotesSM Program.

         "RATING AGENCY" means any rating agency that has rated either the Program for the issuance of Notes as set forth in the Registration Statement or the Notes.

         "REDEMPTION PRICE" means the price at which the Notes are to be redeemed pursuant to Section 2.04(a), as set forth in the applicable Pricing Supplement, the Indenture or a supplemental indenture.

         "REGISTER" has the meaning set forth in Section 2.06.

         "REGISTRAR" means, unless otherwise specified in the Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as registrar under the Indenture, or its successors or assigns.

         "REGISTRATION STATEMENT" means (a) a registration statement on Form S-3 or other appropriate form, including the prospectus, prospectus supplements and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration under the Securities Act of the Notes of the

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Trust and the Funding Agreement, (b) any preliminary prospectus or prospectus supplements thereto relating to the Notes of the Trust required to be filed pursuant to the Securities Act and any documents or filings incorporated therein by reference, and (c) a registration statement and such other documents, forms or filings as may be required by the Securities Act or the Trust Indenture Act, or other securities laws in each case relating to the Notes of the Trust.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose in such Note or the Indenture.

         "RELEVANT FINANCIAL CENTER" means such financial center or centers as may be specified in the Pricing Supplement in relation to the relevant currency for the purposes of the definition of "Specified Business Day."

         "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee or the Delaware Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Indenture Trustee or the Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and also, with respect to the Delaware Trustee, having direct responsibility for the administration of the Trust, or with respect to the Indenture Trustee, having direct responsibility for the administration of the Indenture.

         "SECURED OBLIGATIONS" means the obligations of the Trust secured under the Notes and the Indenture, including (i) all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on such Notes or pursuant to the Indenture, (ii) all other amounts payable by the Trust hereunder or under such Notes including all Additional Amounts (if applicable) and all costs and expenses (including without limitation attorneys' fees) incurred by the Indenture Trustee (to the extent not paid pursuant to the applicable Expense and Indemnity Agreement) and (iii) any renewals or extensions of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the

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rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

         "SPECIAL RECORD DATE" means a date fixed by the Indenture Trustee pursuant to Section 2.09 for the payment of any Defaulted Interest on any Note.

         "SPECIFIED BUSINESS DAY" means a day (other than a Saturday or Sunday or a legal holiday) on which commercial banks and foreign exchange markets are generally open for business and settle payments in the Relevant Financial Center in respect of the Notes or, in relation to Notes payable in euro, a day on which the TARGET System is operating and, in either case, a day (other than a Saturday or Sunday) on which commercial banks are generally open for business and foreign exchange markets settle payments in any place specified in the Pricing Supplement.

         "SPECIFIED CURRENCY" means the currency in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty on establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender).

         "STANDARD INDENTURE TERMS" means this document, the Standard Indenture Terms.

         "STATED MATURITY DATE" means, with respect to any Note or any installment of interest thereon, the date specified in such Note, as the fixed date on which the principal of such Note or such installment of interest is due and payable; provided that in no event shall the Stated Maturity Date of any Note exceed thirty years after the Issuance Date of such Note.

         "STERLING" means such coin or currency of the United Kingdom as at the time shall be legal tender for the payment of public or private debts.

         "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

         "TRANSFER AGENT" means, unless otherwise specified in the Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as transfer agent under the Indenture or its successors or assigns.

         "TREASURY REGULATIONS" means the regulations promulgated by the United States Treasury Department pursuant to the Code.

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         "TRUST" means the Hartford Life Global Funding Trust specified in the
Indenture, which shall be a statutory trust formed under the laws of the State of Delaware, together with its permitted successors and assigns.

         "TRUST AGREEMENT" means that certain Trust Agreement, included in the Omnibus Instrument, dated as of the date of the Indenture, by and among the Delaware Trustee, the Trust Beneficial Owner and the Administrator, declaring and establishing the Trust, as the same may be amended, modified or supplemented from time to time.

         "TRUST BENEFICIAL INTEREST" has the meaning set forth in the Trust Agreement.

         "TRUST BENEFICIAL OWNER" means the beneficial owner of the Trust Beneficial Interest.

         "TRUST CERTIFICATE" means a certificate signed by one or more Responsible Officers of the Delaware Trustee on behalf of the Trust and delivered to the Indenture Trustee.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

         "TRUST ORDER" or "TRUST REQUEST" means a written statement, request or order of the Trust signed in its name by a Responsible Officer of the Delaware Trustee and delivered to the Indenture Trustee.

         "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

         "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         Section 1.02 COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of the Indenture, the Trust shall furnish to the Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture, no additional certificate or opinion need be furnished.

         Section 1.03 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Trust stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel. Any certificate or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Hartford Life or the Trust, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion is based are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Wherever in the Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to limit the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01.

         (e) Every certificate (other than the Trust Certificate required by Section 3.10(b)) or opinion with respect to compliance with a condition or covenant provided for in the Indenture (including one furnished pursuant to specific requirements of the Indenture relating to a particular application or request) shall substantially include:

                  (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.04 ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by any Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder in person or by one or more agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any meeting. Proof of execution of any such instrument or of writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of the Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee, and the Trust, if made in the manner provided in this Section 1.04. The record of any meeting of Holders of Notes shall be proved in the manner provided in
Section 10.06. Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to the Indenture, a Clearing System that is or whose nominee is a Holder of a Global Note may allow its accountholders who have beneficial interests in such Global Note credited to accounts with such Clearing System to direct such Clearing System in taking such action through such Clearing System's standing instructions and customary practices. The Clearing System shall report only one result of its solicitation of proxies to the Indenture Trustee.

         (b) Subject to Section 7.01, the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner that the Indenture Trustee deems sufficient.

         (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) Except as provided in subsection (f) below, if the Trust shall solicit from the Holders of Notes any Act referred to in Section 1.04(a), the Trust may, at its option, fix in advance a record date for the determination of Holders entitled to vote or consent in connection with any such Act, but the Trust shall have no obligation to do so. If such record date is fixed, such Act may be given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Act by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trust shall cause notice of such record date and the proposed action by Holders to be given to the Indenture Trustee in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

         (f) The Indenture Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of
(i) any notice delivered pursuant to Section 6.01(d), (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(b) or (iv) any direction referred to in
Section 6.12. If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Indenture Trustee shall cause notice of such record date and the proposed action by Holders to be given to the Trust in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

         Section 1.05 NOTICES. Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by the Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent, the Trust and the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class mail or overnight courier, in each case postage prepaid, at the address specified in this Section 1.05 or at any other address previously furnished in writing.

         Such notices shall be addressed

         if to the Indenture Trustee, to:

         JPMorgan Chase Bank, N.A.
         4 New York Plaza
         15th Floor
         New York, New York 10004
         Facsimile:  (212) 623-6167
         Attention:  Worldwide Securities Services

         if to the Registrar, Transfer Agent, Paying Agent and Calculation Agent, to:

         JPMorgan Chase Bank, N.A.
         4 New York Plaza
         15th Floor
         New York, New York 10004
         Facsimile:  (212) 623-6167
         Attention:  Worldwide Securities Services

         if to the Trust, to:

         Hartford Life Global Funding (followed by the number of the Trust) c/o Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001
         Facsimile:  (302) 636-4140
         Attention:  Corporate Trust Administration

         if to the Rating Agencies, to:

         Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         33rd Floor
         New York, New York 10041
         Facsimile:  (212) 438-5215
         Attention:  Capital Markets Group

         Moody's Investors Service, Inc.
         Life Insurance Group
         99 Church Street
         New York, New York 10007
         Facsimile:  (212) 553-4805
         Attention:  Hartford Life Global Funding

         Fitch Ratings
         55 East Monroe Street
         Chicago, Illinois  60603
         Facsimile:  (312) 263-4046
         Attention:  Peter F. Patrino

         A.M. Best Company, Inc.
         Ambest Road
         Oldwick, New Jersey  08858
         Facsimile:  (908) 439-2237
         Attention:  Donna Terlinden

         or at such other address previously furnished in writing by one party to the other.

         Section 1.06 NOTICE TO HOLDERS; WAIVER.

         (a) Except as otherwise expressly provided in or pursuant to the Indenture, notices to Holders required under the Notes shall be sufficiently given upon the mailing by overnight courier or first-class mail (or equivalent), or (if posted to an overseas address) by airmail, postage prepaid, of such notices to each Holder of the Notes at their registered addresses as recorded in the Register.

         (b) Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case, neither the failure to give such notice, nor any defect in any notice to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         (c) In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

         Section 1.07 SEVERABILITY. In case any provision in or obligation under the Indenture or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

         Section 1.08 SUCCESSORS AND ASSIGNS. All covenants, stipulations, promises and agreements in the Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

         Section 1.09 BENEFITS OF INDENTURE. Nothing in the Indenture or in any Note, expressed or implied, shall give to any Person other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under the Indenture.

         Section 1.10 LANGUAGE OF NOTICES. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under the Indenture shall be in the English language, except that, if the Trust so elects, any published notice may be in an official language of the country of publication.

         Section 1.11 GOVERNING LAW.

         (a) The Indenture and the Notes (unless otherwise specified in the Pricing Supplement) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust's ownership of the Funding Agreement, the perfection of the Indenture Trustee's security interest therein, or remedies under the Indenture in respect thereof may be governed by laws of a jurisdiction other than the State of New York.

         (b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE TRUST, THE ASSETS OF THE TRUST, THE INDENTURE TRUSTEE, REGISTRAR, TRANSFER AGENT OR PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THE INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL MAY BE BROUGHT IN A UNITED STATES FEDERAL COURT LOCATED IN NEW YORK CITY, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THE INDENTURE EACH OF THE TRUST, THE INDENTURE TRUSTEE, THE REGISTRAR, THE TRANSFER AGENT, THE PAYING AGENT, AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT (AND WITH RESPECT TO THE TRUST, IN CONNECTION WITH ITS PROPERTY ACCEPTS), GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREE

TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THE INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL.

         Section 1.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THE INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE INDENTURE, THE NOTES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into the Indenture, and that such party will continue to rely on the waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE INDENTURE. In the event of litigation, the Indenture may be filed as a written consent to a trial by the court.

         Section 1.13 COUNTERPARTS. The Indenture and any amendments, waivers, consents or supplements hereto or thereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         Section 1.14 THIRD PARTY BENEFICIARIES. The Indenture will inure to the benefit of and be binding upon the parties hereto, and the Delaware Trustee and their respective successors and permitted assigns.

         Section 1.15 CONFLICT WITH TRUST INDENTURE ACT. If any provision of the Indenture limits, qualifies or conflicts with any duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of
Section 318(c) thereof, such imposed duties shall control.

                                   ARTICLE 2

                                    THE NOTES

         Section 2.01 FORMS GENERALLY.

         (a) The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves. The Notes shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by the Indenture or as may in the Trust's judgment be necessary, appropriate or convenient to permit such Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which such Notes may be listed, or as may, consistently herewith, be determined by the Delaware Trustee (based conclusively on the advice of counsel) as evidenced by its execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

         (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made a part of the Indenture, and, to the extent applicable, the Indenture Trustee, by its execution and delivery of the Indenture, and the Trust by its execution and delivery of the Indenture, expressly agrees to such terms and provisions and to be bound thereby.

         (c) Except as described in this Section 2.01(c), no Global Note evidencing any of the Notes and deposited with or on behalf of any Clearing System shall be exchangeable for Definitive Notes. Subject to the foregoing sentence, if (i) such Clearing System notifies the Trust that it is unwilling or unable to continue as Depositary or the Trust becomes aware that the Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Trust fails to appoint a successor depositary within ninety (90) days after receipt of such notice or after it becomes aware of such cessation or (ii) the Trust shall have decided in its sole discretion and subject to the procedures of the Depositary that the Notes should no longer be evidenced solely by one or more Global Notes, then, pursuant to written instructions by the Trust to the Indenture Trustee (in the case of clause (i)), or pursuant to written instructions by the Trust to the Indenture Trustee and Clearing System (in the case of clause (ii)):

                  (A) with respect to each Global Note evidencing such Notes, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver Definitive Notes in authorized denominations in exchange for the Global Note, in an aggregate principal amount equal to the Outstanding principal amount of the related Global Note. Upon the exchange of the Global Note for the Definitive Notes, such Global Note shall be cancelled by the Registrar. Definitive Notes issued in exchange for a Global Note pursuant to this
         Section 2.01(c) shall be registered in the Register in such names and in such denominations as the Clearing System for such Global Note, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee, serving as custodian, on behalf of the nominee of the Depositary, of the Global Note. The Indenture Trustee shall immediately provide the information to the Registrar. Immediately after the authentication of the Definitive Notes by the Indenture Trustee, the Indenture Trustee shall deliver such Definitive Notes to the Holders of such Notes;

                  (B) if Definitive Notes are issued in exchange for any portion of a Global Note after the close of business at the Office or Agency for such Note where such exchange occurs on (1) any Regular Record Date for such Notes and before the opening of business at such Office or Agency on the next Interest Payment Date, or (2) any Special Record Date for such Notes and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note shall be payable in accordance with the provisions of the Indenture; and

                  (C) if for any reason Definitive Notes are not issued, authenticated and delivered to the Holders in accordance with paragraph
         (A) of this Section 2.01(c), then:

                  (1) the Clearing System or its successors may provide to each of its accountholders a statement of such accountholder's interest in the Notes evidenced by each Global Note held by such Clearing System or its successors, together with a copy of such Global Note; and

                  (2) subject to the limitations on individual Holder action contained in the Notes or the Indenture, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Trust, for the payment of any amount due or to become due in respect of such accountholder's interest in the Notes evidenced by such Global Note, and shall be empowered to bring any claim, to the extent of such accountholder's interest in the Notes evidenced by such Global Note and to the exclusion of such Clearing System or its successors, that as a matter of law could be brought by the

                           Holder of such Global Note and the Person in whose name the Notes are registered and (y) may, without the consent and to the exclusion of such Clearing System or its successors, file any claim, take any action or institute any proceeding, directly against the Trust, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Notes evidenced by such Global Note were evidenced by a Definitive
                           Note in such accountholder's actual possession and as if an amount of Notes equal to such accountholder's stated interest were registered in such accountholder's name and without the need to produce such Global Note in its original form.


         Notwithstanding anything in this paragraph (C) to the contrary, the Indenture Trustee shall not be required to recognize any accountholder or any of its successors and assigns referred to in said paragraph as a Holder for any purpose of the Indenture or the Notes and shall be entitled to treat the Person in whose name the Global Note is registered as a Holder for all purposes of the Indenture and the Notes until Definitive Notes are issued to and registered in the names of such accountholders or their successors and assigns.

The account records of any Clearing System or its successor shall, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in the Notes evidenced by the Global Note held by such Clearing System or its successor and the amount of such interest. Definitive Notes shall be issued only in denominations as specified in the Pricing Supplement.

         (d) Subject to the other provisions of the Indenture, if any Global
Note is exchanged for Definitive Notes, then:

                  (i) the Trust, the Indenture Trustee and any Paying Agent will have the right to treat each Holder of Definitive Notes as the Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Notes, and otherwise to exercise all the rights and powers with respect to any Note (subject to the record date provisions hereof and of the Notes); and

                  (ii) the obligation of the Trust to make payments of principal, premium, if any, interest and other amounts with respect to the relevant Notes shall be discharged at the time payment in the appropriate amount is made in accordance with the Indenture to each Holder.

         Section 2.02 NO LIMITATION ON AGGREGATE PRINCIPAL AMOUNT OF NOTES. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is set forth in the Pricing Supplement. Unless otherwise specified in the

Pricing Supplement, Notes shall be issued in denominations of $1,000 and any larger amount that is a multiple of $1,000; the authorized denominations of Notes that have a Specified Currency other than U.S. Dollars will be the approximate equivalent in such Specified Currency. The specific terms and conditions of the Notes shall be set out in a Pricing Supplement and, if applicable, a supplemental indenture entered into pursuant to Section 8.01(f) of the Indenture.

         Section 2.03 LISTING. If specified in the Pricing Supplement, the Notes will be listed on the securities exchange set forth in such Pricing Supplement.

         Section 2.04 REDEMPTION.

         (a) Except as otherwise provided in the Pricing Supplement or a supplemental indenture and the Notes or in Section 6.02, the Trust will redeem the Notes only if Hartford Life has elected to redeem the Funding Agreement securing such Notes in an amount equal to the amount of the related Notes to be redeemed whether in accordance with the terms of the Indenture or the Pricing Supplement, and the Trust will not redeem the Notes if Hartford Life has not elected to redeem the Funding Agreement securing such Notes in an amount equal to the amount of the Notes to be redeemed in accordance herewith. Unless otherwise specified in the Pricing Supplement or a supplemental indenture and the Notes, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date of the Notes.

         (b) If, but only if, specified in the Pricing Supplement or a supplemental indenture and the Notes, such Notes will be redeemable at the option of the Holders thereof in accordance with the redemption provisions included in the Pricing Supplement or supplemental indenture and the Notes.

         (c) In connection with the redemption by the Trust of the Notes under
Section 2.04(a) hereof, the Trust will give written notice to the Holders in accordance with Section 1.06 hereunder not less than thirty (30) days and no more than seventy-five (75) days prior to the date set for such redemption (unless otherwise set forth in the Pricing Supplement or the Notes). All notices of redemption shall state:

                  (i) the redemption date;

                  (ii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

                  (iii) that on the redemption date the Redemption Price will become due and payable on the Notes to be redeemed and that interest thereon will cease to accrue on and after said date; and

                  (iv) the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed by the Trust shall be given by the Trust or, at the Trust's request, by the Indenture Trustee in the name and at the expense of the Trust.

         (d) Prior to any redemption date, the Trust shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of and (except if the redemption date shall be an Interest Payment Date) accrued and unpaid interest on, all Notes which are to be redeemed on that date.

         (e) Upon notice of redemption having been given pursuant to Section 2.04(c) hereof, the Notes to be so redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest. Upon surrender of the Notes for redemption in accordance with said notice, such Notes shall be paid by the Trust at the Redemption Price, together with any accrued but unpaid interest to, but not including the redemption date provided that, installments of interest whose Stated Maturity Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.09, unless, in connection with a redemption date falling on an Interest Payment Date, the Notes provide that interest payable on an Interest Payment Date that is a redemption date shall be paid to the Person to whom principal is payable.

         (f) In case of any redemption by the Trust, the Trust shall, at least forty-five (45) days prior to the redemption date fixed by the Trust (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee by a Trust Certificate of such redemption date, and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes
(a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in the Indenture, or (b) by the Trust which is subject to a condition specified in the terms of such Notes or elsewhere in the Indenture, the Trust shall furnish the Indenture Trustee with a Trust Certificate evidencing compliance with such restriction or condition.

         (g) If less than all of the Notes are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not more than seventy-five (75) days prior to the redemption date by the Indenture Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note; provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

         The Indenture Trustee shall promptly notify the Trust in writing of the Notes selected for redemption as aforesaid and, in the case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

         The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum denomination) for such Note.

         For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

         (h) Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Trust or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Trust shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

         Section 2.05 EXECUTION, AUTHENTICATION AND DELIVERY GENERALLY.

         (a) Upon the execution of any Distribution Agreement (if the dealers agree to purchase the Notes on a principal basis) or the acceptance of a direct offer of Notes for sale by the Trust, the Trust shall, as soon as practicable but in any event (unless otherwise agreed by the parties), not later than 1:00 p.m. (New York time) on the second Banking Day prior to the proposed Issuance
Date:

                  (i) confirm by fax to the Indenture Trustee, the Paying Agent and the Registrar, all such information as the Indenture Trustee, the Paying Agent or the Registrar may reasonably require to carry out their respective functions under the Indenture, including, in particular, the settlement and payment procedures that will apply to the Notes and, if applicable, the account of the Trust to which payment should be made;

                  (ii) deliver a copy, of the Pricing Supplement or duly executed supplemental indenture (in each case setting forth the terms of the Notes) to the Indenture Trustee, the Paying Agent and the Registrar; and

                  (iii) unless a Global Note is to be used and the Trust shall have provided such document to the Registrar, ensure that there is delivered to the Registrar a stock of Definitive Notes (in unauthenticated form and with the names of the registered Holders left blank but executed on behalf of the Trust and otherwise complete) in relation to the Notes.

         (b) The Trust will deliver to the Indenture Trustee on the Issuance Date for the Notes a duly executed original of the Funding Agreement and Trust Agreement (unless previously delivered) and all documentation relating to the foregoing for the Notes.

         (c) Having received from the Trust the documents referred to in Section 2.05(a) and (b) (to the extent applicable) and a Trust Order for the authentication and delivery of the Notes, on or before 10:00 a.m. (New York time) on the Issuance Date in relation to the Notes (unless otherwise agreed by the parties), the Indenture Trustee shall authenticate and deliver the relevant Global Note to the relevant custodian for DTC and/or any other relevant Clearing System or otherwise in accordance with such Clearing System's procedures. The Registrar shall give instructions to DTC and/or any other relevant Clearing System to credit Notes represented by a Global Note registered in the name of a nominee for such Clearing System, to the Registrar's distribution account and to hold each such Note to the order of the Trust pending delivery to the purchasing agent(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Trust and the purchasing agent(s) and notified to the Registrar) in accordance with the normal procedures of DTC or such other Clearing System, as the case may be and, following payment (unless otherwise agreed), to debit the Notes represented by such Global Note to such securities account(s) as shall have been notified in writing to the Registrar by the Trust. The Indenture Trustee shall on the Issuance Date in respect of the Notes, and upon receipt of funds from the purchasing agent(s), transfer, or cause to be transferred, the proceeds of issue (net of any applicable commissions, fees or like amounts specified in writing by Hartford Life) to or as directed by Hartford Life on behalf of the Trust to satisfy the deposit requirement pursuant to the Funding Agreement (as specified by Hartford Life in such direction).

         If no such securities account(s) shall have been specified, or the Notes are not intended to be cleared through any Clearing System, the Registrar shall authenticate and make available at its specified office on the Issuance Date in respect of the Notes the relevant Global Note or the relevant Definitive Notes, as the case may be, duly executed and made available to the Registrar by the Trust.

         (d) If the Indenture Trustee should pay an amount (an "ADVANCE") to the Trust in the belief that a payment has been or will be received from a purchasing agent or selling agent, and if such payment is not received by the Indenture Trustee on the date that the Indenture Trustee pays the Trust, the Trust shall forthwith repay the advance (unless prior to such repayment the payment is received from such purchasing agent or selling agent) and shall pay interest on such amount which shall accrue (after as well as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an advance paid in Sterling) and the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (II) receipt by the Indenture Trustee or the Registrar of the payment from such purchasing agent or selling agent, and at the rate per annum which is the aggregate of one per cent per annum and the rate determined and certified by the Indenture Trustee or the Registrar and expressed as a rate per annum as reflecting its cost of funds for the time being in relation to the unpaid amount.

         (e) The Notes shall be executed on behalf of the Trust by a Responsible Officer of the Delaware Trustee. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time Responsible Officers of the Delaware Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         The Indenture Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Notes of the Hartford Life Global Funding Trust specified on the face of this Note and referred to in the within-mentioned Indenture.

Dated: December 2, 2005

                                         JPMorgan Chase Bank, N.A.
                                         as Indenture Trustee


                                         By:  ___________________________
                                               authorized officer

         Notes bearing the manual signatures of individuals who were at any time authorized officers of the Indenture Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Notes or did not hold such offices at the date of such Notes.

         In authenticating Notes hereunder, the Indenture Trustee shall be entitled to conclusively assume that any Note authenticated by it has been duly executed on behalf of, and is a legal, valid, binding and enforceable obligation of, the Trust and is entitled to the benefits of the Indenture, and that the Trust Agreement and the Funding Agreement have been duly executed by, and are the legal, valid, binding and enforceable obligations of, the parties thereto.

         (f) The Trust undertakes to notify the Paying Agent, the Registrar and, if different, the Indenture Trustee, in writing, of any changes in the identity of the purchasing agents and selling agents appointed generally in respect of the Program.

         Section 2.06 REGISTRATION. All Notes shall be registered and may be represented either as Global Notes or Definitive Notes. Unless otherwise specified in the Pricing Supplement, Global Notes will be registered in the name of a nominee for, and deposited with, a custodian for DTC. The Registrar shall maintain a register (herein sometimes referred to as the "REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Notes and registration of transfer of the Notes. The Register shall be in written form in English or in any other form capable of being converted into such form within a reasonable time. The Indenture Trustee is hereby initially appointed as the Registrar. In the event that the Indenture Trustee shall not be the Registrar, it shall have the right to examine the Register at all reasonable times. The Trust, the Indenture Trustee, Registrar, Paying Agent or any other Agent or Hartford Life may become the owner or pledgee of Notes and may deal with the Notes with the same rights of any other Holder of such Notes.

         Section 2.07 TRANSFER.

         (a) Subject to Section 2.01(c) and (d), (A) upon surrender for registration of transfer of any Note in accordance with its terms, the Delaware Trustee, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes denominated as authorized in or pursuant to the Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions and
(B) at the option of the Holder, Notes may be exchanged, in accordance with their terms, for other Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Office or Agency of the Indenture Trustee. Whenever any Notes are surrendered for exchange as contemplated by this
Section 2.07(a), the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. Beneficial interests in Global Notes may be transferred or exchanged only through the Depositary. No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary. With respect to any Global Note, the Depositary or its nominee is the Holder of such Global Note for the purposes of the Indenture. Except as set forth in Section 2.01(c), the beneficial owners of any Global Note will not be entitled to receive Definitive Notes and shall not be considered "Holders" under the Indenture.

         (b) All Notes issued upon a registration of transfer or exchange of Notes shall be the valid obligations of the Trust evidencing the same debt and entitling the Holders thereof to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

         (c) No service charge shall be made for any registration of transfer or exchange, of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         Section 2.08 MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

         (a) If (i) any mutilated Note is surrendered to the Indenture Trustee directly or through any Paying Agent or (ii) in the case of an alleged destroyed, lost or stolen Note, the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Note and there is delivered to the Indenture Trustee, the Registrar and the Trust such security or indemnity as may be required by the Indenture Trustee, the Registrar and the Trust to save the Indenture Trustee, the Registrar and the Trust harmless, then in either case the Trust shall execute and the Registrar shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Note, a new Note of the same maturity, tenor and principal amount as such mutilated, destroyed, lost or stolen Note, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Trust may pay such Note without surrender of such Note, except that any mutilated Note shall be surrendered.

         (b) Upon the issuance of any new Note, under this Section 2.08, the Indenture Trustee or the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, Registrar or any Paying Agent) connected therewith.

         (c) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Trust, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.09 PAYMENT OF INTEREST; RIGHTS TO INTEREST PRESERVED.

         (a) The Notes shall bear interest at a rate and on terms stated on the Notes.

         (b) Any interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

         (c) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of their having been such Holder, and such Defaulted Interest shall be paid by the Trust to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Trust shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment. Thereupon the Indenture Trustee shall fix a date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Indenture Trustee of the notice of the proposed payment (the "SPECIAL RECORD DATE"). The Indenture Trustee shall promptly notify the Trust of such Special Record Date and, in the name of the Trust shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 1.06. The Trust may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Indenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee. Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other

Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 2.10 CANCELLATION. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. Hartford Life may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder that Hartford Life, may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures, unless the Trust shall otherwise direct by a Trust Order.

         Section 2.11 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust, or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, any premium, or (subject to Section 2.09) interest on or any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

         Section 2.12 TAX TREATMENT; TAX RETURNS AND REPORTS.

         (a) The Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for United States federal, state and local income and franchise tax purposes, to (i) disregard the Trust, and (ii) treat the Notes as debt of Hartford Life. The Trust covenants that it shall take no action inconsistent with such treatment (including under Treasury Regulations Sections 301.7701-2 or 301.7701-3, the "check-the-box" regulations). To the extent that it is ultimately determined that (i) the Trust cannot be disregarded for United States federal, state or local income or franchise tax purposes, and (ii) the Notes are treated as undivided ownership interests in the Trust, the Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, to treat such Trust as a "grantor trust" under Subpart E of Part I of Subchapter J of the Code, owned by the Holders.

         (b) The Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared or filed, consistent with the treatment of the Trust as disregarded, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. At the request of the Administrator, the Delaware Trustee shall sign any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.12(b). The Delaware Trustee shall keep copies or cause copies to be kept of any such tax and information returns and reports prepared and filed and provided to it by the Administrator.

         Section 2.13 NO ASSOCIATION. Nothing set forth in the Indenture shall be construed to constitute the Holders of Notes, from time to time, as members of an association.

                                   ARTICLE 3

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

         Section 3.01 PAYMENT OF PRINCIPAL AND ANY PREMIUM, INTEREST AND ADDITIONAL AMOUNTS. The Trust covenants and agrees, for the benefit of the Holders of Notes, that it will:

         (a) Pay or cause to be paid to the Paying Agent on or before the date on which any payment becomes due, an amount equal to the amount of principal (and premium, if any) or interest and any additional amount payable in respect of the Notes then becoming due in respect of such Notes.

         (b) Pay each amount payable to the Paying Agent under Section 3.01(a) by transfer of immediately available funds denominated in the Specified Currency not later than 10:00 a.m. (at the Place of Payment) on the date when such amounts are due and payable in respect of the Notes.

         (c) Confirm, before 10:00 a.m. (at the Place of Payment) on the second Business Day before the due date of each payment by it under Section 3.01(a) to the Paying Agent by confirmed facsimile, that irrevocable instructions have been given by it, for the transfer of the relevant funds to the Paying Agent and the name and the account of the bank through which such payment is being made.

An installment of principal, premium, if any, or interest and any other amount payable in respect of the Notes shall be considered paid on the date it is due if the Trust has deposited, or caused to be deposited, with the Paying Agent by such date money designated for, and capable of being applied towards, and sufficient to pay the installment.

         Section 3.02 COLLECTION ACCOUNT. The Indenture Trustee shall, on or prior to each Issuance Date, establish a non-interest bearing account with the Indenture Trustee or such other depository institution that is rated at least AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by the Delaware Trustee or the Administrator, in the name of the Trust, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

         Section 3.03 AGREEMENTS OF THE PAYING AGENT. The Paying Agent agrees that:

         (a) The Paying Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

                  (i) the Paying Agent shall not, against the Trust or any Holder of a Note, exercise any lien, right of set-off or similar claim in respect thereof (except as otherwise provided or permitted under the Indenture);

                  (ii) the Paying Agent shall not be liable to any person for interest thereon;

                  (iii) the Paying Agent need not segregate any money held by it except as required by law or as otherwise provided under the Indenture; and

                  (iv) the Paying Agent shall comply with the provisions of Sections 317(b) of the Trust Indenture Act and agrees that it will, during the continuance of any default by the Trust (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

         (b) The Paying Agent shall pay or cause to be paid by transfer of immediately available funds denominated in the Specified Currency to the Holders all monies received by the Paying Agent for such purpose from the Trust pursuant to Section 3.01. In the event a Note is issued between a Regular Record Date or Special Record Date and the related Interest Payment Date, interest for the period beginning on the original issue date for such Note or the previous Interest Payment Date, as the case may be, and ending on the subject Interest Payment Date will be paid on the immediately following Interest Payment Date to the Person who was the registered Holder of such Note as of the immediately preceding Regular Record Date. With respect to Global Notes, the Paying Agent shall pay principal, premium, if any, interest and any other amounts due on such Global Notes in accordance with the arrangements established by and between the Paying Agent and the Depositary. Notwithstanding anything herein to the contrary, payments of principal in respect of Definitive Notes shall be made as provided in or pursuant to the Indenture against presentation and surrender of the relevant Definitive Notes at the designated office of the Paying Agent in The City of New York, as provided herein or in the applicable Definitive Note. Notwithstanding anything herein to the contrary, interest on Definitive Notes shall be paid to the person shown in the applicable Register at the close of business on the Regular Record Date or Special Record Date, as applicable, as provided in or pursuant to the Indenture before the due date for payment thereof. Notwithstanding anything herein to the contrary, payments of interest on each Definitive Note shall be made in the currency in which such payments are due by check drawn on a bank in the Principal Financial Center of the country of the Specified Currency and mailed to the holder (or to the first named of joint holders) of such Definitive Note at its address appearing in the applicable Register. Upon application by a Holder of at least $250,000 in aggregate principal amount of Notes (or its equivalent in the Specified Currency other than U.S. Dollars) to the specified office of the Paying Agent at least five (5) Business Days before the Regular Record Date or Special Record Date, as applicable, such payment of interest may be made by transfer to an account in the Specified Currency maintained by the payee with a bank in the Principal Financial Center or, in the case of Definitive Notes denominated in euro, in a city in which banks have access to the TARGET System. All monies paid to the Paying Agent by the Trust in respect of any Note shall be held by the Paying Agent from the moment when such monies are received until the time of actual payment thereof, for the persons entitled thereto, and shall be applied in accordance with Section 3.03 paragraphs (C) through (h); provided, that the obligation of the Paying Agent to hold such monies shall be subject to the provisions of Section 3.08.

         (c) The Paying Agent acting through its specified office shall make payments of interest and Additional Amounts (if applicable) or, as the case may be, principal in respect of the Notes in accordance with the terms thereof and of the Indenture, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Section 3.01(a). Payment of any Note redemption amount (together with accrued interest) due in respect of Notes will be made against presentation and surrender of the relevant Notes at the specified office of the Paying Agent, subject to Section 2.04(h). Payment of interest due in respect of Notes will be paid by the Paying Agent to the Holder thereof (or, in the case of joint Holders, the first named) which shall be the person appearing as Holder in the register kept by the Registrar as at the close of business (local time in the place of the specified office of the Registrar) on the Regular Record Date.

         (d) The Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under paragraph
(c) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

         (e) If a Paying Agent makes any payment in accordance with paragraph
(c), it shall be entitled to appropriate for its own account out of the funds received by it under Section 3.01(a) an amount equal to the amount so paid by it.

         (f) If a Paying Agent makes a payment in respect of Notes at a time at which it has not received the full amount of the relevant payment due to it under Section 3.01(a) and is not able to reimburse itself out of funds received by it under Section 3.01(a) therefor by appropriation under paragraph (e) the Trust shall from time to time on demand pay to the Paying Agent for its own account:

                  (i) the amount so paid out by such Paying Agent and not so reimbursed to it; and

                  (ii) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (i) above shall satisfy pro tanto the Trust's obligations under Section 3.01(a).

         (g) Interest shall accrue for the purpose of paragraph (ii) of paragraph (f) (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in Sterling) and the actual number of days elapsed and at the rate per annum which is the aggregate of one percent per annum and the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

         (h) If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note surrendered for payment to it, such Paying Agent shall endorse thereon and in the register a statement indicating the amount and date of such payment.

         Section 3.04 MAINTENANCE OF OFFICE OR AGENCY.

         (a) The Trust will maintain in the Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Notes and the Indenture may be served; provided, however, that if the Notes are listed on any stock exchange and the rules of such stock exchange shall so require, the Trust shall maintain an Office or Agency in any other required city so long as the Notes are listed on such exchange. The Trust will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Trust shall fail to maintain any such required Office or Agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Trust hereby appoints the Indenture Trustee as its agent to receive such respective presentations, surrenders, notices and demands. The Trust shall promptly notify the Indenture Trustee of the name and address of each Paying Agent appointed by it and will notify the Indenture Trustee of the resignation or termination of any Paying Agent.

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

         (b) The Trust may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain the Offices or Agencies for Notes in the Place of Payment for the foregoing purposes. The Trust shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such Office or Agency.

         (c) Unless otherwise provided in or pursuant to the Indenture, the Trust hereby appoints the Indenture Trustee as Paying Agent, Registrar and Transfer Agent.

         Section 3.05 DUTIES OF THE AGENTS.

         (a) The Trust shall provide to the Paying Agent sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes.

         (b) To the extent permitted by applicable law, the Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of the Paying Agent in respect of the Notes, or as may be required by any stock exchange on which the Notes may be listed.

         (c) Notwithstanding anything to the contrary, the Trust shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

         (d) The Paying Agent shall collect all forms from Holders or, in the case of Notes held in a Clearing System, from the relevant Clearing System, that are required to exempt payments under the Notes and/or the related Funding Agreement, from United States federal income tax withholding. The Paying Agent shall (i) withhold from each payment hereunder or under any Note any and all United States federal or state withholding taxes applicable thereto as required by law and (ii) file any information reports as it may be required to file under applicable law.

         (e) Each Agent shall be obligated to perform such duties and only such duties as are set out in the Indenture and no implied duties or obligations shall be read into the Indenture against such Agent.

         (f) Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order

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

from the Trust or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document (duly signed or which it believes in good faith to have been duly signed, where applicable) which it believes in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

         (g) Each Agent and any of its officers, directors, employees or controlling persons may become the owner of, or acquire any interest in any Note, with the same rights that it or he would have if it or he were not appointed under the Indenture, and may engage or be interested in, any financial or other transaction with the Trust or Hartford Life, or may act as depositary, trustee or agent for any committee or body of Holders, as freely as if it or he were not appointed under the Indenture.

         (h) Each Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under the Indenture in good faith and in accordance with the opinion of the advisers.

         (i) Under no circumstances will the Paying Agent or any other Agent be liable to the Trust, the Holders or any other party to the Indenture for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 3.06 DUTIES OF THE TRANSFER AGENT. If and to the extent specified in the terms and conditions of the Notes or if otherwise requested by the Trust or Indenture Trustee, the Transfer Agent shall in compliance with the Notes and the Indenture:

         (a) Receive requests from Holders of Notes for the transfer of Definitive Notes, inform the Registrar in writing of the receipt of such requests, forward the deposited Definitive Note(s) to or to the order of the Registrar and assist in the issuance of a new Definitive Note and in particular, without limitation, notify the Registrar in writing of (i) the name and address of the Holder of the Definitive Note, (ii) the serial number and principal amount of the Definitive Note, (iii) in the case of a transfer of a portion of the Note only, the principal amount of the Definitive Note to be so transferred and (iv) the name and address of the transferee to be entered on the Register;

         (b) Make available for collection by each relevant Holder new Definitive Notes;

         (c) Accept surrender of Definitive Notes and assist in effecting final payment of the Notes on the due date for payment;

         (d) Keep the Registrar informed of all transfers; and

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

         (e) Carry out such other acts as may reasonably be necessary to give effect to the Notes and the Indenture.

         Section 3.07 DUTIES OF THE REGISTRAR.

         (a) The Registrar shall maintain a Register which shall show the aggregate principal amount and date of issue of the Notes, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof.

         (b) The Registrar shall by the issue of new Notes, the cancellation of old Notes and the making of entries in the Register give effect to transfers of Notes in accordance with the Indenture.

         (c) The Trust may from time to time deliver to the Registrar Notes of which it is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

         (d) As soon as reasonably practicable but in any event within ninety
(90) days after each date on which Notes fall due for redemption, the Registrar shall notify the Trust of the serial numbers of any Notes against surrender of which payment has been made and of the serial numbers of any Notes (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

         (e) The Registrar shall, upon and in accordance with the instructions of the Trust but not otherwise, arrange for the delivery in accordance with the Indenture of any notice which is to be given to the Holders of Notes and shall supply a copy thereof to the Indenture Trustee and the Paying Agent.

         (f) The Trust shall ensure that each Registrar has available to it supplies of such Notes as shall be necessary in connection with the transfer of Notes and the exchange of Global Notes for Definitive Notes.

         (g) The Registrar shall make available, at the request of the Holder of any Note, forms of proxy in a form and manner which comply with the provisions of the Indenture relating to meetings and shall perform and comply with the provisions of the Indenture applicable to it.

         (h) The Trust shall provide to the Registrar:

                  (i) specimen Notes in definitive form; and

                  (ii) sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

         (i) The Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of such Registrar, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

         (j) The Registrar shall provide the Paying Agent and/or Indenture Trustee with all such information in the Registrar's possession with respect to the Notes as the Paying Agent or the Indenture Trustee, as the case may be, may reasonably require in order to perform the obligations set out in the Indenture.

         (k) The Registrar shall ensure that in no event shall Definitive Notes be exchanged for Global Notes.

         Section 3.08 UNCLAIMED MONIES. Any money deposited with the Indenture Trustee, Registrar or the Paying Agent for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal or any such premium or interest had become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to Hartford Life pursuant to a Trust Request and pursuant to the applicable Funding Agreement; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Hartford Life for payment thereof, and all liability of the Indenture Trustee, Registrar or the Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, Registrar or the Paying Agent, before being required to make any such repayment, may cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Hartford Life.

         Section 3.09 PROTECTION OF COLLATERAL.

         (a) The Trust shall, from time to time, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and take such other action as may be necessary or advisable to:

                  (i) create, perfect or maintain a perfected security interest in, grant, or make or maintain a valid and effective assignment for collateral purposes of, all or any portion of the Collateral (including without limitation the Funding Agreement included therein);

                  (ii) maintain or preserve any Lien of the Indenture or the Funding Agreement or carry out more effectively the purposes hereof or thereof;

                  (iii) perfect, publish notice of, or protect the validity of, any security interest or assignment for collateral purposes made pursuant to the Indenture or the Funding Agreement;

                  (iv) enforce any portion, or obtain the full benefits, of the Collateral (including without limitation the Funding Agreement included therein); and

                  (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and of the Holders in the Collateral held for the benefit and security of the Holders or other instrument against the claims of all Persons.

         The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required or permitted pursuant to this Section 3.09; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Trust with the foregoing covenants or to file, re-file, record or re-record any financing statement, continuation statement or other instrument in any public office at any time or times.

         (b) The Trust will pay or cause to be paid all taxes and fees incidental to such filing, registration and recording, and all expenses incidental to the preparation, execution and acknowledgment of any instrument of further assurance, and all Federal or state or jurisdiction of organization of the Trust stamp taxes or other similar taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any Lien affecting the Collateral to the extent such Lien is being contested in good faith by appropriate proceedings. The Trust will at all times preserve, warrant and defend the Indenture Trustee's title and right in and to the property included in the Collateral against the claims of all Persons.

         (c) The Trust will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in the Funding Agreement in accordance with the terms thereof and will maintain the validity and effectiveness of the Funding Agreement and the security interest therein or the assignment for collateral purposes thereof to the Indenture Trustee. The Trust will take no action, nor permit any action to be taken, which will release any party to the Funding Agreement from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of the Funding Agreement except as expressly provided for herein and therein. The Trust will give the Indenture Trustee written notice of any default by any party to the Funding Agreement promptly after it becomes known to the Trust.

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

         (d) At the written request of the Indenture Trustee and also following the occurrence of an "Event of Default" under the Funding Agreement, the Trust will, subject to the written direction and control of the Indenture Trustee, take such action, or at the Indenture Trustee's written request furnish funds sufficient to enable the Indenture Trustee to take such action, as the Indenture Trustee may deem necessary or advisable for enforcing payment when due, subject to applicable notice and grace periods, under or pursuant to the Indenture or the Funding Agreement.

         Section 3.10 OPINIONS AS TO COLLATERAL; ANNUAL STATEMENT AS TO COMPLIANCE.

         (a) On or before the fifteenth (15th) day of May of each calendar year, commencing on the first such date following the Issuance Date, the Trust, shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to perfect and/or maintain the perfection of the liens, security interests and assignments for collateral purposes created or effected pursuant to the Indenture with respect to each Funding Agreement that is part of any Collateral and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to perfect and/or maintain the perfection of such lien, security interest and assignment for collateral purposes; provided, however, that the Trust need not furnish such opinion if Hartford Life has previously delivered such opinion for the relevant period and has notified the Trust of such delivery. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to perfect and/or maintain the perfection of the liens, security interests and assignments for collateral purposes created or effected pursuant to the Indenture with respect to each Funding Agreement that is part of any Collateral until the fifteenth (15th) day of May in the following calendar year.

         (b) On or before the fifteenth (15th) day of May in each calendar year, commencing on the first such date following the Issuance Date, the Trust shall deliver to the Indenture Trustee a Trust Certificate stating, as to each signer thereof, that in the course of the performance by each signer of such Trust Certificate of his or her present duties as a Responsible Officer of the Delaware Trustee, such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute a Default or Event of Default and that to the best of such signer's knowledge, based on such review:

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

                  (i) a review of the fulfillment by the Trust and during such year of its obligations under the Indenture has been made under the supervision of such signer; and

                  (ii) the Trust has fulfilled in all material respects its obligations under the Indenture throughout such year, or, if there has been a Default or Event of Default in the fulfillment of any such obligation, specifying each such Default or Event of Default known to such signer and the nature and status thereof.

         (c) The Trust or the Administrator on behalf of the Trust, pursuant to
Section 314(a) of the Trust Indenture Act, shall:

                  (i) file with the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust shall not be required to make such filings.

                  (ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust, with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

                  (iii) transmit within thirty (30) days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (i) and (ii) of this Section 3.10(c) as may be required by rules and regulations prescribed from time to time by the Commission.

         (d) The Trust shall comply with the provisions of Section 314(d) of the Trust Indenture Act.

         Section 3.11 PERFORMANCE OF OBLIGATIONS. The Trust may contract with other Persons for the performance of the Trust's obligations hereunder (other than the execution and delivery of Trust Requests, Trust Orders and Trust Certificates) and the performance of such obligations by such other Persons shall be deemed to be the performance thereof by the Trust, as applicable.

         Section 3.12 EXISTENCE.

         (a) The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises as a Delaware statutory trust and, upon the advice of counsel, will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes or any portion of the Collateral. The Trust will, promptly after any amendment or modification of the Trust Agreement, send copies thereof to the Indenture Trustee and the Rating Agencies.

         (b) The Trust will maintain books and records and bank accounts separate from those of any other Person and any other trust organized under the Program; will at all times hold itself out to the public as separate and distinct from any Affiliates and each other trust organized under the Program; and file or cause to be filed its own tax returns.

         (c) The Trust shall maintain its assets and transactions separately from those of any Affiliates and any other trust organized under the Program, reflect such assets and transactions in financial statements separate and distinct from those of any Affiliates and any other trust organized under the Program and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any Affiliates (including any other trust organized under the Program).

         Section 3.13 REPORTS; FINANCIAL INFORMATION; NOTICES OF DEFAULTS.

         (a) The Trust shall promptly deliver to the Indenture Trustee copies of all reports, statements and information received by it pursuant to the Funding Agreement or otherwise in respect of the Collateral.

         (b) The Trust shall promptly inform the Indenture Trustee in writing of the occurrence of any Default or Event of Default which is continuing of which it has actual knowledge. Each notice given pursuant to this Section 3.13(b) shall be accompanied by a Trust Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Trust has taken or proposes to take with respect thereto.

         (c) The Trust shall collect all forms (or, if applicable, copies of such forms), if any, from the Paying Agent or Registrar (or from such other persons as are relevant) that are required to exempt payments under the Notes or the Funding Agreement, from United States federal income tax withholding. In addition, the Trust shall execute and file such forms and take such actions for United States federal income tax purposes as shall be reasonable and necessary to ensure that payments of interest, principal, premium and Additional Amounts, if applicable, in respect of the Notes or the Funding Agreement, are not subject to United States federal withholding or backup withholding tax.

         (d) In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

                  (i) semi-annually with respect to Notes not later than the fifteenth (15th) day of May and the fifteenth (15th) day of November of each year or upon such other dates as are set forth in or pursuant to a Trust Order or indenture supplemental hereto a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

                  (ii) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

         (e) The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.


         Every Holder, by receiving and holding Notes, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, the Paying Agent or the Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         (f) (i) On or before the fifteenth (15th) day of May of each calendar year commencing on the first such date following the Issuance Date, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of the fifteenth (15th) day of March of such year with respect to any of the events specified in said

Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding fifteenth (15th) day of March and the date of the Indenture.

                  (ii) The Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, the reports required by Section 313(b) of the Trust Indenture Act at the time specified therein.

                  (iii) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

                  (iv) The Trust will promptly notify the Indenture Trustee when any Notes are listed on any stock exchange.

         Section 3.14 PAYMENT OF TAXES AND OTHER CLAIMS. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Trust or upon the income, profits or property of the Trust, and
(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Trust; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. The Trust shall comply with the requirements of all other applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise) of the Trust or which would impair in any material respect the ability of the Trust to perform its obligations under the Notes or the Indenture.

         Section 3.15 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Trust will not take any of the following actions, except as otherwise permitted hereunder:

         (a) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the Trust (owned as of the date of the Trust Agreement, or thereafter acquired), including, without limitation, any portion of the Collateral, except as expressly permitted hereby;

         (b) engage in any business or activity other than in connection with, or relating to, the performance of the Trust Agreement and the execution, delivery and performance of any documents, including the Issuance Documents (other than the Trust Agreement), relating to the Notes issued under the Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to the Indenture;

         (c) incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to the Indenture;

         (d) (i) permit the validity or effectiveness of the Indenture or any grant of security interest in or assignment for collateral purposes of the Collateral to be impaired, or permit a Lien created under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under the Funding Agreement or any other document or agreement assigned to the Indenture Trustee, except as may be expressly permitted hereby, (ii) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created by the Indenture) on any of its properties or assets owned as of the date hereof or hereafter acquired, or any interest therein or the proceeds thereof, or (iii) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the Collateral;

         (e) amend, modify or fail to comply with any material provision of the Trust Agreement, except as expressly permitted thereunder;

         (f) own any subsidiary or lend or advance any monies to, or make any investment in, any Person, except for an investment in a Funding Agreement;

         (g) directly or indirectly make any distribution or other payment on, or redeem or otherwise acquire or retire for value, the interest of the Trust Beneficial Owner if any amounts under the Notes are due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than the Notes, if all amounts due to be paid on the Notes issued by it prior to the next scheduled payment under the Funding Agreement have been paid;

         (h) exercise any rights to foreclose or realize on its security interest in or assignment for collateral purposes of the Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

         (i) cause or permit the sale or other transfer of, or the creation, incidence, assumption or existence of, any Lien on all or a portion of the interest of the Trust Beneficial Owner;

         (j) become required to register as an "investment company," or become under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

         (k) enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other Person;

         (l) have any subsidiaries, employees or agents other than the Delaware Trustee, the Administrator or any other Persons necessary to conduct its business and enter into transactions contemplated under the Issuance Documents;

         (m) have an interest in any bank account other than (i) those accounts required under the Issuance Documents, and (ii) those accounts expressly permitted by the Indenture Trustee; provided that any such interest therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

         (n) take any action that would cause it not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for United States federal income tax purposes;

         (o) permit any Affiliate, employee or officer of Hartford Life or any purchasing agent of the Notes to be a trustee of the Trust;

         (p) issue Notes under the Indenture unless (i) the Trust has purchased or will simultaneously purchase a Funding Agreement from Hartford Life to secure such Notes, (ii) Hartford Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreement by the Trust to the Indenture Trustee and (iii) the Trust has taken such other steps as may be necessary to cause the Indenture Trustee's grant of security interest in, and assignment for collateral purposes of, the Collateral, in favor of the Indenture Trustee for the benefit of the Holders, to be perfected for purposes of the UCC or effective against the Trust's creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

         (q) commingle the assets of the Trust with the assets of any Affiliates of the Trust (including any other trust organized under the Program), or guarantee any obligation of any Affiliates of the Trust (including any trust organized under the Program); or

         (r) maintain any joint account with any Person, become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Issuance Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.

         Section 3.16 NON-PETITION. Each of the Indenture Trustee, the Administrator, each Holder of a Note, each Agent and the Delaware Trustee covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of the Indenture and the Notes, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The immediately preceding sentence shall survive any termination of the Indenture.

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

         Notwithstanding the foregoing, each of the Indenture Trustee and each Agent covenants and agrees that, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 7.10 to any party entitled thereto.

         Moreover, each of the Indenture Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar covenants and agrees that it will not cause an Event of Default as a result of the Trust's failure to pay any fees or expenses pursuant to Section 7.10 to any party entitled thereto.

         Section 3.17 TITLE TO THE COLLATERAL. The Trust covenants and agrees that the Trust owns or, prior to the issuance of the Notes will own, the Funding Agreement and all of the rest of the Collateral, free and clear of any Liens other than the security interests or assignments for collateral purposes made pursuant to Article 4 of the Indenture; and that the Trust is not and will not become a party to or otherwise be bound by any agreement, other than the Indenture, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto.

         The Trust shall notify in writing the Indenture Trustee and any Rating Agencies as promptly as practicable upon becoming aware of any change in the law of the State of Connecticut following the date of the Indenture with respect to the priority status of any Funding Agreement in a liquidation of, or other delinquency proceeding against, Hartford Life.

         Section 3.18 WITHHOLDING AND PAYMENT OF ADDITIONAL AMOUNTS.

         (a) All payments due in respect of the Notes will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable Pricing Supplement, if any such withholding or deduction is required by law, the Trust will not pay any Additional Amounts to Holders in respect of any such withholding or deduction and any such withholding or deduction will not give rise to a Default or an Event of Default or any independent right or obligation to redeem the Notes. Unless the Funding Agreement specifies that Hartford Life will pay Additional Amounts to the Trust in the event that any amount due with respect to the Funding Agreement is subject to withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, the Trust will be deemed for all purposes of the Issuance Documents to have received cash in an amount equal to the amount of any such withholding or deduction, and each Holder will be deemed for all purposes of the Issuance Documents to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder's interest in the Notes as equitably determined by the Trust.

         (b) Subject to the final sentence of this Section 3.18(b), and to the extent specified in the applicable Pricing Supplement, the Trust shall pay to a Holder of any Note who is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code, Additional Amounts to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of such Note, by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder under that Note, after giving effect to such withholding or deduction, will equal the amount that would have been received under such Note were no such deduction or withholding required; provided that the Trust shall not, unless otherwise specified in the applicable Pricing Supplement or a supplemental indenture, be required to make any payment of any Additional Amount for or on account of: (I) any tax, duty, levy, assessment or other governmental charge imposed which would have not been imposed but for (A) the existence of any present or former connection between the Holder or beneficial owner (as determined for United States federal income tax purposes) of the Note or the Funding Agreement (any such Holder or beneficial owner, hereafter, the "Owner") and such governmental authority, including without limitation, being or having been a citizen or resident thereof, or being or having been present therein, incorporated therein, engaged in a trade or business therein or having (or having had) a permanent establishment or principal office therein, (B) such Owner being or having been a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code to Hartford Life, the Trust Beneficial Owner or a private foundation or other tax-exempt organization, (C) such Owner being or having been an actual or constructive owner of ten percent (10%) or more of the total combined voting power of all the outstanding stock of Hartford Life or the Trust Beneficial Owner, (D) such Owner being a bank for United States federal income tax purposes whose receipt of interest on the Note or Funding Agreement is described in Section 881(c)(3)(A) of the Code or (E) such Owner being subject to backup withholding as of the date of becoming an Owner; (ii) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Note or other evidence of beneficial ownership thereof (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for whichever occurs later; except to the extent that the Owner would have been entitled to Additional Amounts had the Note been presented on the last day of such thirty (30) day period; (iii) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld by reason of the failure of an Owner to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of an Owner

(including, without limitation, failure to provide IRS Forms W-8BEN or W-8ECI), if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge; (iv) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment or similar governmental charge; (v) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes;
(vi) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of payments in respect of the Notes or the Funding Agreement as contingent interest described in Section 871(h)(4) of the Code; (vii) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for an election by the Owner the effect of which is to make payment in respect of the Notes subject to United States federal income tax; (viii) any tax, duty, levy, assessment or other governmental charge resulting from a European Union Directive; or (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi),
(vii) or (viii). The obligation to pay Additional Amounts shall not apply unless Hartford Life is obligated to pay additional amounts under the Funding Agreement
(1) to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of the Funding Agreement by or on behalf of any governmental authority in the United States having the power to tax and (2) to reimburse the Trust for any Additional Amounts due to Holders.

         (c) If the applicable Pricing Supplement indicates that the Trust will pay any Additional Amounts to Holders as described in Section 3.18(b) and any such Additional Amounts actually become due and payable the Trust shall deliver to the Indenture Trustee a Trust Certificate that indicates the amount of such Additional Amounts and the dates of the payment of such Additional Amounts. The Indenture Trustee may conclusively rely on such Trust Certificate in making the payment of such Additional Amounts.

         (d) Whenever in the Indenture or in any Note there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts if so specified in the applicable Pricing Supplement. Further, express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         Section 3.19 ADDITIONAL REPRESENTATIONS AND WARRANTIES.

         (a) The Trust hereby represents and warrants that:

                  (i) to the extent the creation of a security interest in the Funding Agreement is governed by the UCC, the Indenture will create a valid security interest (as defined in the UCC) in the Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Holders, which security interest will be prior to all other Liens;

                  (ii) the Funding Agreement will constitute a "general intangible," within the meaning of the UCC;

                  (iii) subject to the grant of security interest, pledge and collateral assignment of the Trust's right, title and interest in the Funding Agreement, the Trust will be a party to and will be the person entitled to payment under each of the documents included in the Funding Agreement on the date thereof free and clear of any Lien, claim or encumbrance of any Person, other than the Lien created hereunder or any Lien otherwise permitted under the Indenture;

                  (iv) to the extent the UCC applies, the Trust has caused or will have caused, within ten (10) days of the issuance of the Notes, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Funding Agreement granted to the Indenture Trustee for the benefit and security of the Holders hereunder;

                  (v) other than the security interest granted to the Indenture Trustee for the benefit and security of the Holders pursuant to the Indenture, the Trust will not pledge, assign, sell, grant a security interest in, or otherwise convey any interest in the Funding Agreement;

                  (vi) the Trust will not authorize the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Holders hereunder;

                  (vii) the Trust is not aware of any judgment or tax lien filings against the Trust; and

                  (viii) the foregoing representations and warranties will survive the execution and delivery of the Notes.

         (b) Each of the parties hereto, as applicable, represent and warrant that:

                  (i) it will not waive any of the foregoing representations and warranties; and

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

                  (ii) the Trust will maintain the perfection and priority of the security interest in any Funding Agreement.

         Section 3.20 ANCILLARY DOCUMENTS. The Trust hereby expressly authorizes and directs the Indenture Trustee to execute and deliver each of the documents, instruments and agreements attached as Exhibits or otherwise expressly contemplated by the terms of, the Indenture with respect to the Notes from time to time.

                                   ARTICLE 4

      GRANTING OF SECURITY INTEREST AND ASSIGNMENT FOR COLLATERAL PURPOSES

         Section 4.01 CREATION. To secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof and to secure the performance of the Trust's obligations under the Notes and the Indenture, the Trust hereby assigns and pledges to and with the Indenture Trustee for the ratable benefit of each Holder and grants to the Indenture Trustee for the ratable benefit of each Holder security interests in the Collateral, and all of its rights and privileges with respect to the Collateral, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all Proceeds of the foregoing. Contemporaneously with the issuance of the Notes, the Trust will deliver the Funding Agreement to the Indenture Trustee or its agent in pledge hereunder and make such filings, cause Hartford Life as the issuer of the Funding Agreement to register and acknowledge the Indenture Trustee or its agent or the Holders as having the rights of an assignee for collateral purposes of the Funding Agreement and take such other action as may be necessary to cause the Indenture Trustee for the ratable benefit of each Holder to have a perfected security interest in or be the recipient of a valid assignment for collateral purposes of the Funding Agreement and the rest of the Collateral that is effective against the Trust's creditors and subsequent purchasers thereof.

         Section 4.02 SCOPE.

         (a) The security interest or assignment for collateral purposes granted or made pursuant to Section 4.01 is granted or made in trust to secure the full and punctual payment of the Secured Obligations equally and ratably among the Holders, without prejudice, priority or distinction, except as expressly provided in the Indenture, in the following order of priority:

         FIRST, to the payment of the amounts then due and unpaid upon the Notes for principal and premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal and premium, if any, and interest and all such other amounts, respectively; and

         SECOND, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by the Delaware Trustee in accordance with the Trust Agreement.

         (b) The Trust does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Trust, with full power (in the name of the Trust or otherwise), upon the occurrence and during the continuance of an Event of Default, to exercise all rights of the Trust with respect to the Collateral and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of any of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Indenture Trustee may deem to be necessary or advisable in the circumstances. The power of attorney granted pursuant to the Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee's interest in the Collateral held for the benefit and security of the Holders and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Notes.

         (c) The Indenture shall constitute a security agreement and an agreement to assign the Collateral for collateral purposes under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under the Indenture and the Funding Agreement or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party or an assignee for collateral purposes on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply the Funding Agreement and any other rights and other interests assigned or pledged hereby in accordance with the terms of the Indenture at public or private sale. All amounts received hereunder shall be applied first to all costs and expenses incurred by the Indenture Trustee in connection with such collection and enforcement and thereafter as provided in the Indenture.

         (d) It is expressly agreed that anything herein or therein contained to the contrary notwithstanding, the Trust shall remain liable under the Funding Agreement to perform all the obligations of it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities with respect to the Funding Agreement by reason of or arising out of the Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to the Funding Agreement or, other than as provided in the Indenture, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of

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

an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

         (e) The Indenture Trustee acknowledges the granting of such security interests and the making of such assignments for collateral purposes, accepts the terms hereunder in accordance with the provisions hereof and agrees to perform its duties herein subject to and with the benefit of the provisions hereof, to the end that the interests of the Holders may be adequately and effectively protected.

         Section 4.03 TERMINATION OF SECURITY INTEREST. Upon the payment in full of all Secured Obligations relating to the Notes, the security interest shall terminate and all rights to the Collateral shall revert to the Trust. Upon termination of the security interest, the Indenture Trustee will execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the security interest.

                                   ARTICLE 5

                     SATISFACTION AND DISCHARGE; SUBROGATION

         Section 5.01 SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture shall cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Indenture Trustee, on written demand of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes, when

         (a) either:

                  (i) all Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Indenture Trustee for cancellation; or

                  (ii) all Notes

                           (A) have become due and payable,

                           (B) will become due and payable at their Stated
                  Maturity Date within one year, or

                           (C) are to be called for redemption within one year
                  under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Trust,

                  and the Trust, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, or any interest on, the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date, as the case may be;

         (b) the Trust has paid or caused to be paid in full all other sums payable hereunder by the Trust with respect to the Secured Obligations; and

         (c) the Trust has delivered to the Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that all conditions precedent herein providing for the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

         Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Indenture Trustee under Section
5.02 shall survive.

         Section 5.02 APPLICATION OF TRUST MONEY. All money deposited with the Indenture Trustee pursuant to the Indenture shall be held in trust in the Collection Account and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Indenture Trustee.

If no Event of Default with respect to the Notes exists, the following priority of payments shall apply:

         FIRST, to the payment of the amounts then due and unpaid upon the Notes for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

         SECOND, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by the Delaware Trustee in accordance with the Trust Agreement.

         Section 5.03 REPAYMENT OF FUNDS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of the Indenture as set forth in Section
5.01 above, all funds then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Trust, be repaid to the Trust or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

         Section 6.01 EVENTS OF DEFAULT.

         "EVENT OF DEFAULT," wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to pay the principal of any Note and the continuance of such failure for a period of one (1) Business Day after such principal becomes due and payable;

         (b) failure to pay any interest or premium, if any, on any Note within five (5) Business Days after such interest becomes due and payable;

         (c) an "Event of Default" (as defined in the Funding Agreement) by Hartford Life under the Funding Agreement securing the Notes, subject to any applicable cure period;

         (d) a material failure in the performance, or breach, of any one or more of the other covenants in the Indenture or the Notes (other than a covenant, a default in whose performance or whose breach is elsewhere in this section specifically dealt with), for a period of sixty (60) days after the date on which there shall have been given written notice thereof to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of Notes representing at least twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes, which notice shall specify such default or breach and require it to be remedied and which notice shall state that it is a "Notice of Default";

         (e) the Indenture for any reason shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void, or the Indenture Trustee fails to have or maintain a validly created and perfected security interest subject to no prior Liens or security interests in the Collateral, except as expressly permitted hereby; or any Person shall successfully claim as finally determined by a court of competent jurisdiction that any of the Liens granted to the Indenture Trustee with respect to any of the Collateral are void or that the enforcement thereof or any other recourse by the Indenture Trustee against any of the Collateral is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

         (f) either (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trust or the Collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the State of Delaware or any other applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (ii) an involuntary case shall be commenced against the Trust or the Collateral under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Trust or the Collateral, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Trust or the Collateral for all or a substantial part of its property; or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the Trust; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Trust and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;

         (g) either (i) the Trust shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Trust shall make any assignment for the benefit of creditors; or (ii) the Trust shall fail or be unable, or the Trust admits in writing its inability, to pay its debts as such debts become due; or the trustee of the Trust shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph (g); or

         (h) any other Event of Default provided in (i) the applicable Prospectus Supplement or the applicable Pricing Supplement and (ii) the Notes or any supplemental indenture.

         Section 6.02 ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT. If an Event of Default specified in any of Sections 6.01(a), (b), (c), (f) or
(g) hereof occurs, the principal of and all accrued and unpaid interest and any other amounts payable on the Notes shall automatically be and become due and payable immediately, without any declaration or other act whatsoever on the part of the Trust, the Indenture Trustee or any Holder. If any Event of Default other than those specified in Sections 6.01(a), (b), (c), (f) or (g) hereof occurs and is continuing, then in every such case the Indenture Trustee or the Holders of more than twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes, by a notice in writing to the Trust (and to the Indenture Trustee if given by the Holders of the Notes), may (but are not required to) declare the sum of (a) the principal amount of all the Outstanding Notes and (b) any other amounts, including accrued and unpaid interest, payable to the Holders to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amount shall become due and payable on the date the written declaration is received by the Trust; provided, however, that with respect to any Note issued with original issue discount (other than indexed Notes) the amount of principal due and payable for such Note will be the amount determined as set forth in the Pricing Supplement or, if not so set forth, by multiplying (i) the then outstanding aggregate principal amount of such Note by (ii) the sum of (A) the original issue price of the Note (expressed as a percentage of the then outstanding aggregate principal amount of such Note) plus (B) the original issue discount (expressed as a percentage) amortized from the original issue date of such Note to the date of declaration of acceleration of maturity of such Note (calculated using the interest method in accordance with generally accepted accounting principles in effect on the date of determination).

         At any time after such a declaration of acceleration of maturity of the Notes has been made pursuant to the second sentence of this Section and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes representing at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Outstanding Notes, by written notice to the Trust and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay

                           (i) all overdue installments of interest and
                  Additional Amounts, if applicable, on all Notes,

                           (ii) the principal and premium, if any, of any Notes
                  which have become due otherwise than by such declaration of acceleration and interest thereon with respect thereto at the rate borne by the Notes, and

                           (iii) all sums paid or advanced by the Indenture
                  Trustee hereunder; and

                  (b) all Events of Default, other than the nonpayment of the principal of or interest on the Notes which have become due solely as a result of such acceleration, have been cured or waived as provided in
         Section 6.13.

         No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

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         Section 6.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT. The
Trust covenants that if:

                  (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable (after the expiration of any applicable cure period), or

                  (b) default is made in the payment of the principal or premium, if any, of any Note when such principal or premium, if any, becomes due and payable (after the expiration of any applicable grace period), the Trust will upon demand of the Indenture Trustee (which the Indenture Trustee may make, but is not required to make) pay to the Indenture Trustee, for the benefit of all the Holders of the Notes, the whole amount then due and payable on the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

         If the Trust fails to pay such amounts it is required to pay the Indenture Trustee pursuant to the preceding paragraph, then forthwith upon the demand of the Indenture Trustee, in its own name and as trustee of an express trust, the Indenture Trustee may (but is not required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon any of the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon the Notes, including the Collateral, wherever situated.

         If an Event of Default with respect to the Notes occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 6.04 INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial proceeding relative to the Trust or any other obligor upon the Notes or the property held in the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Trust for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

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                  (a) to file and prove a claim for the whole amount of
         principal of, and any premium and interest owing and unpaid in respect of, the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.10.

         Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.05 INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under the Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee in accordance with the terms hereof shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

         Section 6.06 APPLICATION OF MONEY COLLECTED. Notwithstanding anything herein to the contrary, any money collected by the Indenture Trustee following an Event of Default and during the continuance thereof pursuant to Article 6 or otherwise under the Indenture, any supplements hereto or the Funding Agreement, and any monies that may then be held or thereafter received by the Indenture Trustee as security with respect to the Notes shall be held in the Collection Account and be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution on account of principal or interest, upon presentation of the Notes, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

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         FIRST, to the payment of the reasonable and customary expenses and counsel fees incurred by the Indenture Trustee and any other amounts due and unpaid to the Indenture Trustee in an aggregate amount of no more than $250,000 for all notes issued under the Program, to the extent not paid pursuant to the applicable Expense and Indemnity Agreement;

         SECOND, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest and all other amounts in respect of which, or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

         THIRD, any remaining balance shall be paid to the Delaware Trustee and such remaining balance shall be distributed by the Delaware Trustee in accordance with the Trust Agreement.

         Except as expressly set forth herein, none of the Indenture Trustee, Paying Agent, Registrar or any other Agent or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the Collateral, whether as a result of set-off, banker's lien or otherwise, and the Indenture Trustee hereby waives, and the Paying Agent and Registrar appointed hereunder shall be deemed to have waived, by its acceptance of the duties hereunder, on behalf of itself and each such other Person, any such claim or rights in or to the Collateral.

         Section 6.07 LIMITATION ON SUITS. Except as otherwise provided in
Section 6.08, no Holder shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any agreement or instrument included in the Collateral for the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes;

                  (b) the Holder or Holders of Notes representing not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

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                  (d) the Indenture Trustee for sixty (60) days after its
         receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holder or Holders of Notes representing at least a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of any Note or to obtain or to seek to obtain priority or preference over any other Holder of any Note or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes.

         Section 6.08 UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PAYMENTS. Notwithstanding any other provision in the Indenture, each Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, any interest on, and premium, if any, on such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 6.09 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Trust, the Indenture Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and each such Holder shall continue as though no such proceeding had been instituted.

         Section 6.10 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to each and every Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.11 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Indenture Trustee or of any Holder to exercise any right or remedy accruing upon any

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Event of Default shall impair any such right or remedy or constitute a waiver of any such right or remedy accruing upon any Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by such Holder, as the case may be.

         Section 6.12 CONTROL BY HOLDERS. Holders, representing at least a majority of the aggregate principal amount of the Outstanding Notes, who provide the Indenture Trustee with indemnification satisfactory to the Indenture Trustee, shall have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes, including with respect to the Collateral; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction and (c) subject to the provisions of Section 7.01, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer or Officers of the Indenture Trustee, determine that the proceeding so directed would involve the Indenture Trustee in personal liability.

         Section 6.13 WAIVER OF PAST DEFAULTS. Notwithstanding anything herein to the contrary, Holders representing a majority of the aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect thereto and its consequences, except a Default

         (a) in the payment of any principal of, any interest on, or premium, if any, on any Note, or

         (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture with respect to the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.14 UNDERTAKING FOR COSTS. All parties to the Indenture agree, and each Holder, by acceptance of a Note, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by

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such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Notes representing more than ten percent (10%) of the aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of any installment of interest on any Note on or after the Stated Maturity Date thereof expressed in such Note or for the enforcement of the payment of any principal of such Note at the Stated Maturity Date therefor.

         Section 6.15 WAIVER OF STAY OR EXTENSION LAWS. The Trust covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, the Indenture; and the Trust hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                     THE INDENTURE TRUSTEE AND OTHER AGENTS

         Section 7.01 DUTIES OF INDENTURE TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into the Indenture.

         (c) No provision of the Indenture shall be construed to relieve the Indenture Trustee or any Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this subsection does not limit the effect of subsection
         (b) of this Section 7.01;

                  (ii) the Indenture Trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of the Indenture

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

         unless a Responsible Officer of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of the Indenture;

                  (iii) each of the Indenture Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts;

                  (iv) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes or pursuant to
         Section 6.07 for actions or omissions relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under the Indenture with respect to the Notes; and

                  (v) no provision of the Indenture shall require the Indenture Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this
Section 7.01.

         (e) The Indenture Trustee shall promptly upon its receipt thereof deliver to each Rating Agency copies of each of the following:

                  (i) any notice of any Event of Default by any party under the Funding Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

                  (ii) any amendment or modification of the Trust Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph
         (a) of Section 3.12;

                  (iii) any notice of any Default or Event of Default, together with any relevant Trust Certificate relating thereto, delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

                  (iv) any supplemental indenture referred to in Section 8.01 or 8.02;

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                  (v) any other information reasonably requested by any Rating
         Agency;

                  (vi) any notice of change in the identity of the Trust;

                  (vii) any notice of change in the identity of the Indenture Trustee; and

                  (viii) any notice of adverse change in the priority status of the Funding Agreement as a matter of the laws of the State of Connecticut.

         The Indenture Trustee shall have no liability or obligation to any Rating Agency or to any other Person if it shall fail to give any such notice.

         (f) The Indenture Trustee shall, on behalf of the Trust, and to the extent that the relevant information shall be reasonably available to it, submit such reports or information as may be required from time to time in relation to the issue of the Notes by applicable law, regulations and guidelines by governmental regulatory authorities as may be subsequently requested by the Trust and agreed to in writing between the Trust and the Indenture Trustee.

         Section 7.02 NO LIABILITY TO INVEST. None of the Agents shall be under any liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

         Section 7.03 PERFORMANCE UPON DEFAULT. None of the Agents shall have any duty or responsibility in case of any default by the Trust in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Trust).

         Section 7.04 NO ASSUMPTION BY PAYING AGENT, TRANSFER AGENT, CALCULATION AGENT OR REGISTRAR. In acting hereunder and in connection with the Notes, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar shall act solely as agents of the Trust and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Holders.

         Section 7.05 NOTICE OF DEFAULT. Within ninety (90) days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of any Default or Event of Default which is continuing hereunder, the Indenture Trustee shall transmit to the Delaware Trustee and all Holders of Notes notice of each such Default or Event of Default hereunder known to the Indenture Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default of the kind described in Section 6.01(a), (b), (c), (f) or (g) the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the

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executive committee or a trust committee of directors and/or Responsible
Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

         Section 7.06 RIGHTS OF INDENTURE TRUSTEE. Subject to the provisions of
Section 7.01(c):

         (a) The Indenture Trustee may rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting it may require a Trust Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Trust Order, Trust Request, Trust Certificate, Opinion of Counsel or advice from financial or other advisors or consultants appointed with due care.

         (c) The Indenture Trustee may act through agents or attorneys and shall not be responsible for monitoring or supervising the actions of, or for the misconduct or negligence of, any agent or attorney appointed with due care.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) (i) The Indenture Trustee may employ or retain such counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for misconduct or negligence on the part of any such person appointed with due care.

                  (ii) The Indenture Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Trust or by the Indenture Trustee, in relation to any matter arising in the administration of the trusts hereof.

         (f) The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the

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Holders pursuant to the Indenture, unless such Holders shall have offered to the
Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (h) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney, with any reasonable costs related thereto to be paid by Hartford Life pursuant to the applicable Expense and Indemnity Agreement, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (i) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee from the Delaware Trustee, Hartford Life or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes and such notice references the Notes and the Indenture and states that a Default or Event of Default has occurred.

         (j) Permissive powers granted to the Indenture Trustee hereunder shall not be construed to be mandatory duties on its part.

         (k) The rights and protections afforded to the Indenture Trustee pursuant to this Article 7 shall also be afforded to the Paying Agent, Calculation Agent, Registrar or Transfer Agent, or any successor or agent thereof.

         (l) The Indenture Trustee shall have no liability for the actions or omissions of the Paying Agent, Registrar, Calculation Agent or Transfer Agent, provided that such action omission is not caused by the Indenture Trustee's own negligence, bad faith or willful misconduct.

         (m) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any agent, attorney, custodian, or nominee appointed with due care hereunder except as otherwise agreed in writing with the Trust.

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         (n) Any request or direction of the Trust mentioned herein shall be sufficiently evidenced by a Trust Request or Trust Order or as otherwise expressly provided herein.

         (o) Whenever in the administration of the Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Trust Certificate.

         Section 7.07 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES. The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Trust and neither the Indenture Trustee nor any Agent assumes any responsibility for their correctness. Neither the Indenture Trustee nor any Agent makes any representations with respect to any Collateral or as to the validity, enforceability or sufficiency of the Indenture or of the Notes or of any Collateral or of any security interest created hereunder. Neither the Indenture Trustee nor any Agent shall be accountable for the use or application by the Trust of the Notes or the proceeds thereof or any money paid to the Trust or upon Trust Order pursuant to the provisions hereof. The Indenture Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it hereunder or to file, re-file, record or re-record any financing statement, continuation statement or other instrument in any public office at any time or times.

         Section 7.08 INDENTURE TRUSTEE MAY HOLD NOTES. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.11 herein and Section 311(a) of the Trust Indenture Act, may otherwise deal with the Trust with the same rights it would have if it were not Indenture Trustee.

         Section 7.09 MONEY HELD IN TRUST. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by the Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder and shall not invest such money, unless otherwise agreed to in writing and permitted by law.

         Section 7.10 COMPENSATION AND REIMBURSEMENT. The Indenture Trustee and the Agents will be entitled to payment of fees, reimbursement for and with respect to, costs and expenses for services rendered hereunder and to indemnification against any losses, liabilities or expense arising out of or in connection with the acceptance or the administration of the trust or trusts or duties hereunder to the extent provided in the applicable Expense and Indemnity Agreement and, with respect to only the Indenture Trustee, Section 6.06. Except as provided in Section 6.06 with respect to the Indenture Trustee, none of the Indenture Trustee, Paying Agent, Registrar or Transfer Agent shall be entitled to seek any payment from the Trust with respect to its services hereunder.

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         Section 7.11 INDENTURE TRUSTEE REQUIRED ELIGIBILITY. The Trust agrees, for the benefit of the Holders, that there shall at all times be an Indenture Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such law to exercise corporate trust powers, having a combined capital and surplus of at least $250,000,000 subject to supervision or examination by federal or state authority and having a credit rating of BBB- or better by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies or a credit rating of Baa3 or better by Moody's Investors Service, Inc. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as published. Notwithstanding any provision of the Indenture to the contrary the Indenture Trustee also must meet the requirements set forth in Section 310 of the Trust Indenture Act, to the extent applicable. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         In addition, the Indenture Trustee, each successor Indenture Trustee and each Person appointed to act as co-trustee pursuant to Section 7.15 hereof must be a "United States person" within the meaning of Section 7701(a)(30) of the Code.

         Section 7.12 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.13.

         (b) The Indenture Trustee may resign at any time by giving not less than sixty (60) days' prior written notice thereof to the Trust, Hartford Life and the Holders. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

         (c) The Indenture Trustee may be removed at any time by an Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, delivered to the Indenture Trustee and to the Trust.

         (d) If at any time (i) the Indenture Trustee shall cease to be eligible under Section 7.11 and shall fail to resign after written request by the Trust or any Holder (who has been a bona fide Holder of a Note for at least six (6) months), (ii) the Indenture

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Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (iii) the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder who has been a bona fide Holder of a Note for at least twelve (12) months, then, (x) the Trust (except during the existence of an Event of Default) by a Trust Order may, or (y) subject to Section 6.14, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Trust, by a Trust Order, shall promptly appoint a successor Indenture Trustee and shall comply with the requirements of Section
7.13. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes delivered to the Trust and the retiring Indenture Trustee, the successor Trustee so appointed shall, upon its acceptance of such appointment in accordance with the requirements of Section 7.13, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Trust. If no successor Indenture Trustee shall have been so appointed by the Trust or Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a Holder for at least six months may (subject to Section 6.14), on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         (f) The Trust shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Notes, if any, as their names and addresses appear in the Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

         (g) Any successor Indenture Trustee shall satisfy all applicable requirements under the Indenture.

         Section 7.13 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Trust and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring

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Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Trust or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.

         (b) Upon request of any such successor Indenture Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section, as the case may be.

         (c) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

         Section 7.14 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF INDENTURE TRUSTEE. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or national banking association shall be otherwise qualified and eligible under this Article. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

         Section 7.15 CO-TRUSTEES AND SEPARATE TRUSTEES.

         (a) At any time or times, for the purpose of meeting the legal or regulatory requirements of any jurisdiction in which any portion of any Collateral may at the time be located, the Trust and the Indenture Trustee shall have power to appoint, and, upon the written request of the Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, the Trust shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Indenture Trustee to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Collateral, or

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to act as separate trustee of all or any part of such property, with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Trust does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment.

         (b) Should any written instrument from the Trust be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Trust.

         (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (i) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

                  (ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

                  (iii) the Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Trust evidenced by a Trust Request, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Trust. Upon the written request of the Indenture Trustee, the Trust shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

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                  (iv) no co-trustee or separate trustee hereunder shall be
         personally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder and the Indenture Trustee shall not be personally liable by reason of any act or omission of any co-trustee or separate trustee hereunder; and

                  (v) any Act of Holders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 7.16 APPOINTMENT AND DUTIES OF THE CALCULATION AGENT.

         (a) Unless the Paying Agent advises the Trust that it is unable to act as Calculation Agent, the Trust appoints the Paying Agent at its specified office as Calculation Agent in relation to the Notes in respect of which it is named as such in the Pricing Supplement for the purposes specified in the Indenture and all matters incidental thereto.

         (b) The Paying Agent accepts its appointment as Calculation Agent in relation to the Notes in respect of which it is named as such in the Pricing Supplement and shall perform all matters expressly to be performed by it in, and otherwise comply with, the terms and conditions of the Notes and the provisions of the Indenture and, in connection therewith, shall take all such action as may be incidental thereto. The Paying Agent acknowledges and agrees that it shall be named in the Pricing Supplement as Calculation Agent in respect of the Notes unless the purchasing agents or selling agents (or one of the purchasing agents or selling agents) through whom the Notes are issued has agreed with the Trust to act as Calculation Agent (in which case the purchasing agents or selling agents shall be named as Calculation Agent in the related Pricing Supplement). If the Calculation Agent is incapable or unwilling to perform its duties hereunder, the Indenture Trustee (or the Administrator if the Indenture Trustee is the Calculation Agent) will appoint the Paying Agent or another leading commercial bank to serve as Calculation Agent. Any resignation by or termination of a Calculation Agent shall not be effective until a successor Calculation Agent has been appointed.

         (c) The Calculation Agent shall in respect of the Notes:

                  (i) obtain such quotes and rates and/or make such determinations, calculations and adjustments as may be required under the Notes and provide notice of any applicable interest rate calculations or determinations or periods with respect to the Notes to the Holders of the Notes upon their request and to the Indenture Trustee, Paying Agent, the Trust and Hartford Life, and if the Notes are listed on a stock exchange, and the rules of such exchange so require, such exchange as soon as possible after the Calculation Agent's determination or calculation of such interest rates or interest rate periods, but in no event later than the fourth (4th) Banking Day thereafter or, earlier in the case of notification to a stock exchange, if the rules of such exchange so require; and

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                  (ii) maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Trust, the Indenture Trustee, Hartford Life and the Paying Agent.

         (d) The Calculation Agent shall have no liability to the Holders of Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent in good faith.

         Section 7.17 CHANGES IN AGENTS.

         (a) Any Agent may resign its appointment hereunder upon the expiration of not less than thirty (30) days' notice to that effect to the Trust (with a copy to the Indenture Trustee); provided, however, that any such notice which would otherwise expire within thirty (30) days before or after the Maturity Date or any interest or other payment date of the Notes shall be deemed to expire on the thirtieth (30th) day following the Maturity Date or, as the case may be, such interest or other payment date.

         (b) The Trust may revoke its appointment of any Agent hereunder upon not less than thirty (30) days' notice to the applicable Agent and the Indenture Trustee to that effect.

         (c) The appointment of any Agent hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely, such Agent becomes incapable of acting; is adjudged bankrupt or insolvent; files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent; a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

         (d) The Trust may (and shall where necessary to comply with the terms and conditions of the Notes) appoint substitute or additional agents in relation to the Notes and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of the Indenture.

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         (e) If any Agent gives notice of its resignation in accordance with this Section 7.17, and a successor to such Agent has not been appointed by the Trust by the tenth (10th) day before the expiration of such notice, such Agent may itself, following such consultation with the Trust as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the terms and conditions of the Notes) and give notice of such appointment in accordance with the terms and conditions of the Notes, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of the Indenture.

         (f) Upon any resignation or revocation becoming effective under this Section, the relevant Agent shall:

                  (i) be released and discharged from its obligations under the Indenture;

                  (ii) in the case of the Paying Agent, deliver to the Trust and to the successor Paying Agent a copy, certified as true and up-to-date by an officer of the Paying Agent, of the records maintained by it in accordance with Section 3.04;

                  (iii) in the case of the Registrar, deliver to the Trust and to the successor Registrar a copy, certified as true and up-to-date by an officer of such Registrar, of each of the Registers and other records maintained by it in accordance with Section 2.06;

                  (iv) in the case of a Calculation Agent, deliver to the Trust and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of such Calculation Agent of the records maintained by it in accordance with Section 7.16; and

                  (v) upon payment to it by Hartford Life of all amounts owed to it, forthwith transfer all monies and papers (including any unissued Global Notes or Definitive Notes) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

         (g) Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of such Agent, shall, to the extent permitted by applicable law, be the successor to such Agent hereunder and in relation to the Notes without any further formality, whereupon the

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parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of the Indenture. Notice of any such merger, conversion, consolidation or asset transfer shall forthwith be given by such successor to the Trust and the other parties hereto.

         (h) If any Agent decides to change its specified office (which may only be effected within the same city) it shall give notice to the Trust (with a copy to the Indenture Trustee) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice. The relevant Agent shall at its own expense not less than fourteen (14) days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Section on or prior to the date of such change) publish or cause to be published notice thereof.

Upon the execution hereof and thereafter forthwith upon any change of the same, the Trust shall deliver to the Indenture Trustee (with a copy to the Paying Agent) a list of the Authorized Signatories of the Trust together with certified specimen signatures of the same.

         Section 7.18 LIMITATION OF DELAWARE TRUSTEE LIABILITY. It is expressly understood and agreed by the parties that (a) the Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Indenture or any other related documents.

                                   ARTICLE 8

                             SUPPLEMENTAL INDENTURES

         Section 8.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without notice to, or the consent of, any Holder, the Trust and the Indenture Trustee, at any time

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and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for the purpose of:

                  (a) conveying, transferring, assigning, mortgaging or pledging to the Indenture Trustee, as security for the Notes, any property or assets in addition to the Collateral;

                  (b) curing any ambiguity or correcting or supplementing any provision contained herein, in the Notes or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture, the Notes, the Funding Agreement or any other Issuance Documents, or making such other provisions in regard to matters or questions arising under the Indenture which shall not materially adversely affect the interests of any Holder of the Notes;

                  (c) adding to the covenants of the Trust or the Indenture Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred in the Indenture on the Trust;

                  (d) adding any additional Events of Default;

                  (e) evidencing and providing for the acceptance of appointment under the Indenture of a successor Indenture Trustee;

                  (f) providing for the issuance of and establishing the form and terms and conditions of Notes as provided in Section 2.02; or

                  (g) establishing the form of any certifications required to be furnished pursuant to the terms of the Indenture or of the Notes.

         Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit the Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause any Trust not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for United States federal income tax purposes.

         Section 8.02 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS.

         (a) With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Trust and the Indenture Trustee, the Trust and the Indenture Trustee may enter one or more indentures supplemental hereto in form satisfactory to the Indenture Trustee for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of

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modifying in any manner the rights of the Holders of the Notes under the
Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the Stated Maturity Date of the principal of, or the time of payment of interest on, any Note;

                  (ii) reduce the principal amount of, the interest on or any premium payable on, any Note;

                  (iii) change any Place of Payment where, or the coin or currency in which the principal of, premium, if any, or interest on, any Note is payable;

                  (iv) impair or affect the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;

                  (v) reduce the percentage of the aggregate principal amount of the Outstanding Notes, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of defaults hereunder and their consequences provided for in the Indenture;

                  (vi) modify any of the provisions of this Section or similar provisions, except to increase any percentage specified herein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note;

                  (vii) modify or alter the definition of the term "Outstanding" herein;

                  (viii) modify or affect in any manner adverse to the interest of any Holder the terms and conditions of the obligations of the Trust regarding the due and punctual payment of the principal of or interest on, or any other amounts due with respect to, the Notes; or

                  (ix) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of any Collateral or terminate the Lien of the Indenture on any property held for the benefit and security of Holders at any time subject hereto or deprive any Holder of the security afforded by the Lien of the Indenture.

         (b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture (and may receive and conclusively rely upon an Opinion of Counsel in doing so) and any such determination shall be conclusive upon all the Holders, whether theretofore or thereafter authenticated

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and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Trust and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes affected thereby a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         (c) Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit the Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause the Trust not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for United States federal income tax purposes.

         Section 8.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that the supplemental indenture complies with the requirements of Section 8.01 or 8.02, as the case may be. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, indemnities or immunities under the Indenture or otherwise.

         Section 8.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of a Note which has theretofore been or thereafter authenticated and delivered hereunder shall be bound thereby. Further, the Trust shall be bound by any such supplemental indenture.

         Section 8.05 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated by the Indenture Trustee and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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         Section 8.06 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 8.07 AMENDMENT OF THE FUNDING AGREEMENT.

         (a) Without notice to, or the consent of, any Holder, the Indenture Trustee, at any time and from time to time, may enter into or consent to one or more amendments to the Funding Agreement, in form satisfactory to the Indenture Trustee, for the purpose of:

                  (i) curing any ambiguity or correcting or supplementing any provision contained in the Funding Agreement which may be defective or inconsistent with any other provision contained in the Funding Agreement, the Indenture, the Notes or any other Issuance Documents, or making such other provisions in regard to matters or questions arising under the Funding Agreement or the Indenture which shall not adversely affect the interests of any Holder of the Notes in any material respect; or

                  (ii) adding any additional Event of Default (as defined in the Funding Agreement) of Hartford Life.

         (b) With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such amendment, by Act of said Holders delivered to the Trust and the Indenture Trustee, the Trust and the Indenture Trustee may enter one or more amendments to the Funding Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the Maturity Date (as defined in the Funding Agreement) of the principal of, or the time of payment of interest on, the Funding Agreement;

                  (ii) reduce the principal amount of, the interest on or any premium payable on, the Funding Agreement;

                  (iii) change any place of payment where, or the coin or currency in which the principal of, premium, if any, or interest on, the Funding Agreement is payable;

                  (iv) impair or affect the right of the Indenture Trustee or the Trust to institute suit for the enforcement of any payment on or with respect to the Funding Agreement; or

                  (v) modify or affect in any manner adverse to the interest of the Trust or the Indenture Trustee the terms and conditions of the obligations of Hartford

         Life regarding the due and punctual payment of the principal of or interest on, or any other amounts due with respect to, the Funding Agreement.

         (c) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any amendment of the Funding Agreement (and may receive and conclusively rely upon an Opinion of Counsel in doing so) and any such determination shall be conclusive upon all the Holders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Trust and the Indenture Trustee of any amendment pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes affected thereby a notice setting forth in general terms the substance of such amendment. Any failure of the Trust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

         (d) Notwithstanding any other provision, the Trust and Indenture Trustee will not enter into any amendment to the Funding Agreement with Hartford Life or permit the Funding Agreement to be amended or modified if such amendment or modification would cause the Trust not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for United States federal income tax purposes.

         (e) The Indenture Trustee shall be entitled to receive and rely on an Opinion of Counsel as to whether any such amendment to the Funding Agreement complies with the requirements of Section 8.07(a) or (b), if applicable, and any such opinion shall be conclusive on the Holders of the Notes.

                                   ARTICLE 9

                             NON-RECOURSE PROVISIONS

         Section 9.01 NONRECOURSE ENFORCEMENT. Notwithstanding anything to the contrary contained in the Indenture or any Notes, other than as described herein, none of Hartford Life (except pursuant to the Funding Agreement), its officers, directors, Affiliates, employees or agents, or any of the Delaware Trustee, the Trust Beneficial Owner, the Administrator, the Indenture Trustee, the Agents or any of their respective officers, directors, Affiliates, employees or agents (the "NONRECOURSE PARTIES") will be personally liable for the payment of any principal, premium, if any, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on such Notes shall be limited solely to a proceeding against the Collateral. Neither such Holders nor the Indenture Trustee on behalf of such Holders will have the right to proceed against the Nonrecourse Parties or the collateral held in any other trust organized under the Program or otherwise, to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the Funding Agreement, they may enforce the Funding Agreement against Hartford Life, its successors or assigns) or for any deficiency judgment remaining after foreclosure of any property included in the Collateral.

         It is expressly understood and agreed that nothing contained in this
Section 9.01 shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and security interests created by the Indenture, the Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section 9.01 shall preclude the Holders from foreclosing upon any property included in the Collateral.

         Holders may not seek to enforce rights against the Trust (a) by commencing any recovery or enforcement proceedings against the Trust, (b) by applying to wind up the Trust, (c) otherwise than through the Indenture Trustee in its exercise of powers to petition a court to appoint a receiver or administrator to the Trust or for the Collateral, (d) by making any statutory demand upon the Trust under applicable corporation law, or (e) in any other manner except as may be provided in the Indenture or in the Notes.

                                   ARTICLE 10

                          MEETINGS OF HOLDERS OF NOTES

         Section 10.01 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by the Holders of Notes.

         Section 10.02 CALL, NOTICE AND PLACE OF MEETINGS. (a) Unless otherwise provided in the Notes, the Indenture Trustee may at any time call a meeting of Holders of the Notes for any purpose specified in Section 10.01, to be held at such time and at such place in The City of New York or such other place as the Indenture Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
Section 1.06, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

         (b) In case at any time the Trust or the Holders of at least ten percent (10%) in principal amount of the Outstanding Notes shall have requested the Indenture Trustee to call a meeting of Holders for any purpose specified in
Section 10.01, by written request
setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have mailed the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Trust or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in The City of New York and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

         Section 10.03 PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Notes; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Trust and its counsel.

         Section 10.04 QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes, the Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need only be given once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

         Except as limited by Section 8.02(a) and Section 6.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by Section 8.02(a) and Section 6.13, any resolution with respect to any consent or waiver which the Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes; and provided, further, that, except as limited by Section 8.02(a) and Section 6.13, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

         Notwithstanding the preceding two paragraphs, any request, demand, authorization, direction, notice, consent, waiver or other action of Holders under the Indenture or the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when it is expressly required, to the Trust. The percentage of principal amount of the Outstanding Notes held by the Holders delivering such instruments which is required to approve any such action shall be the same as the percentage required for approval at a duly convened meeting of Holders.

         Any resolution passed or decision taken at any meeting of Holders duly held or by duly executed instrument in accordance with this Section shall be binding on all Holders of the Notes, whether or not such Holders were present or represented at the meeting.

         Section 10.05 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

         (a) Notwithstanding any other provisions of the Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

         (b) The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders as provided in Section 10.02(b), in which case the Trust or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

         (c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

         (d) Notwithstanding any other provision herein to the contrary, any meeting of Holders duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

         Section 10.06 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 11

                           NOTES IN FOREIGN CURRENCIES

         Section 11.01 NOTES IN FOREIGN CURRENCIES. In the absence of any provision to the contrary in the form of Notes, whenever the Indenture provides for (a) any action by, or the determination of any of the rights of, the Holders of Notes if not all of the Notes are denominated in the same currency, or (b) any distribution to the Holders of Notes of any amount in respect of any Note denominated in a currency other than Dollars, then all foreign denominated Notes shall be treated for any such action, determination of rights or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the Regular Record Date with respect to such Notes for such action, determination of rights or distribution (or, if there shall be no applicable Regular Record Date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Trust may specify in a written notice to the Indenture Trustee or, in the absence of such written notice, as the Indenture Trustee may determine.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                               FORM OF RETAIL NOTE

                                     A-1-1

                                   EXHIBIT A-1

                           FORM OF RETAIL GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST (HEREINAFTER DEFINED) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED NO.:                CUSIP NO.:               PRINCIPAL AMOUNT: U.S. $



               HARTFORD LIFE GLOBAL FUNDING TRUST [_____] - [___]

                                 INCOMENOTES(SM)

Issuance Date:                                            Floating Rate Note:  [ ] Yes [ ] No. If yes,
Issue Price:                                                   Regular Floating Rate Notes [ ]
Stated Maturity Date:                                          Floating Rate/ Fixed Rate Notes:  [ ]
Settlement Date:                                                   Fixed Interest Rate:
Securities Exchange Listing:  [ ] Yes [ ] No. If yes,              Fixed Rate Commencement Date:
     indicate name(s) of Securities Exchange(s):               Interest Rate Basis(es):
     _________________________________________________.
Depositary:                                                    CD Rate [ ]
Authorized Denominations:                                      CMT Rate [ ]

                                     A-1-2

Collateral held in the Trust:  Hartford Life Insurance             Designated CMT Telerate Page:
     Company Funding Agreement No. -, all proceeds of                   If Telerate Page 7052:
     the Funding Agreement and all rights and books and                 [ ] Weekly Average
     records pertaining to the foregoing.                               [ ] Monthly Average

Interest Rate or Formula:                                          Designated CMT Maturity Index:
Fixed Rate Note:  [ ] Yes [ ] No. If yes,                      Commercial Paper Rate [ ]
     Interest Rate:                                            Federal Funds Rate [ ]
     Interest Payment Dates:                                   LIBOR [ ]
     Additional/Other Terms:                                       [ ] LIBOR Reuters Page:
                                                                   [ ] LIBOR Moneyline Telerate Page:
Discount Note:  [ ] Yes [ ] No. If yes,                            LIBOR Currency:
     Total Amount of Discount:                                 Prime Rate [ ]
                                                               Treasury Rate [ ]
     Initial Accrual Period of Discount:                       Index Maturity:
     Interest Payment Dates:                                   Spread and/or Spread Multiplier:
     Additional/Other Terms:                                   Initial Interest Rate, if any:
Redemption Provisions:  [ ] Yes [ ] No. If yes,                Initial Interest Reset Date:
     Initial Redemption Date:                                  Interest Reset Dates:
     Redemption Dates:                                         Interest Determination Date(s):
     Initial Redemption Percentage:                            Interest Payment Dates:
     Annual Redemption Percentage Reduction,                   Maximum Interest Rate, if any:
         if any:                                               Minimum Interest Rate, if any:
     Additional/Other Terms:                                   Additional/Other Terms:
                                                          Regular Record Date(s):
                                                          Sinking Fund:
                                                          Day Count Convention:
                                                          Calculation Agent:
                                                          Survivor's Option:  [ ] Yes [ ] No. If yes,
                                                          the attached Survivor's Option Rider is
                                                          incorporated into this Note.
                                                          Additional/Other Terms:



         The Hartford Life Global Funding Trust designated above (the "TRUST"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America ("U.S. DOLLARS" or "UNITED STATES DOLLARS"). The "PRINCIPAL AMOUNT" of this Note at any time means
(1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(c) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of [-] (the "INDENTURE"), between JPMorgan Chase Bank, N.A., as the indenture trustee (the "INDENTURE TRUSTEE"), and the Trust, or on the face hereof.

                                     A-1-3

         This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Trust or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable, as the case may be, is referred to as the "MATURITY DATE").

         A "Discount Note" is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

         Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

         Payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, will be made through the Indenture Trustee to the account of DTC or its nominee and will be made in accordance with depositary arrangements with DTC.

         Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust. Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                                     A-1-4

         Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-1-5

         IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

                             HARTFORD LIFE GLOBAL FUNDING TRUST [-]


Dated:  [-]                  By:  Wilmington Trust Company, not in its
                             individual capacity but solely as Delaware Trustee.


                             By: __________________________________
                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the Hartford Life Global Funding Trust [-] as referred to in the within-mentioned Indenture.

                             JPMORGAN CHASE BANK, N.A.
                             As Indenture Trustee

Dated:  [-]
                             By: __________________________
                                 authorized officer

                                     A-1-6

                                [REVERSE OF NOTE]

         Section 1. GENERAL. This Note is one of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

         Section 2. CURRENCY. This Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.

         Section 3. DETERMINATION OF INTEREST RATE AND CERTAIN OTHER TERMS.

         (a) FIXED RATE NOTES. If this Note is specified on the face hereof as a "Fixed Rate Note":

                  (i) This Note will bear interest at the rate per annum specified on the face hereof. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

                  (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

                           Interest Payment Frequency        Interest Payment Dates
                           -------------------------------   ---------------------------------
                           Monthly                           Fifteenth day of each calendar
                                                             month, beginning in the first
                                                             calendar month following the
                                                             month this Note was issued.

                           Quarterly                         Fifteenth day of every third
                                                             calendar month, beginning in
                                                             the third calendar month
                                                             following the month this Note
                                                             was issued.

                           Semi-annual                       Fifteenth day of every sixth
                                                             calendar month, beginning in
                                                             the sixth calendar month
                                                             following the month this Note
                                                             was issued.

                           Annual                            Fifteenth day of every twelfth
                                                             calendar month, beginning in
                                                             the twelfth calendar month
                                                             following the month this Note
                                                             was issued.

                                                A-1-7

                  (iii) If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and/or interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

         (b) FLOATING RATE NOTES. If this Note is specified on the face hereof as a "Floating Rate Note":

                  (i) INTEREST RATE BASIS. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below), in accordance with a schedule attached hereto.

                  (ii) EFFECTIVE RATE. The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

                  (iii) SPREAD; SPREAD MULTIPLIER; INDEX MATURITY. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The "Spread Multiplier" is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.

                  (iv) REGULAR FLOATING RATE NOTE. Unless this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note, this Note (a "Regular Floating Rate Note") will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate
         Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date;

                                     A-1-8
         provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (v) FLOATING RATE/FIXED RATE NOTES. If this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

                  (vi) INTEREST RESET DATES. The period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets: (1) daily--each Business Day; (2) weekly--the Wednesday of each week, with the exception of any weekly reset Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week; (3) monthly--the fifteenth day of each calendar month; (4) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (5) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (6) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred; provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

                  (vii) INTEREST DETERMINATION DATES. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be: (1) with

                                     A-1-9
         respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate--the Business Day immediately preceding the related Interest Reset Date; (2) with respect to the CD Rate and the CMT Rate--the second Business Day preceding the related Interest Reset Date; (3) with respect to LIBOR--the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is (A) pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or (B) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day (as defined below) preceding the applicable Interest Reset Date; and (4) with respect to the Treasury Rate--the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. "TARGET SETTLEMENT DAY" means a day on which the TARGET System is open.

                  (viii) CALCULATION DATES. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  (ix) MAXIMUM OR MINIMUM INTEREST RATE. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the

                                     A-1-10
         interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

                  (x) INTEREST PAYMENTS. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets: (1) daily, weekly or monthly--the fifteenth day of each calendar month or on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred, as specified on the face hereof; (2) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (3) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (4) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred. In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

                  (xi) ROUNDING. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).

                  (xii) INTEREST FACTOR. With respect to a Floating Rate Note, accrued interest is calculated by multiplying the principal amount of such Note by an

                                     A-1-11
         accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under "Additional/Other Terms" applied.

                  (xiii) DETERMINATION OF INTEREST RATE BASIS. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

                           (A) CD RATE NOTES. If the Interest Rate Basis is the
                  CD Rate, this Note shall be deemed a "CD Rate Note." Unless otherwise specified on the face hereof, "CD Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) the rate on the particular Interest
                           Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

                                    (2) if the rate referred to in clause (1) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

                                    (3) if the rate referred to in clause (2) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The

                                     A-1-12

                           City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

                                    (4) if the dealers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

                           (B) CMT RATE NOTES. If the Interest Rate Basis is the
                  CMT Rate, this Note shall be deemed a "CMT Rate Note." Unless otherwise specified on the face hereof, "CMT Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) if CMT Moneyline Telerate Page 7051 is
                           specified on the face hereof:

                                       i.    the percentage equal to the yield
                                             for United States Treasury
                                             securities at "constant maturity"
                                             having the Index Maturity specified
                                             on the face hereof as published in
                                             H.15(519) under the caption
                                             "Treasury Constant Maturities", as
                                             the yield is displayed on Moneyline
                                             Telerate (or any successor service)
                                             on page 7051 (or any other page as
                                             may replace the specified page on
                                             that service) ("Moneyline Telerate
                                             Page 7051"), for the particular
                                             Interest Determination Date; or

                                       ii.   if the rate referred to in clause
                                             (i) does not so appear on Moneyline
                                             Telerate Page 7051, the percentage

                                     A-1-13
                                             equal to the yield for United
                                             States Treasury securities at
                                             "constant maturity" having the
                                             particular Index Maturity and for
                                             the particular Interest
                                             Determination Date as published in
                                             H.15(519) under the caption
                                             "Treasury Constant Maturities"; or

                                       iii.  if the rate referred to in clause
                                             (ii) does not so appear in
                                             H.15(519), the rate on the
                                             particular Interest Determination
                                             Date for the period of the
                                             particular Index Maturity as may
                                             then be published by either the
                                             Federal Reserve System Board of
                                             Governors or the United States
                                             Department of the Treasury that the
                                             Calculation Agent determines to be
                                             comparable to the rate which would
                                             otherwise have been published in
                                             H.15(519); or

                                       iv.   if the rate referred to in clause
                                             (iii) is not so published, the rate
                                             on the particular Interest
                                             Determination Date calculated by
                                             the Calculation Agent as a yield to
                                             maturity based on the arithmetic
                                             mean of the secondary market bid
                                             prices at approximately 3:30 P.M.,
                                             New York City time, on that
                                             Interest Determination Date of
                                             three leading primary United States
                                             government securities dealers in
                                             The City of New York (which may
                                             include the purchasing agent or its
                                             affiliates) (each, a "Reference
                                             Dealer") selected by the
                                             Calculation Agent from five
                                             Reference Dealers selected by the
                                             Calculation Agent and eliminating
                                             the highest quotation, or, in the
                                             event of equality, one of the
                                             highest, and the lowest quotation
                                             or, in the event of equality, one
                                             of the lowest, for United States
                                             Treasury securities with an
                                             original maturity equal to the
                                             particular Index Maturity, a
                                             remaining term to maturity no more
                                             than one year shorter than that
                                             Index Maturity and in a principal
                                             amount that is representative for a
                                             single transaction in the
                                             securities in that market at that
                                             time; or

                                       v.    if fewer than five but more than
                                             two of the prices referred to in
                                             clause (iv) are provided as
                                             requested, the rate on the
                                             particular Interest Determination

                                     A-1-14

                                             Date calculated by the Calculation
                                             Agent based on the arithmetic mean
                                             of the bid prices obtained and
                                             neither the highest nor the lowest
                                             of the quotations shall be
                                             eliminated; or

                                       vi.   if fewer than three prices referred
                                             to in clause (iv) are provided as
                                             requested, the rate on the
                                             particular Interest Determination
                                             Date calculated by the Calculation
                                             Agent as a yield to maturity based
                                             on the arithmetic mean of the
                                             secondary market bid prices as of
                                             approximately 3:30 P.M., New York
                                             City time, on that Interest
                                             Determination Date of three
                                             Reference Dealers selected by the
                                             Calculation Agent from five
                                             Reference Dealers selected by the
                                             Calculation Agent and eliminating
                                             the highest quotation or, in the
                                             event of equality, one of the
                                             highest and the lowest quotation
                                             or, in the event of equality, one
                                             of the lowest, for United States
                                             Treasury securities with an
                                             original maturity greater than the
                                             particular Index Maturity, a
                                             remaining term to maturity closest
                                             to that Index Maturity and in a
                                             principal amount that is
                                             representative for a single
                                             transaction in the securities in
                                             that market at that time; or

                                       vii.  if fewer than five but more than
                                             two prices referred to in clause
                                             (vi) are provided as requested, the
                                             rate on the particular Interest
                                             Determination Date calculated by
                                             the Calculation Agent based on the
                                             arithmetic mean of the bid prices
                                             obtained and neither the highest
                                             nor the lowest of the quotations
                                             will be eliminated; or

                                       viii. if fewer than three prices referred
                                             to in clause (vi) are provided as
                                             requested, the CMT Rate in effect
                                             on the particular Interest
                                             Determination Date; provided that
                                             if no CMT Rate is then in effect,
                                             the interest rate for the next
                                             Interest Reset Period will be the
                                             Initial Interest Rate; or

                                    (2) if CMT Moneyline Telerate Page 7052 is
                           specified on the face hereof:

                                     A-1-15

                                       i.    the percentage equal to the
                                             one-week or one-month, as specified
                                             on the face hereof, average yield
                                             for United States Treasury
                                             securities at "constant maturity"
                                             having the Index Maturity specified
                                             on the face hereof as published in
                                             H.15(519) opposite the caption
                                             "Treasury Constant Maturities", as
                                             the yield is displayed on Moneyline
                                             Telerate (or any successor service)
                                             (on page 7052 or any other page as
                                             may replace the specified page on
                                             that service) ("Moneyline Telerate
                                             Page 7052"), for the week or month,
                                             as applicable, ended immediately
                                             preceding the week or month, as
                                             applicable, in which the particular
                                             Interest Determination Date falls;
                                             or

                                       ii.   if the rate referred to in clause
                                             (i) does not so appear on Moneyline
                                             Telerate Page 7052, the percentage
                                             equal to the one-week or one-month,
                                             as specified on the face hereof,
                                             average yield for United States
                                             Treasury securities at "constant
                                             maturity" having the particular
                                             Index Maturity and for the week or
                                             month, as applicable, preceding the
                                             particular Interest Determination
                                             Date as published in H.15(519)
                                             opposite the caption "Treasury
                                             Constant Maturities"; or

                                       iii.  if the rate referred to in clause
                                             (ii) does not so appear in
                                             H.15(519), the one-week or
                                             one-month, as specified on the face
                                             hereof, average yield for United
                                             States Treasury securities at
                                             "constant maturity" having the
                                             particular Index Maturity as
                                             otherwise announced by the Federal
                                             Reserve Bank of New York for the
                                             week or month, as applicable, ended
                                             immediately preceding the week or
                                             month, as applicable, in which the
                                             particular Interest Determination
                                             Date falls; or

                                       iv.   if the rate referred to in clause
                                             (iii) is not so published, the rate
                                             on the particular Interest
                                             Determination Date calculated by
                                             the Calculation Agent as a yield to
                                             maturity based on the arithmetic
                                             mean of the secondary market bid
                                             prices at approximately 3:30 P.M.,
                                             New York City time, on that
                                             Interest Determination Date of
                                             three Reference

                                     A-1-16

                                             Dealers selected by the Calculation
                                             Agent from five Reference Dealers
                                             selected by the Calculation Agent
                                             and eliminating the highest
                                             quotation, or, in the event of
                                             equality, one of the highest, and
                                             the lowest quotation or, in the
                                             event of equality, one of the
                                             lowest, for United States Treasury
                                             securities with an original
                                             maturity equal to the particular
                                             Index Maturity, a remaining term to
                                             maturity no more than one year
                                             shorter than that Index Maturity
                                             and in a principal amount that is
                                             representative for a single
                                             transaction in the securities in
                                             that market at that time; or

                                       v.    if fewer than five but more than
                                             two of the prices referred to in
                                             clause (iv) are provided as
                                             requested, the rate on the
                                             particular Interest Determination
                                             Date calculated by the Calculation
                                             Agent based on the arithmetic mean
                                             of the bid prices obtained and
                                             neither the highest nor the lowest
                                             of the quotations shall be
                                             eliminated; or

                                       vi.   if fewer than three prices referred
                                             to in clause (iv) are provided as
                                             requested, the rate on the
                                             particular Interest Determination
                                             Date calculated by the Calculation
                                             Agent as a yield to maturity based
                                             on the arithmetic mean of the
                                             secondary market bid prices as of
                                             approximately 3:30 P.M., New York
                                             City time, on that Interest
                                             Determination Date of three
                                             Reference Dealers selected by the
                                             Calculation Agent from five
                                             Reference Dealers selected by the
                                             Calculation Agent and eliminating
                                             the highest quotation or, in the
                                             event of equality, one of the
                                             highest and the lowest quotation
                                             or, in the event of equality, one
                                             of the lowest, for United States
                                             Treasury securities with an
                                             original maturity greater than the
                                             particular Index Maturity, a
                                             remaining term to maturity closest
                                             to that Index Maturity and in a
                                             principal amount that is
                                             representative for a single
                                             transaction in the securities in
                                             that market at the time; or

                                       vii.  if fewer than five but more than
                                             two prices referred to in clause
                                             (vi) are provided as requested, the
                                             rate

                                     A-1-17
                                             on the particular Interest
                                             Determination Date calculated by
                                             the Calculation Agent based on the
                                             arithmetic mean of the bid prices
                                             obtained and neither the highest
                                             nor the lowest of the quotations
                                             will be eliminated; or

                                       viii. if fewer than three prices referred
                                             to in clause (vi) are provided as
                                             requested, the CMT Rate in effect
                                             on that Interest Determination
                                             Date; provided that if no CMT Rate
                                             is then in effect, the interest
                                             rate for the next Interest Reset
                                             Period will be the Initial Interest
                                             Rate.

                           If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

                           (C) COMMERCIAL PAPER RATE NOTES. If the Interest Rate
                  Basis is the Commercial Paper Rate, this Note shall be deemed a "Commercial Paper Rate Note." Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) the Money Market Yield (as defined
                           below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper--Nonfinancial"; or

                                    (2) if the rate referred to in clause (1) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial"; or

                                    (3) if the rate referred to in clause (2) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic

                                     A-1-18
                           mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

                                    (4) if the dealers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                   D x 360
                           Money Market Yield = ------------- x 100
                                                360 - (D x M)

                  where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                           (D) FEDERAL FUNDS RATE NOTES. If the Interest Rate
                  Basis is the Federal Funds Rate, this Note shall be deemed a "Federal Funds Rate Note." Unless otherwise specified on the face hereof, "Federal Funds Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) the rate on the particular Interest
                           Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

                                    (2) if the rate referred to in clause (1)
                           does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other

                                     A-1-19
                           recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

                                    (3) if the rate referred to in clause (2) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

                                    (4) if the brokers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                           (E) LIBOR NOTES. If the Interest Rate Basis is LIBOR,
                  this Note shall be deemed a "LIBOR Note." Unless otherwise specified on the face hereof, "LIBOR" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) if "LIBOR Moneyline Telerate" is
                           specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                    (2) if "LIBOR Reuters" is specified on the
                           face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                     A-1-20

                                    (3) if fewer than two offered rates appear,
                           or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the purchasing agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                    (4) if fewer than two offered quotations
                           referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                    (5) if the banks so selected by the
                           Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.

                  "LIBOR Page" means either: (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR

                                     A-1-21

                  Currency; or (2) if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), or if no such page is specified, on the Moneyline Telerate (or any successor service) page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                           (F) PRIME RATE NOTES. If the Interest Rate Basis is
                  the Prime Rate, this Note shall be deemed a "Prime Rate Note." Unless otherwise specified on the face hereof, "Prime Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) the rate on the particular Interest
                           Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

                                    (2) if the rate referred to in clause (1) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

                                    (3) if the rate referred to in clause (2) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

                                    (4) if fewer than four rates referred to in
                           clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the purchasing

                                     A-1-22
                           agent) in The City of New York selected by the Calculation Agent; or

                                    (5) if the banks so selected by the
                           Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                           (G) TREASURY RATE NOTES. If the Interest Rate Basis
                  is the Treasury Rate, this Note shall be deemed a "TREASURY RATE NOTE." Unless otherwise specified on the face hereof, "TREASURY RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (1) the rate from the auction held on the
                           Interest Determination Date (the "AUCTION") of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

                                    (2) if the rate referred to in clause (1) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

                                    (3) if the rate referred to in clause (2) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

                                     A-1-23

                                    (4) if the rate referred to in clause (3) is
                           not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                                    (5) if the rate referred to in clause (4) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                                    (6) if the rate referred to in clause (5) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

                                    (7) if the dealers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                       D x N
                           Bond Equivalent Yield = ------------- x 100
                                                   360 - (D x M)

                  where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                                     A-1-24

         (c) DISCOUNT NOTES. If this Note is specified on the face hereof as a "Discount Note":

                  (i) PRINCIPAL AND INTEREST. This Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "DISCOUNT".

                  (ii) REDEMPTION; REPAYMENT; ACCELERATION. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date ("AMORTIZED FACE AMOUNT"). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the "INITIAL PERIOD") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

         Section 4. REDEMPTION. If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture. If a redemption right is set forth on the face of this Note, the Trust shall redeem this Note on the Interest Payment Date on or after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Hartford Life Insurance Company ("HARTFORD LIFE") (each, a "REDEMPTION DATE"), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, prior to the Stated Maturity Date, in increments of $1,000 at the applicable Redemption Price (as defined below), together with unpaid interest, if any,

                                     A-1-25
accrued thereon to, but excluding, the applicable Redemption Date. "Redemption Price" shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed (or in the case of Discount Notes, multiplied as set forth in Section 3(c)(ii) above). The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Hartford Life by (B) the outstanding principal amount of the Funding Agreement. The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed. Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Section 5. SINKING FUNDS. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund.

         Section 6. MODIFICATIONS AND WAIVERS. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

         Section 7. OBLIGATIONS UNCONDITIONAL. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                                     A-1-26

         Section 8. EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and all other amounts payable on, the Notes may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(c) hereof.

         Section 9. WITHHOLDING; NO ADDITIONAL AMOUNTS; TAX EVENT. All amounts due in respect of this Note will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. The Trust will not pay any additional amounts to the Holder of this Note in respect of any such withholding or deduction, any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem this Note and the Holder will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder's interest in this Note as equitably determined by the Trust.

         If (1) a Tax Event (defined below) as to the relevant Funding Agreement occurs and (2) Hartford Life elects to redeem the Funding Agreement in whole or in part, the Trust will redeem this Note, subject to the terms and conditions of
Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date. "TAX EVENT" means that Hartford Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the relevant Funding Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges. "Tax Event Redemption Price" means an amount equal to the unpaid principal amount of this Note to be redeemed, which shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Hartford Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

                                     A-1-27

         Section 10. LISTING. Unless otherwise specified on the face hereof, this Note will not be listed on any securities exchange.

         Section 11. COLLATERAL. The Collateral for this Note includes the Funding Agreement specified on the face hereof.

         Section 12. NO RECOURSE AGAINST CERTAIN PERSONS. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

         Section 13. MISCELLANEOUS.

         (a) This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face of this Note.

         (b) Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

         (c) The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting. Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial holders. So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants. Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining,

                                     A-1-28
supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

         (d) This Note or portion hereof may not be exchanged for Definitive Notes, except in the limited circumstances provided for in the Indenture. The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture. No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Section 14. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     A-1-29

                             SURVIVOR'S OPTION RIDER

         (a) Unless this Note, on its face, has been declared due and payable prior to the Maturity Date by reason of any Event of Default under the Indenture, or has been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of this Note shall have the option to elect repayment by the Trust in whole or in part prior to the Maturity Date following the death of the Beneficial Owner (a "SURVIVOR'S OPTION"). The Survivor's Option may not be exercised until 12 full months following the Issuance Date with respect to such Note. "BENEFICIAL OWNER" as used in this Survivor's Option Rider means, with respect to this Note, the person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of this Note, as well as the right to receive payments on this Note.

         (b) Upon (1) the valid exercise of the Survivor's Option and the proper tender of this Note by or on behalf of a person that has authority to act on behalf of the deceased Beneficial Owner of this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the "Representative") and (2) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of this Note to be repaid, the Trust shall repay this Note (or portion thereof) at a price equal to 100% of the unpaid Principal Amount of the deceased Beneficial Owner's beneficial interest in this Note plus accrued and unpaid interest to, but excluding, the date of such repayment. However, the Trust shall not be obligated to repay:

                  (i) beneficial ownership interests in Notes exceeding the greater of $1,000,000 or 1% in aggregate principal amount for all Outstanding notes issued under the Hartford Life Global Funding IncomeNotes(SM) program to which the Survivor Option applies as of the end of the most recent calendar year (the "Annual Put Limitation") or such greater amounts as determined in accordance with the Funding Agreement(s) securing the Notes of the Trust and set forth in the Pricing Supplement;

                  (ii) on behalf of a deceased Beneficial Owner, any beneficial ownership interest in Hartford Life Global Funding IncomeNotes(SM) that exceeds $250,000 in aggregate in any calendar year (the "Individual Put Limitation"), or such greater amount as determined in accordance with such Funding Agreement(s) and set forth in the Pricing Supplement; or

                  (iii) beneficial ownership interests in Notes of the Trust exceeding the Trust Put Limitation, if any, specified in the Pricing Supplement (the "Trust Put Limitation").

                                     A-1-30

         (c) The Trust shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of this Note, the Principal Amount remaining Outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

         (d) An otherwise valid election to exercise the Survivor's Option may not be withdrawn.

         (e) Election to exercise the Survivor's Option will be accepted in the order that elections are received by the Indenture Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (1) the Annual Put Limitation, (2) the Individual Put Limitation or (3) the Trust Put Limitation. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during any calendar year, because such acceptance would have contravened the Annual Put Limitation, the Individual Put Limitation or the Trust Put Limitation, shall be deemed to be tendered on the first day of the following calendar year in the order all such Notes (or portions thereof) were originally tendered. In the event that this Note (or any portion hereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted or if repayment is to be delayed, the Indenture Trustee shall deliver a notice by first-class mail to the presenting direct participant that states the reason such Note (or portion thereof) has not been accepted for payment or why repayment is to be delayed.

         (f) In order to obtain repayment through exercise of the Survivor's Option with respect to this Note (or portion hereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in this Note is held by the deceased Beneficial Owner: (1) a written instruction to such broker or other entity to notify the Depositary of the Representative's desire to obtain repayment through the exercise of the Survivor's Option; (2) appropriate evidence satisfactory to the Indenture Trustee that (i) the deceased was the Beneficial Owner of this Note at the time of death, which evidence may be in the form of a letter from the Representative,
(ii) the death of such Beneficial Owner has occurred, and the date of such death, and (iii) the Representative has authority to act on behalf of the deceased Beneficial Owner; (3) if the interest in this Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter satisfactory to the Indenture Trustee from such nominee attesting to the deceased's beneficial ownership of this Note; (4) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States; (5) if applicable, a properly executed assignment or endorsement; (6) tax waivers

                                     A-1-31
and such other instruments or documents that the Indenture Trustee reasonably requires in order to establish the validity of the beneficial ownership of this Note and the claimant's entitlement to payment; and (7) any additional information the Indenture Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Note. Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in this Note on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee from the broker or other entity stating that it represents the deceased Beneficial Owner. Such direct participant shall then execute an election form in the form attached hereto as Annex A and deliver the originals of such items to the Indenture Trustee and retain photocopies thereof. If the Indenture Trustee determines that it has received the requisite documentation and information and all other conditions described in this Note and in the applicable prospectus supplement and pricing supplement are satisfied, the Indenture Trustee shall make payment of the applicable amount to the direct participant through the Depositary. Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor's Option to the appropriate Representative. All questions, other than with respect to the right to limit the aggregate Principal Amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, regarding the eligibility or validity of any exercise of the Survivor's Option will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties, provided however, that any such determination is subject to the right of the issuer of the relevant Funding Agreement to require reasonable evidence that the exercise of the Survivor's Option satisfied all of the terms and conditions described in this Note or the prospectus, prospectus supplement and/or pricing supplement applicable to this Note and any restriction in the schedule to such Funding Agreement. The Indenture Trustee shall have no liability to any Person, including without limitation, the Trust, the issuer of the Funding Agreement, any Holder, any Beneficial Owner or any Representative, arising out of any determination made by it relating to the eligibility or validity of any exercise of the Survivor's Option, unless occasioned by the Indenture Trustee's gross negligence or willful misconduct.

         (g) The death of a person holding a beneficial interest in this Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner's spouse, will be deemed the death of the Beneficial Owner of this Note, and the entire Principal Amount of this Note so held shall be subject to repayment by the Trust upon request in accordance with the terms and provisions hereof. However, the death of a person holding a beneficial interest in this Note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person's ownership interest in this Note.

                                     A-1-32

         (h) The death of a person who was a lifetime beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note to the extent of that person's interest in the trust. The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note only with respect to the deceased person's beneficial interest in this Note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of this Note.

         (i) The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in this Note will be deemed the death of the Beneficial Owner of this Note for purposes of the Survivor's Option, regardless of whether that Beneficial Owner was the registered holder of this Note, if such beneficial ownership interest can be established to the satisfaction of the Indenture Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, such as ownership under the Uniform Transfers of Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

                                     A-1-33

                                                                         ANNEX A

                             REPAYMENT ELECTION FORM

                         HARTFORD LIFE INSURANCE COMPANY

                      HARTFORD LIFE INCOMENOTES(SM) PROGRAM

                              CUSIP NUMBER ________

         To:  [Name of Trust] (the "TRUST")

         The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

         - The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of the Hartford Life IncomeNotes(SM) program note (CUSIP No. ____________) (the "NOTES").

         - At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

         - The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

The Financial Institution agrees to the following terms:

         - The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (this "FORM").

         - The Financial Institution shall deliver to JPMorgan Chase Bank, N.A. (the "INDENTURE TRUSTEE") the originals of all records specified in the Instructions supporting the above representations and all other related documents received from the relevant broker or other entity, and shall retain photocopies thereof, and shall make such photocopies available to Wilmington Trust Company (the "TRUSTEE"), AMACAR Pacific Corp. (the "ADMINISTRATOR") or [Name of Trust] (the "TRUST") for inspection and review within five business days of the Trustee's, the Administrator's or the Trust's request.

         - If the Financial Institution, the Indenture Trustee, the Trustee, the Administrator or the Trust, in any such party's reasonable discretion,

                                     A-1-34
                  deems any of the records specified in the Instructions supporting the above representations or any such other related documents unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee, the Indenture Trustee, the Administrator or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Indenture Trustee immediately.

         -        Survivor's Option Elections may not be withdrawn.

         - The Financial Institution agrees to indemnify and hold harmless the Trustee, the Indenture Trustee, the Administrator and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

         - The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

         - Subject to the Trust's rights to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.

                                     A-1-35

                             REPAYMENT ELECTION FORM

         (1)___________________________________________________________
                        Name of Deceased Beneficial Owner

         (2)___________________________________________________________
                                  Date of Death

         (3)___________________________________________________________
             Name of Authorized Representative Requesting Repayment

         (4) __________________________________________________________
               Name of Financial Institution Requesting Repayment

         (5) __________________________________________________________
               Signature of Authorized Representative of Financial
                        Institution Requesting Repayment

         (6) __________________________________________________________
                     Principal Amount of Requested Repayment

         (7) __________________________________________________________
                                Date of Election

         (8)      Financial Institution
                  Representative Name:
                  Phone Number:
                  Fax Number:
                  Mailing Address (no P.O. Boxes):

         (9)      Wire instructions for payment:
                  Bank Name:
                  ABA Number:
                  Account Name:
                  Account Number:
                  Reference (optional):

                                     A-1-36

TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A) DELIVERY AND PAYMENT DATE:

(B) PRINCIPAL AMOUNT:

(C) ACCRUED INTEREST:

(D) DATE OF RECEIPT OF FORM BY THE INDENTURE TRUSTEE:

(E) DATE OF ACKNOWLEDGMENT BY THE INDENTURE TRUSTEE*

----------
* An acknowledgement, in the form of a copy of this document, will be returned to the party and location designated in item (8) above.

                                     A-1-37

             INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND
                          EXERCISING REPAYMENT OPTION

         Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years photocopies of the following: (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, which evidence may be in the form of a letter from the Representative, and (4) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

         - If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

         - The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner's interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

         - A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the note, unless a husband and wife are the

                                     A-1-38
                  tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

         - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2.       Indicate the name of the Deceased Beneficial Owner on line (1).

3.       Indicate the date of death of the Deceased Beneficial Owner on line
         (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.       Indicate the principal amount of notes to be repaid on line (6).

8.       Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.      Indicate the wire instruction for payment on line (9).

11.      Leave lines (A), (B), (C), (D) and (E) blank.

12.      Mail or otherwise deliver an original copy of the completed Form to:

                                     A-1-39

BY REGISTERED MAIL                              BY COURIER OR OVERNIGHT DELIVERY
------------------                              --------------------------------
JPMorgan Chase Bank, N.A.                       JPMorgan Chase Bank, N.A.
WSS - Survivor Option Processing                WSS - Survivor Option Processing
P.O. Box 2320                                   2001 Bryan Street - 9th Floor
Dallas, Texas 75221-2320                        Dallas, Texas 75201



13.      FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE
         ACCEPTED.

14. If the acknowledgement of the Indenture Trustee's receipt of this Form is not received within ten days of the date such information is sent to JPMorgan Chase Bank, N.A., contact JPMorgan Chase Bank, N.A. at 2001 Bryan Street - 9th Floor, Dallas, Texas 75201, Attention: WSS - Survivor Option Processing, telephone number 1-800-516-8216.

15. For assistance with this Form or any questions relating thereto, please contact JPMorgan Chase Bank, N.A., at 2001 Bryan Street - 9th Floor, Dallas, Texas 75201, Attention: WSS Survivor Option Processing, telephone number: 1-800-516-8216.

                                     A-1-40

                                   Exhibit A-2

                        FORM OF INSTITUTIONAL GLOBAL NOTE

                                     A-2-1

                                   Exhibit A-2

                        FORM OF INSTITUTIONAL GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST (HEREINAFTER DEFINED) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED NO.:                 CUSIP NO.:              PRINCIPAL AMOUNT: U.S. $



                HARTFORD LIFE GLOBAL FUNDING TRUST [_____]-[___]

                            SECURED MEDIUM-TERM NOTES

Issuance Date:                                            Floating Rate Note:  [ ] Yes [ ] No. If yes,
Issue Price:                                                   Regular Floating Rate Notes [ ]
Stated Maturity Date:                                          Inverse Floating Rate Notes [ ]
Settlement Date:                                                   Fixed Interest Rate:
Securities Exchange Listing:  [ ] Yes [ ] No. If yes,          Floating Rate/ Fixed Rate Notes:  [ ]
     indicate name(s) of Securities Exchange(s):                   Fixed Interest Rate:
     __________________________________________.                   Fixed Rate Commencement Date:
Depositary:                                                    Interest Rate Basis(es):
Authorized Denominations:
Collateral held in the Trust:  Hartford Life Insurance         CD Rate [ ]

                                     A-2-2

     Company Funding Agreement No. -, all proceeds of          CMT Rate [ ]
     the Funding Agreement and all rights and books and            Designated CMT Telerate Page:
     records pertaining to the foregoing.                               If Telerate Page 7052:
                                                                        [ ] Weekly Average
Additional Amounts to be Paid:  [ ] Yes [ ] No                          [ ] Monthly Average
Interest Rate or Formula:
Fixed Rate Note:  [ ] Yes [ ] No. If yes,                          Designated CMT Maturity Index:
     Interest Rate:                                            Commercial Paper Rate [ ]
     Interest Payment Dates:                                   Federal Funds Rate [ ]
     Additional/Other Terms:                                   LIBOR [ ]
                                                                   [ ] LIBOR Reuters Page:
Amortizing Note:  [ ] Yes [ ] No. If yes,                          [ ] LIBOR Moneyline Telerate Page:
     Amortization schedule or formula:                             LIBOR Currency:
     Additional/Other Terms:                                   Prime Rate [ ]
Discount Note:  [ ] Yes [ ] No. If yes,                        Treasury Rate [ ]
     Total Amount of Discount:                                 Index Maturity:
     Initial Accrual Period of Discount:                       Spread and/or Spread Multiplier:
     Interest Payment Dates:                                   Initial Interest Rate, if any:
     Additional/Other Terms:                                   Initial Interest Reset Date:
Redemption Provisions:  [ ] Yes [ ] No. If yes,                Interest Reset Dates:
     Initial Redemption Date:                                  Interest Determination Date(s):
     Redemption Dates:                                         Interest Payment Dates:
     Initial Redemption Percentage:                            Maximum Interest Rate, if any:
     Annual Redemption Percentage Reduction,                   Minimum Interest Rate, if any:
         if any:                                               Additional/Other Terms:
     Additional/Other Terms:                              Regular Record Date(s):
Repayment Provisions:  [ ] Yes [ ] No. If yes,            Sinking Fund:
     Repayment Date(s):                                   Day Count Convention:
     Repayment Price:                                     Specified Currency
     Additional/Other Terms:                              Exchange Rate Agent:
                                                          Calculation Agent:
                                                          Additional/Other Terms:


         The Hartford Life Global Funding Trust designated above (the "TRUST"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America ("U.S. DOLLARS" or "UNITED STATES DOLLARS"). If the Specified Currency specified above is other than U.S. Dollars, the Holder (as defined in the Indenture) shall receive such payments in such Foreign Currency (as hereinafter defined). The "PRINCIPAL AMOUNT" of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in SECTION 3(c) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of [___] (the "INDENTURE"), between JPMorgan Chase Bank,

                                     A-2-3

N.A., as the indenture trustee (the "INDENTURE TRUSTEE"), and the Trust, or on the face hereof.

         This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Trust or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable, as the case may be, is referred to as the "MATURITY DATE").

         A "DISCOUNT NOTE" is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

         Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; PROVIDED that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and PROVIDED, FURTHER, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

         Payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, will be made through the Indenture Trustee to the account of DTC or its nominee and will be made in accordance with depositary arrangements with DTC.

         Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust. Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

                                     A-2-4

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-2-5

         IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

                             HARTFORD LIFE GLOBAL FUNDING TRUST
                             [__]

Dated:  [__]                 By: Wilmington Trust Company, not in its individual
                             capacity but solely as Delaware Trustee.


                             By:_______________________________________
                                Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the Hartford Life Global Funding Trust specified on the face of this Note and referred to in the within-mentioned Indenture.

                             JPMORGAN CHASE BANK, N.A.
                             As Indenture Trustee

Dated:  [__]

                             By:_______________________________________
                                authorized officer

                                     A-2-6

                                [REVERSE OF NOTE]

         Section 1. GENERAL. This Note is one of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

         Section 2. CURRENCY.

         (a) Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars. If specified as the Specified Currency, this Note may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a single currency other than U.S. Dollars (a "FOREIGN CURRENCY"). If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency.

         (b) Unless specified otherwise on the face hereof, if this Note is denominated in a Foreign Currency, the Trust is obligated to make payments of principal of, and premium, if any, and interest, if any, on, this Note in the Specified Currency. Any amounts so payable by the Trust in the Specified Currency will be converted by the Exchange Rate Agent into U.S. Dollars for payment to the Holder hereof unless otherwise specified on the face of this Note or the Holder elects, in the manner described below, to receive these amounts in the Specified Currency. If this Note is denominated in a Foreign Currency, any U.S. Dollar amount to be received by the Holder hereof will be based on the bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for U.S. Dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all Holders of the Notes scheduled to receive U.S. Dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of the Notes by deductions from any payments. If a bid quotation is not available, payments will be made in the Specified Currency. If this Note is denominated in a Foreign Currency, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to a Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. The Holder of a Note denominated in a Foreign Currency to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive

                                     A-2-7
payments in the Specified Currency may be made. Unless specified otherwise on the face hereof, if the Specified Currency is other than U.S. Dollars, a beneficial owner of a Note represented by a Global Note which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be, of its election. The applicable participant must notify DTC of its election on or prior to the third Business Day after the applicable Regular Record Date or at least 12 calendar days prior to the Maturity Date, as the case may be, and DTC will notify the Indenture Trustee of that election on or prior to the fifth Business Day after the applicable Regular Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the applicable beneficial owner and forwarded by the participant to DTC, and by DTC to the Indenture Trustee, on or prior to such dates, then the applicable beneficial owner will receive payments in the Specified Currency.

         (c) The Trust will indemnify the Holder hereof against any loss incurred as a result of any judgment or order being given or made for any amount due under this Note and that judgment or order requiring payment in a currency (the "JUDGMENT CURRENCY") other than the Specified Currency, and as a result of any variation between: (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and (ii) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

         (d) Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Trust's control, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars on the basis of the Market Exchange Rate (as hereinafter defined), computed by the Exchange Rate Agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

         (e) The "Market Exchange Rate" for the Foreign Currency shall mean the noon dollar buying rate in The City of New York for cable transfers for the Foreign Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         (f) All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

                                     A-2-8

         (g) All costs of exchange in respect of this Note, if denominated in a Foreign Currency, will be borne by the Holder hereof.

         Section 3. DETERMINATION OF INTEREST RATE AND CERTAIN OTHER TERMS.

         (a) FIXED RATE NOTES. If this note is specified on the face hereof as a "Fixed Rate Note":

                  (i) This Note will bear interest at the rate per annum specified on the face hereof. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

                  (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

                       INTEREST PAYMENT FREQUENCY        INTEREST PAYMENT DATES
                       --------------------------        ----------------------
                       Monthly                           Fifteenth day of each calendar month,
                                                         beginning in the first calendar month
                                                         following the month this Note was
                                                         issued.

                       Quarterly                         Fifteenth day of every third calendar
                                                         month, beginning in the third
                                                         calendar month following the month
                                                         this Note was issued.

                       Semi-annual                       Fifteenth day of every sixth calendar
                                                         month, beginning in the sixth
                                                         calendar month following the month
                                                         this Note was issued.

                       Annual                            Fifteenth day of every twelfth
                                                         calendar month, beginning in the
                                                         twelfth calendar month following the
                                                         month this Note was issued.

                  (iii) If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and/or interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

         (b) FLOATING RATE NOTES. If this Note is specified on the face hereof as a "Floating Rate Note":

                  (i) INTEREST RATE BASIS. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper

                                     A-2-9

         Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below), in accordance with a schedule attached hereto.

                  (ii) EFFECTIVE RATE. The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

                  (iii) SPREAD; SPREAD MULTIPLIER; INDEX MATURITY. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The "Spread Multiplier" is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.

                  (iv) REGULAR FLOATING RATE NOTE. Unless this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note, this Note (a "REGULAR FLOATING RATE NOTE") will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (v) FLOATING RATE/FIXED RATE NOTES. If this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the

                                     A-2-10
         interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

                  (vi) INVERSE FLOATING RATE NOTES. If this Note is specified on the face hereof as an "Inverse Floating Rate Note", this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:
         (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any; PROVIDED, HOWEVER, that interest on this Inverse Floating Rate Note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on this Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (vii) INTEREST RESET DATES. The period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets: (1) daily--each Business Day; (2) weekly--the Wednesday of each week, with the exception of any weekly reset Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week; (3) monthly--the fifteenth day of each calendar month; (4) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (5) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (6) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred; PROVIDED, HOWEVER, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

                  (viii) INTEREST DETERMINATION DATES. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be: (1) with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate--the Business Day immediately preceding the related Interest Reset Date; (2) with

                                     A-2-11
         respect to the CD Rate and the CMT Rate--the second Business Day preceding the related Interest Reset Date; (3) with respect to LIBOR--the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is (A) pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or (B) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day (as defined below) preceding the applicable Interest Reset Date; and (4) with respect to the Treasury Rate--the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. "TARGET SETTLEMENT DAY" means a day on which the TARGET System is open.

                  (ix) CALCULATION DATES. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "CALCULATION DATE", if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  (x) MAXIMUM OR MINIMUM INTEREST RATE. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note

                                     A-2-12
         cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

                  (xi) INTEREST PAYMENTS. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets: (1) daily, weekly or monthly--the fifteenth day of each calendar month or on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred, as specified on the face hereof; (2) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (3) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (4) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred. In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

                  (xii) ROUNDING. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).

                  (xiii) INTEREST FACTOR. With respect to a Floating Rate Note, accrued interest is calculated by multiplying the principal amount of such Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The

                                     A-2-13
         interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under "Additional/Other Terms" applied.

                  (xiv) DETERMINATION OF INTEREST RATE BASIS. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

                           (1) CD RATE NOTES. If the Interest Rate Basis is the
                  CD Rate, this Note shall be deemed a "CD Rate Note." Unless otherwise specified on the face hereof, "CD Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (A) the rate on the particular Interest
                           Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

                                    (B) if the rate referred to in clause (A) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

                                    (C) if the rate referred to in clause (B) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in

                                     A-2-14
                           negotiable United States dollar certificates of deposit in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

                                    (D) if the dealers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (C), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 DAILY UPDATE" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

                                    (2) CMT RATE NOTES. If the Interest Rate
                           Basis is the CMT Rate, this Note shall be deemed a "CMT RATE NOTE." Unless otherwise specified on the face hereof, "CMT RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) if CMT Moneyline Telerate Page
                                    7051 is specified on the face hereof:

                                               i.     the percentage equal to
                                                      the yield for United
                                                      States Treasury securities
                                                      at "constant maturity"
                                                      having the Index Maturity
                                                      specified on the face
                                                      hereof as published in
                                                      H.15(519) under the
                                                      caption "Treasury Constant
                                                      Maturities", as the yield
                                                      is displayed on Moneyline
                                                      Telerate (or any successor
                                                      service) on page 7051 (or
                                                      any other page as may
                                                      replace the specified page

                                     A-2-15
                                                      on that service)
                                                      ("MONEYLINE TELERATE PAGE
                                                      7051"), for the particular
                                                      Interest Determination
                                                      Date; or

                                               ii.    if the rate referred to in
                                                      clause (i) does not so
                                                      appear on Moneyline
                                                      Telerate Page 7051, the
                                                      percentage equal to the
                                                      yield for United States
                                                      Treasury securities at
                                                      "constant maturity" having
                                                      the particular Index
                                                      Maturity and for the
                                                      particular Interest
                                                      Determination Date as
                                                      published in H.15(519)
                                                      under the caption
                                                      "Treasury Constant
                                                      Maturities"; or

                                               iii.   if the rate referred to in
                                                      clause (ii) does not so
                                                      appear in H.15(519), the
                                                      rate on the particular
                                                      Interest Determination
                                                      Date for the period of the
                                                      particular Index Maturity
                                                      as may then be published
                                                      by either the Federal
                                                      Reserve System Board of
                                                      Governors or the United
                                                      States Department of the
                                                      Treasury that the
                                                      Calculation Agent
                                                      determines to be
                                                      comparable to the rate
                                                      which would otherwise have
                                                      been published in
                                                      H.15(519); or

                                               iv.    if the rate referred to in
                                                      clause (iii) is not so
                                                      published, the rate on the
                                                      particular Interest
                                                      Determination Date
                                                      calculated by the
                                                      Calculation Agent as a
                                                      yield to maturity based on
                                                      the arithmetic mean of the
                                                      secondary market bid
                                                      prices at approximately
                                                      3:30 P.M., New York City
                                                      time, on that Interest
                                                      Determination Date of
                                                      three leading primary
                                                      United States government
                                                      securities dealers in The
                                                      City of New York (which
                                                      may include the purchasing
                                                      agent or its affiliates)
                                                      (each, a "REFERENCE
                                                      DEALER") selected by the
                                                      Calculation Agent from
                                                      five Reference Dealers
                                                      selected by the
                                                      Calculation Agent and
                                                      eliminating the highest
                                                      quotation, or, in the
                                                      event of equality, one of
                                                      the highest, and

                                     A-2-16
the
                                                      lowest quotation or, in
                                                      the event of equality, one
                                                      of the lowest, for United
                                                      States Treasury securities
                                                      with an original maturity
                                                      equal to the particular
                                                      Index Maturity, a
                                                      remaining term to maturity
                                                      no more than one year
                                                      shorter than that Index
                                                      Maturity and in a
                                                      principal amount that is
                                                      representative for a
                                                      single transaction in the
                                                      securities in that market
                                                      at that time; or

                                               v.     if fewer than five but
                                                      more than two of the
                                                      prices referred to in
                                                      clause (iv) are provided
                                                      as requested, the rate on
                                                      the particular Interest
                                                      Determination Date
                                                      calculated by the
                                                      Calculation Agent based on
                                                      the arithmetic mean of the
                                                      bid prices obtained and
                                                      neither the highest nor
                                                      the lowest of the
                                                      quotations shall be
                                                      eliminated; or

                                               vi.    if fewer than three prices
                                                      referred to in clause (iv)
                                                      are provided as requested,
                                                      the rate on the particular
                                                      Interest Determination
                                                      Date calculated by the
                                                      Calculation Agent as a
                                                      yield to maturity based on
                                                      the arithmetic mean of the
                                                      secondary market bid
                                                      prices as of approximately
                                                      3:30 P.M., New York City
                                                      time, on that Interest
                                                      Determination Date of
                                                      three Reference Dealers
                                                      selected by the
                                                      Calculation Agent from
                                                      five Reference Dealers
                                                      selected by the
                                                      Calculation Agent and
                                                      eliminating the highest
                                                      quotation or, in the event
                                                      of equality, one of the
                                                      highest and the lowest
                                                      quotation or, in the event
                                                      of equality, one of the
                                                      lowest, for United States
                                                      Treasury securities with
                                                      an original maturity
                                                      greater than the
                                                      particular Index Maturity,
                                                      a remaining term to
                                                      maturity closest to that
                                                      Index Maturity and in a
                                                      principal amount that is
                                                      representative for a
                                                      single transaction in the
                                                      securities in that market
                                                      at that time; or

                                     A-2-17

                                               vii.   if fewer than five but
                                                      more than two prices
                                                      referred to in clause (vi)
                                                      are provided as requested,
                                                      the rate on the particular
                                                      Interest Determination
                                                      Date calculated by the
                                                      Calculation Agent based on
                                                      the arithmetic mean of the
                                                      bid prices obtained and
                                                      neither the highest nor
                                                      the lowest of the
                                                      quotations will be
                                                      eliminated; or

                                               viii.  if fewer than three prices
                                                      referred to in clause (vi)
                                                      are provided as requested,
                                                      the CMT Rate in effect on
                                                      the particular Interest
                                                      Determination Date;
                                                      provided that if no CMT
                                                      Rate is then in effect,
                                                      the interest rate for the
                                                      next Interest Reset Period
                                                      will be the Initial
                                                      Interest Rate; or

                                             (B) if CMT Moneyline Telerate Page
                                    7052 is specified on the face hereof:

                                               i.     the percentage equal to
                                                      the one-week or one-month,
                                                      as specified on the face
                                                      hereof, average yield for
                                                      United States Treasury
                                                      securities at "constant
                                                      maturity" having the Index
                                                      Maturity specified on the
                                                      face hereof as published
                                                      in H.15(519) opposite the
                                                      caption "Treasury Constant
                                                      Maturities", as the yield
                                                      is displayed on Moneyline
                                                      Telerate (or any successor
                                                      service) (on page 7052 or
                                                      any other page as may
                                                      replace the specified page
                                                      on that service)
                                                      ("MONEYLINE TELERATE PAGE
                                                      7052"), for the week or
                                                      month, as applicable,
                                                      ended immediately
                                                      preceding the week or
                                                      month, as applicable, in
                                                      which the particular
                                                      Interest Determination
                                                      Date falls; or

                                               ii.    if the rate referred to in
                                                      clause (i) does not so
                                                      appear on Moneyline
                                                      Telerate Page 7052, the
                                                      percentage equal to the
                                                      one-week or one-month, as
                                                      specified on the face
                                                      hereof, average yield for
                                                      United States Treasury
                                                      securities at "constant
                                                      maturity" having the
                                                      particular Index Maturity
                                                      and for the week

                                     A-2-18
                                                      or month, as applicable,
                                                      preceding the particular
                                                      Interest Determination
                                                      Date as published in
                                                      H.15(519) opposite the
                                                      caption "Treasury Constant
                                                      Maturities"; or

                                               iii.   if the rate referred to in
                                                      clause (ii) does not so
                                                      appear in H.15(519), the
                                                      one-week or one-month, as
                                                      specified on the face
                                                      hereof, average yield for
                                                      United States Treasury
                                                      securities at "constant
                                                      maturity" having the
                                                      particular Index Maturity
                                                      as otherwise announced by
                                                      the Federal Reserve Bank
                                                      of New York for the week
                                                      or month, as applicable,
                                                      ended immediately
                                                      preceding the week or
                                                      month, as applicable, in
                                                      which the particular
                                                      Interest Determination
                                                      Date falls; or

                                               iv.    if the rate referred to in
                                                      clause (iii) is not so
                                                      published, the rate on the
                                                      particular Interest
                                                      Determination Date
                                                      calculated by the
                                                      Calculation Agent as a
                                                      yield to maturity based on
                                                      the arithmetic mean of the
                                                      secondary market bid
                                                      prices at approximately
                                                      3:30 P.M., New York City
                                                      time, on that Interest
                                                      Determination Date of
                                                      three Reference Dealers
                                                      selected by the
                                                      Calculation Agent from
                                                      five Reference Dealers
                                                      selected by the
                                                      Calculation Agent and
                                                      eliminating the highest
                                                      quotation, or, in the
                                                      event of equality, one of
                                                      the highest, and the
                                                      lowest quotation or, in
                                                      the event of equality, one
                                                      of the lowest, for United
                                                      States Treasury securities
                                                      with an original maturity
                                                      equal to the particular
                                                      Index Maturity, a
                                                      remaining term to maturity
                                                      no more than one year
                                                      shorter than that Index
                                                      Maturity and in a
                                                      principal amount that is
                                                      representative for a
                                                      single transaction in the
                                                      securities in that market
                                                      at that time; or

                                               v.     if fewer than five but
                                                      more than two of the
                                                      prices referred to in
                                                      clause (iv) are provided

                                     A-2-19
                                                      as requested, the rate on
                                                      the particular Interest
                                                      Determination Date
                                                      calculated by the
                                                      Calculation Agent based on
                                                      the arithmetic mean of the
                                                      bid prices obtained and
                                                      neither the highest nor
                                                      the lowest of the
                                                      quotations shall be
                                                      eliminated; or

                                               vi.    if fewer than three prices
                                                      referred to in clause (iv)
                                                      are provided as requested,
                                                      the rate on the particular
                                                      Interest Determination
                                                      Date calculated by the
                                                      Calculation Agent as a
                                                      yield to maturity based on
                                                      the arithmetic mean of the
                                                      secondary market bid
                                                      prices as of approximately
                                                      3:30 P.M., New York City
                                                      time, on that Interest
                                                      Determination Date of
                                                      three Reference Dealers
                                                      selected by the
                                                      Calculation Agent from
                                                      five Reference Dealers
                                                      selected by the
                                                      Calculation Agent and
                                                      eliminating the highest
                                                      quotation or, in the event
                                                      of equality, one of the
                                                      highest and the lowest
                                                      quotation or, in the event
                                                      of equality, one of the
                                                      lowest, for United States
                                                      Treasury securities with
                                                      an original maturity
                                                      greater than the
                                                      particular Index Maturity,
                                                      a remaining term to
                                                      maturity closest to that
                                                      Index Maturity and in a
                                                      principal amount that is
                                                      representative for a
                                                      single transaction in the
                                                      securities in that market
                                                      at the time; or

                                               vii.   if fewer than five but
                                                      more than two prices
                                                      referred to in clause (vi)
                                                      are provided as requested,
                                                      the rate on the particular
                                                      Interest Determination
                                                      Date calculated by the
                                                      Calculation Agent based on
                                                      the arithmetic mean of the
                                                      bid prices obtained and
                                                      neither the highest nor
                                                      the lowest of the
                                                      quotations will be
                                                      eliminated; or

                                               viii.  if fewer than three prices
                                                      referred to in clause (vi)
                                                      are provided as requested,
                                                      the CMT Rate in effect on
                                                      that Interest
                                                      Determination Date;
                                                      provided that if no CMT
                                                      Rate is then in effect,
                                                      the interest rate

                                     A-2-20
                                                      for the next Interest
                                                      Reset Period will be the
                                                      Initial Interest Rate.

                                    If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

                                    (3) COMMERCIAL PAPER RATE NOTES. If the
                           Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed a "COMMERCIAL PAPER RATE NOTE." Unless otherwise specified on the face hereof, "COMMERCIAL PAPER RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the Money Market Yield (as
                                    defined below) on the particular Interest
                                    Determination Date of the rate for
                                    commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper--Nonfinancial"; or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial"; or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity

                                     A-2-21
                                    placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

                                             (D) if the dealers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (C), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "MONEY MARKET YIELD" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                   D x 360
                           Money Market Yield = ------------- x 100
                                                360 - (D x M)

                  where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                                    (4) FEDERAL FUNDS RATE NOTES. If the
                           Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed a "FEDERAL FUNDS RATE NOTE." Unless otherwise specified on the face hereof, "FEDERAL FUNDS RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate on the particular
                                    Interest Determination Date for United
                                    States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("MONEYLINE TELERATE PAGE 120"); or

                                             (B) if the rate referred to in
                                    clause (A) does not so appear on Moneyline
                                    Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

                                     A-2-22

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

                                             (D) if the brokers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (C), the Federal Funds Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                                    (5) LIBOR NOTES. If the Interest Rate Basis
                           is LIBOR, this Note shall be deemed a "LIBOR NOTE." Unless otherwise specified on the face hereof, "LIBOR" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) if "LIBOR Moneyline Telerate"
                                    is specified on the face hereof or if
                                    neither "LIBOR Reuters" nor "LIBOR Moneyline
                                    Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                             (B) if "LIBOR Reuters" is specified
                                    on the face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                     A-2-23

                                             (C) if fewer than two offered rates
                                    appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (A) or (B), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the purchasing agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                             (D) if fewer than two offered
                                    quotations referred to in clause (C) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                             (E) if the banks so selected by the
                                    Calculation Agent are not quoting as
                                    mentioned in clause (D), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "LIBOR CURRENCY" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.

                  "LIBOR PAGE" means either: (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or

                                     A-2-24
                  any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), or if no such page is specified, on the Moneyline Telerate (or any successor service) page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                                    (6) PRIME RATE NOTES. If the Interest Rate
                           Basis is the Prime Rate, this Note shall be deemed a "PRIME RATE NOTE." Unless otherwise specified on the face hereof, "PRIME RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate on the particular
                                    Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in
                                    H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

                                             (D) if fewer than four rates
                                    referred to in clause (C) are so published by 3:00 p.m., New York City

                                     A-2-25
                                    time, on the related Calculation Date, the rate calculated by the Calculation Agent on the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in The City of New York selected by the Calculation Agent; or

                                             (E) if the banks so selected by the
                                    Calculation Agent are not quoting as
                                    mentioned in clause (D), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "REUTERS SCREEN US PRIME 1 PAGE" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                                    (7) TREASURY RATE NOTES. If the Interest
                           Rate Basis is the Treasury Rate, this Note shall be deemed a "TREASURY RATE NOTE." Unless otherwise specified on the face hereof, "TREASURY RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate from the auction held
                                    on the Interest Determination Date (the
                                    "Auction") of direct obligations of the
                                    United States ("Treasury Bills") having the
                                    Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("MONEYLINE TELERATE PAGE 56") or page 57 (or any other page as may replace that page on that service) ("MONEYLINE TELERATE PAGE 57"); or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as

                                     A-2-26
                                    published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

                                             (D) if the rate referred to in
                                    clause (C) is not so announced by the United
                                    States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";
                                    or

                                             (E) if the rate referred to in
                                    clause (D) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
                                    H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                                             (F) if the rate referred to in
                                    clause (E) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

                                             (G) if the dealers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (F), the Treasury Rate in effect on the particular Interest

                                     A-2-27

                                    Determination Date; provided that if no
                                    Treasury Rate is then in effect, the
                                    interest rate for the next Interest Reset
                                    Period will be the Initial Interest Rate.

                  "BOND EQUIVALENT YIELD" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                       D x N
                           Bond Equivalent Yield = ------------- x 100
                                                   360 - (D x M)

                  where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         (c) DISCOUNT NOTES. If this Note is specified on the face hereof as a "Discount Note":

                  (i) PRINCIPAL AND INTEREST. This Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "Discount".

                  (ii) REDEMPTION; REPAYMENT; ACCELERATION. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date ("AMORTIZED FACE AMOUNT"). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the

                                     A-2-28

         "INITIAL PERIOD") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

         Section 4. REDEMPTION. If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture. If a redemption right is set forth on the face of this Note, the Trust shall redeem this Note on the Interest Payment Date on or after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Hartford Life Insurance Company ("HARTFORD LIFE") (each, a "REDEMPTION DATE"), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, prior to the Stated Maturity Date, in increments equal to the Authorized Denominations (provided that any remaining Principal Amount hereof shall be at least equal to the Authorized Denomination) at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the applicable Redemption Date. "REDEMPTION PRICE" shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed (or in the case of Discount Notes, multiplied as set forth in Section 3(c)(ii) above). The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Hartford Life by (B) the outstanding principal amount of the Funding Agreement. The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed. Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Section 5. SINKING FUNDS AND AMORTIZING NOTES. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund. If this Note is specified on the face hereof as an "Amortizing Note", this Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal, premium, if any, and interest will be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto. The Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table appearing in SCHEDULE I, attached to this Note or in accordance with the formula specified on the face hereof. Payments made hereon will be applied first to

                                     A-2-29
interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.

         Section 6. REPAYMENT. If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date. If a repayment right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "Repayment Date"). On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments equal to the Authorized Denominations (provided that any remaining Principal Amount hereof shall be at least equal to the Authorized Denomination) at the option of the Holder hereof at the Repayment Price equal to the percentage of the Principal Amount to be repaid specified on the face hereof, together with interest thereon payable to the Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive, at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than seventy-five (75) nor less than thirty (30) days prior to a Repayment Date, shown on the face of this Note, (i) this Note with the form entitled "Option to Elect Repayment", attached hereto, duly completed by the Holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) not later than the fifth (5th) Business Day after the date of such telegram, telex, facsimile transmission or letter; PROVIDED, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) by such fifth (5th) Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Section 7. MODIFICATIONS AND WAIVERS. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures

                                     A-2-30
for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; PROVIDED, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

         Section 8. OBLIGATIONS UNCONDITIONAL. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 9. EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and all other amounts payable on, the Notes may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(c) hereof.

         Section 10. WITHHOLDING; TAX EVENT. All amounts due in respect of this Note will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts to the Holder of this Note in respect of any such withholding or deduction, any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem this Note and the Holder will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder's interest in this Note as equitably determined by the Trust.

         If Hartford Life will be required to pay additional amounts to the Trust to reflect any required withholding or deduction under the Funding Agreement and Hartford Life is required, or based on an opinion of independent legal counsel selected by Hartford Life more than an insubstantial risk exists that Hartford Life will be required to pay additional amounts in respect of such withholding or deduction, Hartford Life will have the right to redeem the Funding Agreement and, if Hartford Life elects to so redeem the Funding

                                     A-2-31

Agreement, the Trust will redeem this Note, subject to the terms and conditions of Section 2.04 of the Indenture.

         If (1) a Tax Event (defined below) as to the relevant Funding Agreement occurs and (2) Hartford Life elects to redeem the Funding Agreement in whole or in part, the Trust will redeem this Note, subject to the terms and conditions of
Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date. "TAX EVENT" means that Hartford Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the relevant Funding Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges. "TAX EVENT REDEMPTION PRICE" means an amount equal to the unpaid principal amount of this Note to be redeemed, which shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Hartford Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

         Section 11. LISTING. Unless otherwise specified on the face hereof, this Note will not be listed on any securities exchange.

         Section 12. COLLATERAL. The Collateral for this Note includes the Funding Agreement specified on the face hereof.

         Section 13. NO RECOURSE AGAINST CERTAIN PERSONS. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

                                     A-2-32

         Section 14. MISCELLANEOUS.

         (a) This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face of this Note.

         (b) Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

         (c) The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting. Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial holders. So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants. Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

         (d) This Note or portion hereof may not be exchanged for Definitive Notes, except in the limited circumstances provided for in the Indenture. The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture. No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     A-2-33

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address of the undersigned).

         If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $______ or an integral multiple of $1,000 in excess of $______) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ ___________________________
                                               NOTICE: The signature on this
Date:  ______________________                  Option to Elect Repayment must
                                               correspond with the name as
                                               written upon the face of this
                                               Note in every particular, without
                                               alteration or enlargement or any
                                               change whatever.

Principal Amount to be repaid, if amount to    Fill in for registration of Notes
be repaid is less than the Principal Amount    if to be issued otherwise than to
of this Note (Principal Amount remaining       the registered Holder:
must be an authorized denomination)

                                               Name: ___________________________

$____________________________                  Address: ________________________

                                                        ________________________
                                                        (Please print name
                                                        and address including
                                                        zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:  __________________________________

                                     A-2-34

                                   SCHEDULE I

                          AMORTIZATION TABLE OR FORMULA

                                     A-2-35

                                   Exhibit A-3

                      FORM OF INSTITUTIONAL DEFINITIVE NOTE

                                     A-3-1

                                   Exhibit A-3

                      FORM OF INSTITUTIONAL DEFINITIVE NOTE

         THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE HOLDER (AS DEFINED IN THE INDENTURE) HEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR A GLOBAL NOTE (AS DEFINED IN THE INDENTURE).


REGISTERED NO.:                  CUSIP NO.:             PRINCIPAL AMOUNT: U.S. $

                HARTFORD LIFE GLOBAL FUNDING TRUST [_____]-[___]

                            SECURED MEDIUM-TERM NOTES

Issuance Date:                                            Floating Rate Note:  [ ] Yes [ ] No. If yes,
Issue Price:                                                   Regular Floating Rate Notes [ ]
                                                               Inverse Floating Rate Notes [ ]
                                                                   Fixed Interest Rate:
Stated Maturity Date:                                          Floating Rate/ Fixed Rate Notes:  [ ]
Settlement Date:                                                   Fixed Interest Rate:
Securities Exchange Listing:  [ ] Yes [ ] No. If yes,              Fixed Rate Commencement Date:
     indicate name(s) of Securities Exchange(s):               Interest Rate Basis(es):
     __________________________________________.
                                                               CD Rate [ ]
Authorized Denominations:                                      CMT Rate [ ]
Collateral held in the Trust:  Hartford Life Insurance             Designated CMT Telerate Page:
     Company Funding Agreement No. -, all proceeds of                   If Telerate Page 7052:
     the Funding Agreement and all rights and books and                 [ ] Weekly Average
     records pertaining to the foregoing.                               [ ] Monthly Average
Additional Amounts to be Paid:  [ ] Yes [ ] No                     Designated CMT Maturity Index:
Interest Rate or Formula:
Fixed Rate Note:  [ ] Yes [ ] No. If yes,                      Commercial Paper Rate [ ]
     Interest Rate:                                            Federal Funds Rate [ ]
     Interest Payment Dates:                                   LIBOR [ ]
                                                                   [ ] LIBOR Reuters Page:
     Additional/Other Terms:                                       [ ] LIBOR Moneyline Telerate Page:
Amortizing Note:  [ ] Yes [ ] No.  If yes,                         LIBOR Currency:
     Amortization schedule or formula:                         Prime Rate [ ]
     Additional/Other Terms:                                   Treasury Rate [ ]
Discount Note:  [ ] Yes [ ] No. If yes,                        Index Maturity:
     Total Amount of Discount:                                 Spread and/or Spread Multiplier:
     Initial Accrual Period of Discount:                       Initial Interest Rate, if any:
     Interest Payment Dates:                                   Initial Interest Reset Date:
     Additional/Other Terms:                                   Interest Reset Dates:
Redemption Provisions:  [ ] Yes [ ] No. If yes,                Interest Determination Date(s):
     Initial Redemption Date:                                  Interest Payment Dates:
     Redemption Dates:                                         Maximum Interest Rate, if any:
     Initial Redemption Percentage:                            Minimum Interest Rate, if any:
     Annual Redemption Percentage Reduction,                   Additional/Other Terms:
         if any:                                          Regular Record Date(s):

                                     A-3-2

     Additional/Other Terms:                              Sinking Fund:
Repayment Provisions:  [ ] Yes [ ] No.  If yes,           Day Count Convention:
     Repayment Date(s)                                    Specified Currency:
     Repayment Price:                                     Exchange Rate Agent:
     Additional/Other Terms:                              Calculation Agent:
                                                          Additional/Other Terms:




         The Hartford Life Global Funding Trust designated above (the "TRUST"), for value received, hereby promises to pay to ______________, or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America ("U.S. DOLLARS" or "UNITED STATES DOLLARS"). If the Specified Currency specified above is other than U.S. Dollars, the Holder (as defined in the Indenture) shall receive such payments in such Foreign Currency (as hereinafter defined). The "PRINCIPAL AMOUNT" of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(c) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of [____] (the "INDENTURE"), between JPMorgan Chase Bank, N.A., as the indenture trustee (the "INDENTURE TRUSTEE"), and the Trust, or on the face hereof.

         This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Trust or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable, as the case may be, is referred to as the "MATURITY DATE").

         A "DISCOUNT NOTE" is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

         Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance Date or from and including the last Interest Payment Date to which interest has

                                     A-3-3
been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

         The Trust will make payments of principal of, and premium, if any, on the Maturity Date of this Note in immediately available funds against presentation and surrender hereof (and, in the case of any repayment on a Repayment Date, upon submission of a duly completed election form if and as required by the provisions described on the reverse hereof) at the office or agency maintained by the Trust for this purpose in the Borough of Manhattan, The City of New York. The Trust will make payments of interest and other amounts due and owing, if any, on the Maturity Date of this Note in immediately available funds and upon the same conditions (as set forth in the preceding sentence) to the Person to whom payment of the principal hereof and premium, if any, hereon shall be made. The Trust will make payments of interest and other amounts due and owing, if any, on this Note on any Interest Payment Date other than the Maturity Date by check mailed to the Holder hereof as of the preceding Regular Record Date. Notwithstanding the foregoing, the Paying Agent will make, or cause to be made, payments of interest and other amounts due and owing, if any, on this Note on any Interest Payment Date other than the Maturity Date to any Holder hereof as of the preceding Regular Record Date of $10,000,000 (or, if the Specified Currency is other than U.S. Dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of the Note by wire transfer of immediately available funds if the Holder hereof has delivered appropriate wire transfer instructions in writing to the Indenture Trustee not less than fifteen (15) calendar days prior to the particular Interest Payment Date. Any wire transfer instructions received by the Indenture Trustee shall remain in effect until revoked by the Holder hereof.

         Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust. Unless otherwise specified on the face hereof,

                                     A-3-4
any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

                                      HARTFORD LIFE GLOBAL FUNDING TRUST [__]

Dated:  [-]                           By:  Wilmington Trust Company, not in its
                                      individual capacity but solely as Delaware
                                      Trustee.

                                      By: ______________________________
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the Hartford Life Global Funding Trust specified on the face of this Note and referred to in the within-mentioned Indenture.


                                      JPMORGAN CHASE BANK, N.A.
                                      As Indenture Trustee

Date:  [-]

                                      By: ______________________________
                                          authorized officer

                                     A-3-5

                                [REVERSE OF NOTE]

         Section 1. GENERAL. This Note is one of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

         Section 2. CURRENCY.

         (a) Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars. If specified as the Specified Currency, this Note may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a single currency other than U.S. Dollars (a "FOREIGN CURRENCY"). If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency.

         (b) Unless specified otherwise on the face hereof, if this Note is denominated in a Foreign Currency, the Trust is obligated to make payments of principal of, and premium, if any, and interest, if any, on, this Note in the Specified Currency. Any amounts so payable by the Trust in the Specified Currency will be converted by the Exchange Rate Agent into U.S. Dollars for payment to the Holder hereof unless otherwise specified on the face of this Note or the Holder elects, in the manner described below, to receive these amounts in the Specified Currency. If this Note is denominated in a Foreign Currency, any U.S. Dollar amount to be received by the Holder hereof will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for U.S. Dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all Holders of the Notes scheduled to receive U.S. Dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of the Notes by deductions from any payments. If a bid quotation is not available, payments will be made in the Specified Currency. If this Note is denominated in a Foreign Currency, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to a Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

                                     A-3-6

         (c) The Trust will indemnify the Holder hereof against any loss incurred as a result of any judgment or order being given or made for any amount due under this Note and that judgment or order requiring payment in a currency (the "JUDGMENT CURRENCY") other than the Specified Currency, and as a result of any variation between: (I) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and (II) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

         (d) Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Trust's control, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars on the basis of the Market Exchange Rate (as hereinafter defined), computed by the Exchange Rate Agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

         (e) The "MARKET EXCHANGE RATE" for the Foreign Currency shall mean the noon dollar buying rate in The City of New York for cable transfers for the Foreign Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         (f) All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

         (g) All costs of exchange in respect of this Note, if denominated in a Foreign Currency, will be borne by the Holder hereof.

         Section 3. DETERMINATION OF INTEREST RATE AND CERTAIN OTHER TERMS.

         (a) FIXED RATE NOTES. If this Note is specified on the face hereof as a "Fixed Rate Note":

                  (i) This Note will bear interest at the rate per annum specified on the face hereof. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

                  (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

                                     A-3-7

                          INTEREST PAYMENT FREQUENCY        INTEREST PAYMENT DATES
                          ------------------------------    ---------------------------

                          Monthly                           Fifteenth day of each calendar
                                                            month, beginning in the first
                                                            calendar month following the
                                                            month this Note was issued.

                          Quarterly                         Fifteenth day of every third
                                                            calendar month, beginning in
                                                            the third calendar month
                                                            following the month this Note
                                                            was issued.

                          Semi-annual                       Fifteenth day of every sixth
                                                            calendar month, beginning in
                                                            the sixth calendar month
                                                            following the month this Note
                                                            was issued.

                          Annual                            Fifteenth day of every twelfth
                                                            calendar month, beginning in
                                                            the twelfth calendar month
                                                            following the month this Note
                                                            was issued.

                  (iii) If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and/or interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

         (b) FLOATING RATE NOTES. If this Note is specified on the face hereof as a "Floating Rate Note":

                  (i) INTEREST RATE BASIS. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below), in accordance with a schedule attached hereto.

                  (ii) EFFECTIVE RATE. The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

                                     A-3-8

                  (iii) SPREAD; SPREAD MULTIPLIER; INDEX MATURITY. The "SPREAD" is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The "SPREAD MULTIPLIER" is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The "INDEX MATURITY" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.

                  (iv) REGULAR FLOATING RATE NOTE. Unless this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note, this Note (a "REGULAR FLOATING RATE NOTE") will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (v) FLOATING RATE/FIXED RATE NOTES. If this Note is specified on the face hereof as a "FLOATING RATE/FIXED RATE NOTE", this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

                  (vi) INVERSE FLOATING RATE NOTES. If this Note is specified on the face hereof as an "INVERSE FLOATING RATE NOTE", this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:
         (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any; provided, however, that interest on this Inverse Floating Rate Note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest

                                     A-3-9
         on this Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (vii) INTEREST RESET DATES. The period between Interest Reset Dates will be the "INTEREST RESET PERIOD." Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets: (1) daily--each Business Day; (2) weekly--the Wednesday of each week, with the exception of any weekly reset Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week; (3) monthly--the fifteenth day of each calendar month; (4) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (5) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (6) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred; provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

                  (viii) INTEREST DETERMINATION DATES. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "INTEREST DETERMINATION DATE", which will be: (1) with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate--the Business Day immediately preceding the related Interest Reset Date; (2) with respect to the CD Rate and the CMT Rate--the second Business Day preceding the related Interest Reset Date; (3) with respect to LIBOR--the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is (A) pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or (B) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day (as defined below) preceding the applicable Interest Reset Date; and (4) with respect to the Treasury Rate--the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that

                                     A-3-10
         day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. "TARGET SETTLEMENT DAY" means a day on which the TARGET System is open.

                  (ix) CALCULATION DATES. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "CALCULATION DATE", if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  (x) MAXIMUM OR MINIMUM INTEREST RATE. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

                  (xi) INTEREST PAYMENTS. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets: (1) daily, weekly or monthly--the fifteenth day of each calendar month or

                                     A-3-11
         on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred, as specified on the face hereof; (2) quarterly--the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred; (3) semi-annually--the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Issuance Date occurred; and (4) annually--the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred. In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

                  (xii) ROUNDING. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).

                  (xiii) INTEREST FACTOR. With respect to a Floating Rate Note, accrued interest is calculated by multiplying the principal amount of such Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under "Additional/Other Terms" applied.

                                     A-3-12

                  (xiv) DETERMINATION OF INTEREST RATE BASIS. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

                           (1) CD RATE NOTES. If the Interest Rate Basis is the
                  CD Rate, this Note shall be deemed a "CD RATE NOTE." Unless otherwise specified on the face hereof, "CD RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (A) the rate on the particular Interest
                           Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

                                    (B) if the rate referred to in clause (A) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

                                    (C) if the rate referred to in clause (B) is
                           not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

                                     A-3-13

                                    (D) if the dealers so selected by the
                           Calculation Agent are not quoting as mentioned in clause (C), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 DAILY UPDATE" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

                           (2) CMT RATE NOTES. If the Interest Rate Basis is the
                  CMT Rate, this Note shall be deemed a "CMT RATE NOTE." Unless otherwise specified on the face hereof, "CMT RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                    (A) if CMT Moneyline Telerate Page 7051 is
                           specified on the face hereof:

                                       i.      the percentage equal to the yield
                                               for United States Treasury
                                               securities at "constant maturity"
                                               having the Index Maturity
                                               specified on the face hereof as
                                               published in H.15(519) under the
                                               caption "Treasury Constant
                                               Maturities", as the yield is
                                               displayed on Moneyline Telerate
                                               (or any successor service) on
                                               page 7051 (or any other page as
                                               may replace the specified page on
                                               that service) ("MONEYLINE
                                               TELERATE PAGE 7051"), for the
                                               particular Interest Determination
                                               Date; or

                                       ii.     if the rate referred to in clause
                                               (i) does not so appear on
                                               Moneyline Telerate Page 7051, the
                                               percentage equal to the yield for
                                               United States Treasury securities
                                               at "constant maturity" having the
                                               particular Index

                                     A-3-14

                                               Maturity and for the particular
                                               Interest Determination Date as
                                               published in H.15(519) under the
                                               caption "Treasury Constant
                                               Maturities"; or

                                       iii.    if the rate referred to in clause
                                               (ii) does not so appear in
                                               H.15(519), the rate on the
                                               particular Interest Determination
                                               Date for the period of the
                                               particular Index Maturity as may
                                               then be published by either the
                                               Federal Reserve System Board of
                                               Governors or the United States
                                               Department of the Treasury that
                                               the Calculation Agent determines
                                               to be comparable to the rate
                                               which would otherwise have been
                                               published in H.15(519); or

                                       iv.     if the rate referred to in clause
                                               (iii) is not so published, the
                                               rate on the particular Interest
                                               Determination Date calculated by
                                               the Calculation Agent as a yield
                                               to maturity based on the
                                               arithmetic mean of the secondary
                                               market bid prices at
                                               approximately 3:30 P.M., New York
                                               City time, on that Interest
                                               Determination Date of three
                                               leading primary United States
                                               government securities dealers in
                                               The City of New York (which may
                                               include the purchasing agent or
                                               its affiliates) (each, a
                                               "REFERENCE DEALER") selected by
                                               the Calculation Agent from five
                                               Reference Dealers selected by the
                                               Calculation Agent and eliminating
                                               the highest quotation, or, in the
                                               event of equality, one of the
                                               highest, and the lowest quotation
                                               or, in the event of equality, one
                                               of the lowest, for United States
                                               Treasury securities with an
                                               original maturity equal to the
                                               particular Index Maturity, a
                                               remaining term to maturity no
                                               more than one year shorter than
                                               that Index Maturity and in a
                                               principal amount that is
                                               representative for a single
                                               transaction in the securities in
                                               that market at that time; or

                                     A-3-15

                                       v.      if fewer than five but more than
                                               two of the prices referred to in
                                               clause (iv) are provided as
                                               requested, the rate on the
                                               particular Interest Determination
                                               Date calculated by the
                                               Calculation Agent based on the
                                               arithmetic mean of the bid prices
                                               obtained and neither the highest
                                               nor the lowest of the quotations
                                               shall be eliminated; or

                                       vi.     if fewer than three prices
                                               referred to in clause (iv) are
                                               provided as requested, the rate
                                               on the particular Interest
                                               Determination Date calculated by
                                               the Calculation Agent as a yield
                                               to maturity based on the
                                               arithmetic mean of the secondary
                                               market bid prices as of
                                               approximately 3:30 P.M., New York
                                               City time, on that Interest
                                               Determination Date of three
                                               Reference Dealers selected by the
                                               Calculation Agent from five
                                               Reference Dealers selected by the
                                               Calculation Agent and eliminating
                                               the highest quotation or, in the
                                               event of equality, one of the
                                               highest and the lowest quotation
                                               or, in the event of equality, one
                                               of the lowest, for United States
                                               Treasury securities with an
                                               original maturity greater than
                                               the particular Index Maturity, a
                                               remaining term to maturity
                                               closest to that Index Maturity
                                               and in a principal amount that is
                                               representative for a single
                                               transaction in the securities in
                                               that market at that time; or

                                       vii.    if fewer than five but more than
                                               two prices referred to in clause
                                               (vi) are provided as requested,
                                               the rate on the particular
                                               Interest Determination Date
                                               calculated by the Calculation
                                               Agent based on the arithmetic
                                               mean of the bid prices obtained
                                               and neither the highest nor the
                                               lowest of the quotations will be
                                               eliminated; or

                                       viii.   if fewer than three prices
                                               referred to in clause (vi) are
                                               provided as requested, the

                                     A-3-16

                                               CMT Rate in effect on the
                                               particular Interest Determination
                                               Date; provided that if no CMT
                                               Rate is then in effect, the
                                               interest rate for the next
                                               Interest Reset Period will be the
                                               Initial Interest Rate; or

                                    (B) if CMT Moneyline Telerate Page 7052 is
                           specified on the face hereof:

                                       i.      the percentage equal to the
                                               one-week or one-month, as
                                               specified on the face hereof,
                                               average yield for United States
                                               Treasury securities at "constant
                                               maturity" having the Index
                                               Maturity specified on the face
                                               hereof as published in H.15(519)
                                               opposite the caption "Treasury
                                               Constant Maturities", as the
                                               yield is displayed on Moneyline
                                               Telerate (or any successor
                                               service) (on page 7052 or any
                                               other page as may replace the
                                               specified page on that service)
                                               ("MONEYLINE TELERATE PAGE 7052"),
                                               for the week or month, as
                                               applicable, ended immediately
                                               preceding the week or month, as
                                               applicable, in which the
                                               particular Interest Determination
                                               Date falls; or

                                       ii.     if the rate referred to in clause
                                               (i) does not so appear on
                                               Moneyline Telerate Page 7052, the
                                               percentage equal to the one-week
                                               or one-month, as specified on the
                                               face hereof, average yield for
                                               United States Treasury securities
                                               at "constant maturity" having the
                                               particular Index Maturity and for
                                               the week or month, as applicable,
                                               preceding the particular Interest
                                               Determination Date as published
                                               in H.15(519) opposite the caption
                                               "Treasury Constant Maturities";
                                               or

                                       iii.    if the rate referred to in clause
                                               (ii) does not so appear in
                                               H.15(519), the one-week or
                                               one-month, as specified on the
                                               face hereof, average yield for
                                               United States Treasury securities
                                               at "constant maturity" having the
                                               particular Index Maturity as
                                               otherwise announced by the
                                               Federal Reserve Bank of New York
                                               for the week or month, as
                                               applicable, ended immediately

                                     A-3-17
                                               preceding the week or month, as
                                               applicable, in which the
                                               particular Interest Determination
                                               Date falls; or

                                       iv.     if the rate referred to in clause
                                               (iii) is not so published, the
                                               rate on the particular Interest
                                               Determination Date calculated by
                                               the Calculation Agent as a yield
                                               to maturity based on the
                                               arithmetic mean of the secondary
                                               market bid prices at
                                               approximately 3:30 P.M., New York
                                               City time, on that Interest
                                               Determination Date of three
                                               Reference Dealers selected by the
                                               Calculation Agent from five
                                               Reference Dealers selected by the
                                               Calculation Agent and eliminating
                                               the highest quotation, or, in the
                                               event of equality, one of the
                                               highest, and the lowest quotation
                                               or, in the event of equality, one
                                               of the lowest, for United States
                                               Treasury securities with an
                                               original maturity equal to the
                                               particular Index Maturity, a
                                               remaining term to maturity no
                                               more than one year shorter than
                                               that Index Maturity and in a
                                               principal amount that is
                                               representative for a single
                                               transaction in the securities in
                                               that market at that time; or

                                       v.      if fewer than five but more than
                                               two of the prices referred to in
                                               clause (iv) are provided as
                                               requested, the rate on the
                                               particular Interest Determination
                                               Date calculated by the
                                               Calculation Agent based on the
                                               arithmetic mean of the bid prices
                                               obtained and neither the highest
                                               nor the lowest of the quotations
                                               shall be eliminated; or

                                       vi.     if fewer than three prices
                                               referred to in clause (iv) are
                                               provided as requested, the rate
                                               on the particular Interest
                                               Determination Date calculated by
                                               the Calculation Agent as a yield
                                               to maturity based on the
                                               arithmetic mean of the secondary
                                               market bid prices as of
                                               approximately 3:30 P.M., New York
                                               City time, on that Interest
                                               Determination Date of three
                                               Reference Dealers selected by the
                                               Calculation Agent from five

                                     A-3-18

                                               Reference Dealers selected by the
                                               Calculation Agent and eliminating
                                               the highest quotation or, in the
                                               event of equality, one of the
                                               highest and the lowest quotation
                                               or, in the event of equality, one
                                               of the lowest, for United States
                                               Treasury securities with an
                                               original maturity greater than
                                               the particular Index Maturity, a
                                               remaining term to maturity
                                               closest to that Index Maturity
                                               and in a principal amount that is
                                               representative for a single
                                               transaction in the securities in
                                               that market at the time; or

                                       vii.    if fewer than five but more than
                                               two prices referred to in clause
                                               (vi) are provided as requested,
                                               the rate on the particular
                                               Interest Determination Date
                                               calculated by the Calculation
                                               Agent based on the arithmetic
                                               mean of the bid prices obtained
                                               and neither the highest nor the
                                               lowest of the quotations will be
                                               eliminated; or

                                       viii.   if fewer than three prices
                                               referred to in clause (vi) are
                                               provided as requested, the CMT
                                               Rate in effect on that Interest
                                               Determination Date; provided that
                                               if no CMT Rate is then in effect,
                                               the interest rate for the next
                                               Interest Reset Period will be the
                                               Initial Interest Rate.

                                       If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

                                    (3) COMMERCIAL PAPER RATE NOTES. If the
                           Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed a "Commercial Paper Rate Note." Unless otherwise specified on the face hereof, "COMMERCIAL PAPER RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                     A-3-19

                                             (A) the Money Market Yield (as
                                    defined below) on the particular Interest
                                    Determination Date of the rate for
                                    commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper--Nonfinancial"; or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial"; or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

                                             (D) if the dealers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (C), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                           "MONEY MARKET YIELD" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                   D x 360
                           Money Market Yield = ------------- x 100
                                                360 - (D x M)

                                     A-3-20
                           where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                                    (4) FEDERAL FUNDS RATE NOTES. If the
                           Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed a "FEDERAL FUNDS RATE NOTE." Unless otherwise specified on the face hereof, "Federal Funds Rate" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate on the particular
                                    Interest Determination Date for United
                                    States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("MONEYLINE TELERATE PAGE 120"); or

                                             (B) if the rate referred to in
                                    clause (A) does not so appear on Moneyline
                                    Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

                                             (D) if the brokers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (C), the Federal Funds Rate in effect on the particular Interest

                                     A-3-21

                                    Determination Date; provided that if no
                                    Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                                    (5) LIBOR NOTES. If the Interest Rate Basis
                           is LIBOR, this Note shall be deemed a "LIBOR NOTE." Unless otherwise specified on the face hereof, "LIBOR" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) if "LIBOR Moneyline Telerate"
                                    is specified on the face hereof or if
                                    neither "LIBOR Reuters" nor "LIBOR Moneyline
                                    Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                             (B) if "LIBOR Reuters" is specified
                                    on the face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                             (C) if fewer than two offered rates
                                    appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (A) or (B), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the purchasing agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that

                                     A-3-22

                                    Interest Determination Date and in a
                                    principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                             (D) if fewer than two offered
                                    quotations referred to in clause (C) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                             (E) if the banks so selected by the
                                    Calculation Agent are not quoting as
                                    mentioned in clause (D), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                           "LIBOR CURRENCY" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.

                           "LIBOR PAGE" means either: (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), or if no such page is specified, on the Moneyline Telerate (or any successor service) page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                                     A-3-23

                                    (6) PRIME RATE NOTES. If the Interest Rate
                           Basis is the Prime Rate, this Note shall be deemed a "PRIME RATE NOTE." Unless otherwise specified on the face hereof, "PRIME RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate on the particular
                                    Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in
                                    H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

                                             (D) if fewer than four rates
                                    referred to in clause (C) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent on the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in The City of New York selected by the Calculation Agent; or

                                             (E) if the banks so selected by the
                                    Calculation Agent are not quoting as
                                    mentioned in clause (D), the Prime Rate in effect on the particular Interest

                                     A-3-24

                                    Determination Date; provided that if no
                                    Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                           "REUTERS SCREEN US PRIME 1 PAGE" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                                    (7) TREASURY RATE NOTES. If the Interest
                           Rate Basis is the Treasury Rate, this Note shall be deemed a "TREASURY RATE NOTE." Unless otherwise specified on the face hereof, "TREASURY RATE" means, from the Issuance Date to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

                                             (A) the rate from the auction held
                                    on the Interest Determination Date (the
                                    "AUCTION") of direct obligations of the
                                    United States ("TREASURY BILLS") having the
                                    Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("MONEYLINE TELERATE PAGE 56") or page 57 (or any other page as may replace that page on that service) ("MONEYLINE TELERATE PAGE 57"); or

                                             (B) if the rate referred to in
                                    clause (A) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in
                                    H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

                                             (C) if the rate referred to in
                                    clause (B) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

                                             (D) if the rate referred to in
                                    clause (C) is not so announced by the United
                                    States Department of the

                                     A-3-25

                                    Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury
                                    Bills/Secondary Market"; or

                                             (E) if the rate referred to in
                                    clause (D) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
                                    H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                                             (F) if the rate referred to in
                                    clause (E) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

                                             (G) if the dealers so selected by
                                    the Calculation Agent are not quoting as mentioned in clause (F), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                           "BOND EQUIVALENT YIELD" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                       D x N
                           Bond Equivalent Yield = ------------- x 100
                                                   360 - (D x M)

                           where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal,

                                     A-3-26

                           "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         (c) DISCOUNT NOTES. If this Note is specified on the face hereof as a "Discount Note":

                  (i) PRINCIPAL AND INTEREST. This Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "DISCOUNT".

                  (ii) REDEMPTION; REPAYMENT; ACCELERATION. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date ("AMORTIZED FACE AMOUNT"). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the "INITIAL PERIOD") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

         Section 4. REDEMPTION. If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture. If a redemption right is set forth on the face of this Note, the Trust shall redeem this Note on the Interest Payment Date on or after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Hartford Life Insurance Company ("HARTFORD LIFE") (each, a "REDEMPTION DATE"), in which case this Note must be redeemed on such Redemption Date in whole or

                                     A-3-27
in part, as applicable, prior to the Stated Maturity Date, in increments equal to the Authorized Denominations (provided that any remaining Principal Amount hereof shall be at least equal to the Authorized Denomination) at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the applicable Redemption Date. "Redemption Price" shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed (or in the case of Discount Notes, multiplied as set forth in Section 3(c)(ii) above). The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Hartford Life by (B) the outstanding principal amount of the Funding Agreement. The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed. Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Section 5. SINKING FUNDS AND AMORTIZING NOTES. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund. If this Note is specified on the face hereof as an "Amortizing Note", this Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal, premium, if any, and interest will be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto. The Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table appearing in Schedule I, attached to this Note or in accordance with the formula specified on the face hereof. Payments made hereon will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.

         Section 6. REPAYMENT. If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date. If a repayment right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "REPAYMENT DATE"). On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments equal to the Authorized Denominations (provided that any remaining Principal Amount hereof shall be at least equal to the Authorized Denomination) at the option of the Holder hereof at the Repayment Price equal to the percentage of the Principal Amount to be repaid specified on the face hereof, together

                                     A-3-28
with interest thereon payable to the Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive, at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than seventy-five (75) nor less than thirty (30) days prior to a Repayment Date, shown on the face of this Note, (I) this Note with the form entitled "OPTION TO ELECT REPAYMENT", attached hereto, duly completed by the Holder or (II) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "OPTION TO ELECT REPAYMENT" duly completed, will be received by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) not later than the fifth (5th) Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) by such fifth (5th) Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Section 7. MODIFICATIONS AND WAIVERS. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

         Section 8. OBLIGATIONS UNCONDITIONAL. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and

                                     A-3-29
any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 9. EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and all other amounts payable on, the Notes may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(c) hereof.

         Section 10. WITHHOLDING; TAX EVENT. All amounts due in respect of this Note will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts to the Holder of this Note in respect of such withholding or deduction, any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem this Note and the Holder will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder's interest in this Note as equitably determined by the Trust.

         If Hartford Life will be required to pay additional amounts to the Trust to reflect any required withholding or deduction under the Funding Agreement and Hartford Life is required, or based on an opinion of independent legal counsel selected by Hartford Life more than an insubstantial risk exists that Hartford Life will be required to pay additional amounts in respect of such withholding or deduction, Hartford Life will have the right to redeem the Funding Agreement and, if Hartford Life elects to so redeem the Funding Agreement, the Trust will redeem this Note, subject to the terms and conditions of Section 2.04 of the Indenture.

         If (1) a Tax Event (defined below) as to the relevant Funding Agreement occurs and (2) Hartford Life elects to redeem the Funding Agreement in whole or in part, the Trust will redeem this Note, subject to the terms and conditions of
Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date. "TAX EVENT" means that Hartford Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated,

                                     A-3-30
issued or announced on or after the effective date of the relevant Funding Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges. "TAX EVENT REDEMPTION PRICE" means an amount equal to the unpaid principal amount of this Note to be redeemed, which shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Hartford Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

         Section 11. LISTING. Unless otherwise specified on the face hereof, this Note will not be listed on any securities exchange.

         Section 12. COLLATERAL. The Collateral for this Note includes the Funding Agreement specified on the face hereof.

         Section 13. NO RECOURSE AGAINST CERTAIN PERSONS. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

         Section 14. MISCELLANEOUS.

         (a) This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face of this Note.

         (b) Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

         (c) The Notes are being issued by means of physical distribution of Notes to be made as provided in the Indenture. The Register maintained by the Registrar will evidence ownership of the Notes, with transfers of ownership effected on the Register

                                     A-3-31
and through the Transfer Agent. Transfer of principal, premium (if any) and interest (if any) to the Holder will be the responsibility of the Paying Agent. The selection of any Notes to be redeemed or repaid will be determined by the Indenture Trustee pursuant to the Indenture.

         (d) This Note or portion hereof may not be exchanged for Global Notes. No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     A-3-32

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address of the undersigned).

         If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $______ or an integral multiple of $1,000 in excess of $______) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

                                               _________________________________
$_________________________________             NOTICE: The signature on this
Date: ____________________________________     Option to Elect Repayment must
                                               correspond with the name as
                                               written upon the face of this
                                               Note in every particular, without
                                               alteration or enlargement or any
                                               change whatever.

Principal Amount to be repaid, if amount to    Fill in for registration of Notes
be repaid is less than the Principal Amount    if to be issued otherwise than to
of this Note (Principal Amount remaining       the registered Holder:
must be an authorized denomination)

                                               Name:____________________________

$________________________
                                               Address: ________________________

                                                        ________________________
                                                        (Please print name and
                                                        address including zip
                                                        code)


SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:  __________________________________

                                     A-3-33

                                   SCHEDULE I

                          AMORTIZATION TABLE OR FORMULA

                                     A-3-34

                                Table of Contents
                                -----------------

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                                                                                                   ----

                                               ARTICLE 1

                        Definitions and Other Provisions of General Application

Section 1.01         Definitions......................................................................1
Section 1.02         Compliance Certificates and Opinions............................................13
Section 1.03         Form of Documents Delivered to Indenture Trustee................................14
Section 1.04         Acts of Holders.................................................................15
Section 1.05         Notices.........................................................................17
Section 1.06         Notice to Holders; Waiver.......................................................19
Section 1.07         Severability....................................................................20
Section 1.08         Successors and Assigns..........................................................20
Section 1.09         Benefits of Indenture...........................................................20
Section 1.10         Language of Notices.............................................................20
Section 1.11         Governing Law...................................................................20
Section 1.12         Waiver of Jury Trial............................................................21
Section 1.13         Counterparts....................................................................21
Section 1.14         Third Party Beneficiaries.......................................................21
Section 1.15         Conflict with Trust Indenture Act...............................................21

                                               ARTICLE 2

                                               The Notes

Section 2.01         Forms Generally.................................................................22
Section 2.02         No Limitation on Aggregate Principal Amount of Notes............................24
Section 2.03         Listing.........................................................................25
Section 2.04         Redemption......................................................................25
Section 2.05         Execution, Authentication and Delivery Generally................................27
Section 2.06         Registration....................................................................30
Section 2.07         Transfer........................................................................30
Section 2.08         Mutilated, Destroyed, Lost and Stolen Notes.....................................31
Section 2.09         Payment of Interest; Rights to Interest Preserved...............................32
Section 2.10         Cancellation....................................................................33
Section 2.11         Persons Deemed Owners...........................................................33
Section 2.12         Tax Treatment; Tax Returns and Reports..........................................33
Section 2.13         No Association..................................................................34

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                   Page
                                                                                                   ----

                                               ARTICLE 3

                               Covenants, Representations and Warranties

Section 3.01         Payment of Principal and any Premium, Interest and Additional Amounts...........34
Section 3.02         Collection Account..............................................................34
Section 3.03         Agreements of the Paying Agent..................................................35
Section 3.04         Maintenance of Office or Agency.................................................37
Section 3.05         Duties of the Agents............................................................38
Section 3.06         Duties of the Transfer Agent....................................................39
Section 3.07         Duties of the Registrar.........................................................40
Section 3.08         Unclaimed Monies................................................................41
Section 3.09         Protection of Collateral........................................................41
Section 3.10         Opinions as to Collateral; Annual Statement as to Compliance....................43
Section 3.11         Performance of Obligations......................................................45
Section 3.12         Existence.......................................................................45
Section 3.13         Reports; Financial Information; Notices of Defaults.............................45
Section 3.14         Payment of Taxes and Other Claims...............................................47
Section 3.15         Negative Covenants..............................................................47
Section 3.16         Non-Petition....................................................................49
Section 3.17         Title to the Collateral.........................................................50
Section 3.18         Withholding and Payment of Additional Amounts...................................50
Section 3.19         Additional Representations and Warranties.......................................52
Section 3.20         Ancillary Documents.............................................................54

                                               ARTICLE 4

                  Granting of Security Interest and Assignment for Collateral Purposes

Section 4.01         Creation........................................................................54
Section 4.02         Scope...........................................................................54
Section 4.03         Termination of Security Interest................................................56

                                               ARTICLE 5

                                Satisfaction and Discharge; Subrogation

Section 5.01         Satisfaction and Discharge of Indenture.........................................56
Section 5.02         Application of Trust Money......................................................57
Section 5.03         Repayment of Funds Held by Paying Agent.........................................57

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                   Page
                                                                                                   ----

                                               ARTICLE 6

                                         Defaults and Remedies

Section 6.01         Events of Default...............................................................58
Section 6.02         Acceleration of Maturity Date; Rescission and Annulment.........................59
Section 6.03         Collection of Indebtedness and Suits for Enforcement............................61
Section 6.04         Indenture Trustee May File Proofs of Claim......................................61
Section 6.05         Indenture Trustee May Enforce Claims Without Possession of Notes................62
Section 6.06         Application of Money Collected..................................................62
Section 6.07         Limitation on Suits.............................................................63
Section 6.08         Unconditional Rights of Holders to Receive Payments.............................64
Section 6.09         Restoration of Rights and Remedies..............................................64
Section 6.10         Rights and Remedies Cumulative..................................................64
Section 6.11         Delay or Omission Not Waiver....................................................64
Section 6.12         Control by Holders..............................................................65
Section 6.13         Waiver of Past Defaults.........................................................65
Section 6.14         Undertaking for Costs...........................................................65
Section 6.15         Waiver of Stay or Extension Laws................................................66

                                               ARTICLE 7

                                 The Indenture Trustee and Other Agents

Section 7.01         Duties of Indenture Trustee.....................................................66
Section 7.02         No Liability to Invest..........................................................68
Section 7.03         Performance Upon Default........................................................68
Section 7.04         No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar...68
Section 7.05         Notice of Default...............................................................68
Section 7.06         Rights of Indenture Trustee.....................................................69
Section 7.07         Not Responsible for Recitals or Issuance of Notes...............................71
Section 7.08         Indenture Trustee May Hold Notes................................................71
Section 7.09         Money Held in Trust.............................................................71
Section 7.10         Compensation and Reimbursement..................................................71
Section 7.11         Indenture Trustee Required Eligibility..........................................72
Section 7.12         Resignation and Removal; Appointment of Successor...............................72
Section 7.13         Acceptance of Appointment by Successor..........................................73
Section 7.14         Merger, Conversion, Consolidation or Succession to Business of Indenture
                        Trustee......................................................................74
Section 7.15         Co-Trustees and Separate Trustees...............................................74
Section 7.16         Appointment and Duties of the Calculation Agent.................................76

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                   Page
                                                                                                   ----

Section 7.17         Changes in Agents...............................................................77
Section 7.18         Limitation of Delaware Trustee Liability........................................79

                                               ARTICLE 8

                                        Supplemental Indentures

Section 8.01         Supplemental Indentures without Consent of Holders..............................79
Section 8.02         Supplemental Indenture with Consent of Holders..................................80
Section 8.03         Execution of Supplemental Indentures............................................82
Section 8.04         Effect of Supplemental Indenture................................................82
Section 8.05         Reference in Notes to Supplemental Indentures...................................82
Section 8.06         Conformity with Trust Indenture Act.............................................83
Section 8.07         Amendment of the Funding Agreement..............................................83

                                               ARTICLE 9

                                        Non-Recourse Provisions

Section 9.01         Nonrecourse Enforcement.........................................................84

                                               ARTICLE 10

                                      Meetings of Holders of Notes

Section 10.01        Purposes for Which Meetings May Be Called.......................................85
Section 10.02        Call, Notice and Place of Meetings..............................................85
Section 10.03        Persons Entitled to Vote at Meetings............................................86
Section 10.04        Quorum; Action..................................................................86
Section 10.05        Determination of Voting Rights; Conduct and Adjournment of Meetings.............87
Section 10.06        Counting Votes and Recording Action of Meetings.................................88

                                               ARTICLE 11

                                      Notes in Foreign Currencies

Section 11.01        Notes in Foreign Currencies.....................................................88

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                   Page
                                                                                                   ----

Exhibit A-1 Form of Retail Note                                                                   A-1-1

Exhibit A-2 Form of Institutional Global Note                                                     A-2-1

Exhibit A-3 Form of Institutional Definitive Note                                                 A-3-1

                         Reconciliation and tie between
             Trust Indenture Act of 1939 (the "Trust Indenture Act")
                                  and Indenture



Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------

Section 310(a)..............................................................7.11

(b).........................................................................7.11

Section 311(a)..............................................................7.08

Section 312(a)..............................................................3.13

(b).........................................................................3.13

(c).........................................................................3.13

Section 313(a)..............................................................3.13

(b).........................................................................3.13

(c).........................................................................3.13

(d).........................................................................3.13

Section 314(a)..............................................................3.10

(b).........................................................................3.10

(c).........................................................................3.10

(d).........................................................................3.10

(e)...................................................................1.03, 3.10

Section 315(c)..............................................................7.01

Section 316(a)(1)(A)..................................................6.02, 6.12

(a)(1)(B)...................................................................6.13

(b).........................................................................6.08

(c).........................................................................1.04

Section 317(a)(1)...........................................................6.03

(a)(2)......................................................................6.04

(b).........................................................................3.03

Section 318(a)..............................................................1.14

(c).........................................................................1.14

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

                                       ii